UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BMP SUNSTONE CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, $.001 Par Value

(2)	Aggregate number of securities to which transaction applies:

54,125,546 shares of Common Stock (includes 43,385,171 shares outstanding, 3,365,375 shares of Common Stock underlying options and warrants, 7,375,000 shares of Common Stock underlying outstanding convertible notes.)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 43,385,171 shares of Common Stock, multiplied by $10.00 per share; (B) 2,709,688 shares of Common Stock underlying options multiplied by $5.62 (which is the difference between $10.00 and the weighted average exercise price of $4.38 per share); (C) 655,687 shares of Common Stock underlying warrants multiplied by $2.17 (which is the difference between $10.00 and the weighted average exercise price of $7.83 per share); (D) 7,375,000 shares of Common Stock underlying outstanding convertible notes multiplied by $10.00. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.000071300 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $524,245,600

(5)	Total fee paid: $37,379

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Preliminary Copy: The information in this proxy statement is not complete and may be changed.

Subject to completion. Material dated November 24, 2010.

December     , 2010

To Our Stockholders:

You are cordially invited to attend the special meeting of the stockholders of BMP Sunstone Corporation, a Delaware corporation, which we refer to as the “Company,” which will be held at the offices of Morgan, Lewis & Bockius LLP at 1701 Market Street, Philadelphia, Pennsylvania 19103, on December , 2010, at 9:00 a.m, local time.

On October 28, 2010, we entered into a merger agreement providing for the acquisition of the Company by sanofi-aventis, a French société anonyme, which, together with its affiliates as the context requires, we refer to as “Sanofi.” If the acquisition is completed, you will be entitled to receive $10.00 in cash, without interest and less any required withholding taxes, for each share of the Company’s common stock you own. At the special meeting, you will be asked to adopt the merger agreement and approve the merger of a wholly owned subsidiary of Sanofi with and into the Company. As a result of the merger, the Company will become a wholly owned subsidiary of Sanofi.

Our board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the proposed merger, and has determined that the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of the holders of the Company’s common stock. Our board of directors unanimously recommends that the Company’s stockholders vote “FOR” the adoption of the merger agreement and approval of the merger.

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting. We encourage you to read the entire proxy statement carefully as it explains the proposed merger, the documents related to the merger and other related matters, including the conditions to the completion of the merger. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

Your vote is very important. The merger cannot be completed unless the merger agreement is adopted and the merger is approved by the affirmative vote of holders of at least a majority of the outstanding shares of our common stock entitled to vote. If you fail to vote on the adoption of the merger agreement and approval of the merger, the effect will be the same as a vote against the adoption of the merger agreement and approval of the merger.

Please do not send your common stock certificates to us at this time. If the merger is completed, you will be sent instructions regarding surrender of your certificates. Whether or not you plan to attend the special meeting, it is important that your shares be represented. Accordingly, we urge you to vote, by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States, or you may vote through the Internet or by telephone as directed on the enclosed proxy card. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of the proxy cards.

If you are a stockholder of record of the Company, voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

We look forward to seeing you at the special meeting.

Sincerely,

Martyn D. Greenacre
Chairman of the Board of Directors

December     , 2010

600 W. Germantown Pike, Suite 400

Plymouth Meeting, Pennsylvania 19462

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER     , 2010

A special meeting of the stockholders of BMP Sunstone Corporation, a Delaware corporation, which we refer to as the “Company,” will be held at the offices of Morgan, Lewis & Bockius LLP at 1701 Market Street, Philadelphia, Pennsylvania 19103, on December     , 2010, at 9:00 a.m, local time, for the following purposes:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 28, 2010, as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 22, 2010, which we refer to together as the “merger agreement,” by and among the Company, sanofi-aventis, a French société anonyme, which, together with its affiliates as the context requires, we refer to as “Sanofi,” and Star 2010, Inc., a Delaware corporation and a wholly owned subsidiary of Sanofi, which we refer to as “Merger Sub,” and approve the merger of Merger Sub, with and into the Company, with the Company continuing as the surviving corporation, as a result of which, among other things, each share of common stock of the Company outstanding immediately prior to the effective time of the merger (other than shares held by Sanofi, Merger Sub, the Company or its subsidiaries and by stockholders, if any, who validly perfect their dissenters’ rights under Delaware law) will be converted into the right to receive $10.00 in cash, without interest and less any required withholding taxes.

2. To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger referred to in Item 1.

3. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Your vote is important, regardless of the number of shares of stock that you own. The adoption of the merger agreement and approval of the merger require the affirmative vote of the holders of a majority of the outstanding shares of our common stock that are entitled to vote at the special meeting. The proposal to adjourn the meeting to solicit additional proxies requires the affirmative vote of the holders of a majority of our common stock present and entitled to vote at the special meeting, whether or not a quorum is present.

Only holders of record of shares of our common stock at the close of business on November , 2010, the record date for the special meeting, are entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement of the meeting. All stockholders of record are cordially invited to attend the special meeting in person.

We urge you to read the entire proxy statement carefully. Whether or not you plan to attend the special meeting, please vote by promptly completing the enclosed proxy card and then signing, dating and returning it in the postage-prepaid (if mailed in the United States) envelope provided so that your shares may be represented at the special meeting. Alternatively, you may vote your shares of stock through the Internet or by telephone, as indicated on the proxy card. Prior to the vote, you may revoke your proxy in the manner described in the proxy statement. Your failure to vote will have the same effect as a vote against the adoption of the merger agreement and the approval of the merger.

Stockholders who do not vote in favor of the adoption of the merger agreement and the approval of the merger will have the right to seek appraisal of the fair value of their shares of our common stock if the merger is completed, but only if they perfect their appraisal rights by complying with all of the required procedures under Delaware law, which are summarized in the accompanying proxy statement.

By Order of the Board of Directors,

Martyn D. Greenacre
Chairman of the Board of Directors

December     , 2010

i

(continued)

Page

INTELLECTUAL PROPERTY TRANSFER AGREEMENT	66

PROJECTED FINANCIAL INFORMATION	66

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS	67

MARKETS AND MARKET PRICE	68

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	69

FUTURE STOCKHOLDER PROPOSALS	71

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION	71

APPENDIX A AGREEMENT AND PLAN OF MERGER AND FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

APPENDIX B OPINION OF STEPHENS INC.

APPENDIX C OPINION OF PHILADELPHIA BROKERAGE CORPORATION

APPENDIX D SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

APPENDIX E STOCKHOLDER SUPPORT AGREEMENT

ii

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its appendices and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See “Where Stockholders Can Find More Information.”

In this proxy statement, the terms “we,” “us,” “our,” “BMP Sunstone” and the “Company” refer to BMP Sunstone Corporation and, where appropriate, its subsidiaries. We refer to sanofi-aventis, together with its affiliates as the context requires, as “Sanofi,” Star 2010, Inc. as “Merger Sub,” Morgan, Lewis & Bockius LLP as “Morgan Lewis,” Stephens Inc. as “Stephens,” and Philadelphia Brokerage Corp. as “PBC.” We refer to the United States as “U.S.”

•    The Parties to the Merger (page 12)

The parties to the merger agreement are Sanofi, the Company and Merger Sub. For a description of the parties to the merger agreement, see “Parties Involved in the Proposed Transaction” beginning on page 12.

•    The Proposed Transaction (page 16)

The proposed transaction is the acquisition of the Company by Sanofi under the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of October 28, 2010, by and among the Company, Sanofi and Merger Sub. We refer to the Agreement and Plan of Merger in this proxy statement as the “merger agreement.” The acquisition will be effected by the merger of Merger Sub, a wholly owned subsidiary of Sanofi, with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of Sanofi. We refer to the proposed merger of Merger Sub into the Company as the “merger.” At the effective time of the merger, each issued and outstanding share of our common stock, other than shares held by Sanofi, Merger Sub, the Company or any of its direct or indirect subsidiaries and shares held by stockholders, if any, who validly perfect their dissenters’ rights under the Delaware General Corporation Law, which we refer to as the “DGCL,” will be converted into the right to receive $10.00 in cash, without interest and less any required withholding taxes, which we refer to in this proxy statement as the “merger consideration.” The total merger consideration that is expected to be paid in the merger is approximately $520.6 million on a fully diluted basis.

The parties currently expect to complete the merger towards the end of the fourth quarter of 2010 or in the first quarter of 2011, subject to satisfaction of the conditions described under “Terms of the Merger Agreement—Conditions to the Merger” beginning on page 61.

•    The Special Meeting (page 13)

Date, Time, Place and Purpose (page 13). The special meeting will be held on December , 2010, at 9:00 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP at 1701 Market Street, Philadelphia, Pennsylvania 19103. At the special meeting, you will be asked to consider and vote upon proposals to:

(i) adopt the merger agreement and approve the merger;

(ii) adjourn the special meeting, if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger; and

(iii) transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date and Voting (page 13). Only stockholders who hold shares of our common stock at the close of business on November     , 2010, the record date for the special meeting, will be entitled to vote at the special meeting. Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to stockholders for approval at the special meeting. As of the record date, there were shares of our common stock outstanding.

Vote Required (page 13). The adoption of the merger agreement and approval of the merger require the affirmative vote of at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Approval of the meeting adjournment proposal requires the affirmative vote of the holders of a majority of the voting power present and entitled to vote at the special meeting, whether or not a quorum is present.

Voting and Proxies (page 14). For us to complete the merger, holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting must vote “FOR” the adoption of the merger agreement and approval of the merger. The proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, requires the approval of holders of a majority of our common stock present in person or by proxy at the special meeting and entitled to vote on the matter, whether or not a quorum is present. Because adoption of the merger agreement and approval of the merger requires the affirmative vote of the majority of the shares of the Company’s common stock outstanding on the record date, failures to vote, abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” adoption of the merger agreement.

Revocability of Proxies (page 14). You may revoke or change your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you have not voted through your broker, bank or other nominee because you are the registered stockholder, you may revoke or change your proxy before it is voted by: (i) filing a notice of revocation, which is dated a later date than your proxy, with the Company’s Secretary at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462; (ii) submitting a duly executed proxy bearing a later date; (iii) if you voted by telephone or the Internet, by voting a second time by telephone or Internet, but not later than 11:59 p.m. (Eastern Time) on , 2010, if the special meeting is adjourned or postponed, on the date before the meeting date; or (iv) by attending the special meeting and voting in person (simply attending the meeting will not constitute revocation of a proxy; you must vote in person at the meeting).

Share Ownership of Directors and Executive Officers (page 14). As of November 22, 2010, our directors and executive officers beneficially owned and are entitled to vote approximately 22% of our outstanding shares on a fully-diluted basis (17% on an undiluted basis). Under the terms of the Stockholder Support Agreement, dated as of October 28, 2010, by and among Sanofi, our directors and our executive officers, the parties to the agreement agreed to vote all of their shares of common stock “FOR” the adoption of the merger agreement and approval of the merger.

•    Treatment of Options and Warrants (page 52)

Each option to acquire shares of our common stock that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled as of the effective time of the merger in exchange for a cash payment equal to $10.00 times the number of shares subject to the option, less the aggregate exercise price of the option and any required withholding taxes.

Each warrant to acquire shares of our common stock that is outstanding immediately prior to the effective time of the merger will be cancelled as of the effective time of the merger in exchange for a cash payment equal to $10.00 times the number of shares subject to the warrant, less the aggregate exercise price of the warrant and any required withholding taxes.

•    Recommendation of our Board of Directors and Reasons for the Merger (page 24)

Our board of directors (i) determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to, advisable and in the best interest of the Company and its stockholders; (ii) approved and adopted the merger agreement and the transactions contemplated thereby, including the merger; (iii) directed that the merger agreement be submitted to the Company’s stockholders for adoption and approval; (iv) recommends that our stockholders vote “FOR” adoption of the merger agreement and approval of the merger, and (v) recommends that the holders of our common stock vote “FOR” the approval of any proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies in the event that there are not sufficient votes in favor of adoption of the merger agreement and approval of the merger at the time of the special meeting.

For a discussion of the material factors considered by our board of directors in reaching their conclusions, see “The Merger—Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 24.

•    Opinion of Stephens (page 27)

In connection with the merger, our board of directors received an opinion from the Company’s financial advisor, Stephens, that as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the merger consideration provided for in the merger agreement was fair, from a financial point of view, to our stockholders. The full text of the written opinion of Stephens, dated October 28, 2010, is attached to this proxy statement as Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Stephens’ opinion was provided to our board of directors in its evaluation of the merger consideration from a financial point of view, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger.

Other details of the Company’s arrangement with Stephens are described under “The Merger—Opinion of Stephens” beginning on page 27.

•    Opinion of Philadelphia Brokerage Corporation (page 32)

In connection with the merger, our board of directors also received an opinion from the Company’s financial advisor, PBC, that as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the merger consideration provided for in the merger agreement was fair, from a financial point of view, to our stockholders. The full text of the written opinion of PBC, dated October 28, 2010, is attached to this proxy statement as Appendix C. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. PBC’s opinion was provided to our board of directors in its evaluation of the merger consideration from a financial point of view, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger.

Other details of the Company’s arrangement with PBC are described under “The Merger—Opinion of PBC” beginning on page 32.

•    Interests of Our Directors and Executive Officers in the Merger (page 41)

In considering the recommendation of our board of directors, you should be aware that our directors and executive officers have interests in the merger that are different from or in addition to your interests as a stockholder and that may present actual or potential conflicts of interest. Our board of directors was aware of these interests and considered that such interests may be different from or in addition to the interests of our stockholders generally, among other matters, in approving the merger agreement and the transactions contemplated thereby, including the merger, and in determining to recommend that our stockholders vote for adoption of the merger agreement and approval of the merger. You should consider these and other interests of our directors and executive officers that are described in this proxy statement.

•    No Solicitation of Proposals (page 58)

In the merger agreement, we have agreed that we will not:

•

solicit, initiate or encourage, or take any other action to facilitate, any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes, or may reasonably be expected to constitute, any acquisition proposal from any third person or group;

•

enter into, maintain, participate in or continue any discussions or negotiations regarding, or furnish to any person any nonpublic information in furtherance of such inquiries or to obtain or with respect to, any proposal that constitutes, or may reasonably be expected to constitute, an acquisition proposal from any third person or group, or in response to any inquiries or proposals that may reasonably be expected to lead to any acquisition proposal from any third person or group; or

•	agree to approve, endorse or recommend any acquisition proposal from any third person or group.

Notwithstanding these restrictions, the merger agreement provides that if we receive an unsolicited acquisition proposal from a third party before the stockholder vote, that our board of directors reasonably believes is, or will lead to, a superior proposal, the Company may participate in discussions or negotiations regarding such acquisition proposal and furnish non-public information to third parties in connection with such acquisition proposal, provided that we and such third party enter into a confidentiality agreement meeting certain requirements and that we provide advance notice to Sanofi in accordance with the merger agreement.

If we receive a superior proposal, we may enter into an acquisition agreement with respect to the proposal provided that our board of directors believes it is a superior proposal.

•    Conditions to the Completion of the Merger (page 61)

Our obligations and the obligations of Sanofi to consummate the merger are subject to the satisfaction or waiver at or before the effective time of the merger of the following conditions:

•	adoption of the merger agreement and approval of the merger by our stockholders;

•

no injunction, restraint or prohibition by any governmental entity or other tribunal of competent jurisdiction which prohibits the consummation of the merger shall have been entered and continue to be in effect;

•

the People’s Republic of China’s, which we refer to as the “PRC,” Ministry of Commerce shall have issued a decision approving the merger under the PRC Anti-Monopoly Law and all applicable waiting and other time periods under other applicable foreign, federal antitrust, competition or fair trade laws or applicable laws, shall have expired, lapsed or been terminated (as appropriate) and all regulatory clearances in any relevant jurisdiction shall have been obtained; and

•

the parties shall have performed in all material respects their respective obligations required to be performed by them at or prior to the effective time of the merger and, subject to certain exceptions, the representations and warranties of each party shall be true and correct when made and as of the effective time of the merger, except where the failure to be so true and correct individually or in the aggregate has not had and would not reasonably be expected to have a material adverse effect on such party.

•    How the Merger Agreement May Be Terminated (page 63)

We and Sanofi may mutually agree to terminate the merger agreement at any time upon the mutual written consent of the parties. Other circumstances under which the Company or Sanofi may terminate the merger agreement are described under “Terms of the Merger Agreement—Termination of the Merger Agreement” beginning on page 63. Under certain circumstances resulting in the termination of the merger agreement, we will be required to pay a termination fee of $20,800,000 to Sanofi.

•    U.S. Tax Considerations For Stockholders (page 45)

Generally, the merger will be taxable to our stockholders who are U.S. holders for U.S. federal income tax purposes. A U.S. holder of our common stock receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in our common stock surrendered. A non-U.S. holder of our common stock generally will not be subject to U.S. federal income tax on any gain realized, subject to certain exceptions. You should consult your own tax advisor for a full understanding of how the merger will affect your particular tax consequences.

•    Dissenters’ Rights of Appraisal (page 48)

Under Delaware law, if you take certain specific actions and/or refrain from taking other certain specific actions, you are entitled to appraisal rights in connection with the merger. You will have the right, under and in full compliance with Delaware law, to have the fair value of your shares of our common stock determined by the Court of Chancery of the State of Delaware. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise your appraisal rights you must:

•

send a timely written demand to us at the address set forth on page 72 of this proxy statement for appraisal in compliance with Delaware law, which demand must be delivered to us before the stockholder vote to approve the merger set forth in this proxy statement;

•	not vote in favor of the merger agreement; and

•	continuously hold your common stock, from the date you make the demand for appraisal through the closing of the merger.

Merely voting against the merger agreement will not protect your rights to an appraisal, which requires all the steps provided under Delaware law. Requirements under Delaware law for exercising appraisal rights are described in further detail beginning on page 48. The relevant section of Delaware law, Section 262 of the DGCL, regarding appraisal rights is reproduced and attached as Appendix D to this proxy statement.

If you vote for the merger agreement, you will waive your rights to seek appraisal of your shares of our common stock under Delaware law. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of our common stock. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. See “Where Stockholders Can Find More Information” beginning on page 71.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the Company by Sanofi pursuant to the merger agreement. Once the merger agreement has been adopted by our stockholders and other closing conditions under the merger agreement have been satisfied or waived, Merger Sub, a wholly owned subsidiary of Sanofi, will merge with and into the Company. The Company will be the surviving corporation and become a wholly owned subsidiary of Sanofi.

Q:	What will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $10.00 in cash, without interest and less any required withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will be entitled to receive $1,000 in cash in exchange for your shares of common stock, less any required withholding taxes. You will not be entitled to receive shares in the surviving corporation.

Q:	When and where is the special meeting?

A:	The special meeting of our stockholders will be held at the offices of Morgan, Lewis & Bockius LLP at 1701 Market Street, Philadelphia, Pennsylvania 19103, on December , 2010, at 9:00 a.m., local time.

Q:	What matters am I entitled to vote on at the special meeting?

A:	You are entitled to vote:

•	“for” or “against” the adoption of the merger agreement and the approval of the merger;

•

“for” or “against” the adjournment of the meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement and approve the merger; and

•	on such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Q:	How does the Company’s board of directors recommend that I vote on the proposals?

A:	Our board of directors recommends that you vote:

•	“FOR” the proposal to adopt the merger agreement and approve the merger; and

•	“FOR” adjournment of the meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

You should read “The Merger—Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 24 for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the merger agreement. See also “The Merger—Interests of Directors and Executive Officers in the Merger” beginning on page 41.

Q:	What vote of stockholders is required to approve the merger agreement?

A:	For us to complete the merger, stockholders as of the close of business on the record date for the special meeting holding a majority of the outstanding shares of our common stock entitled to vote at the special meeting must vote “FOR” the adoption of the merger agreement and approve the merger.

Q:	What vote of stockholders is required to adjourn the meeting, if necessary or appropriate to solicit additional proxies at the special meeting?

A:	The proposal to adjourn the meeting, if necessary or appropriate to solicit additional proxies, requires the approval of holders of a majority of our common stock present, in person or by proxy, at the special meeting and entitled to vote on the matter, whether or not a quorum is present.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on November , 2010, the record date for this solicitation, are entitled to receive notice of, attend and to vote at the special meeting. On the record date, approximately shares of our common stock, held by approximately stockholders of record, were outstanding and entitled to vote. You may vote all shares you owned as of the record date. You are entitled to one vote per share.

Q:	What does it mean if I get more than one proxy card?

A:	If you have shares of our common stock that are registered differently or are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Q:	How do I vote without attending the special meeting?

A:	If you are a registered stockholder (that is, if you hold shares of our common stock in certificated form), you may submit your proxy and vote your shares by returning the enclosed proxy card, marked, signed and dated, in the postage-paid envelope provided, or by telephone or through the Internet by following the instructions included with the enclosed proxy card.

If you hold your shares through a broker, bank or other nominee, which we refer to in this proxy statement as holding shares in “street name,” you should follow the separate voting instructions provided by the broker, bank or other nominee with the proxy statement. If you do not instruct your broker, bank or other nominee regarding the voting of your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the adoption of the merger agreement and approval of the merger.

Q:	How do I vote in person at the special meeting?

A:	If you are a stockholder of record of the Company, which we refer to in this proxy statement as a “registered stockholder,” you may attend the special meeting and vote your shares in person at the meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

If you hold your shares in “street name,” you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominees giving you the right to vote the shares. To do this, you should contact your broker, bank or nominee.

Q:	Can I change my vote?

A:	You may revoke or change your proxy at any time before it is voted, except as otherwise described below. If you have not voted through your broker, bank or other nominee because you are the registered stockholder, you may revoke or change your proxy before it is voted by:

•	filing a notice of revocation, which is dated a later date than your proxy, with the Company’s Secretary;

•	submitting a duly executed proxy bearing a later date;

•

submitting a new proxy by telephone or through the Internet at a later time, but not later than 11:59 p.m. (Eastern Time) on                     , 2010, or if the special meeting is adjourned or postponed, on the date before the meeting date; or

•	voting in person at the special meeting.

Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in “street name,” you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies. If your broker, bank or other nominee allows you to submit voting instructions by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my nominee vote my shares for me?

A:	Yes, but only if you provide voting instructions to your broker, bank or other nominee. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. If you do not provide voting instructions, your shares will not be voted and the effect will be the same as a vote “AGAINST” adoption of the merger agreement and approval of the merger.

Q:	Is it important for me to vote?

A:	Yes, since we cannot complete the merger without the affirmative vote of the majority of the holders of the shares of our common stock that are entitled to vote at the special meeting, your failure to vote will have the same effect as a vote “AGAINST” the adoption of the merger agreement and approval of the merger.

Q:	What happens if I return my proxy card but I do not indicate how to vote?

A:	If you properly return your proxy card, but do not include instructions on how to vote, your shares of our common stock will be voted “FOR” the approval of the merger agreement and “FOR” the approval of the meeting adjournment proposal. Our management does not currently intend to bring any other proposals to the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card will have the authority to vote the shares represented by duly executed proxies in their discretion.

Q:	What happens if I abstain from voting on a proposal?

A:	If you return your proxy card with instructions to abstain from voting on either proposal, your shares will be counted for determining whether a quorum is present at the special meeting. An abstention with respect to either proposal has the legal effect of a vote “AGAINST” the proposal to adopt the merger agreement and approve the merger.

Q:	What happens if I do not return a proxy card or otherwise do not vote?

A:

Your failure to return a proxy card or otherwise vote will mean that your shares will not be counted toward determining whether a quorum is present at the special meeting and will have the legal effect of a vote

“AGAINST” the proposal to adopt the merger agreement and approve the merger. Such failure will have no legal effect with respect to the vote on the meeting adjournment proposal.

Q:	Will I have appraisal rights as a result of the merger?

A:	Yes, but only if you comply with the specific requirements of Delaware law. A copy of the applicable Delaware statutory provision is included as Appendix D to this proxy statement and a summary of this provision can be found under “The Merger—Dissenters’ Rights of Appraisal” beginning on page 48 of this proxy statement. You will only be entitled to appraisal rights if you do not vote in favor of the merger and you comply fully with certain other requirements of Delaware law, including submitting a notice of your intention to seek appraisal prior to the special meeting.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $10.00 per share in cash, without interest and less any required withholding taxes, to be received by our stockholders in the merger.

Q:	If the merger is completed, how will I receive the cash for my shares?

A:	If the merger is completed, you will receive a letter of transmittal with instructions on how to send your stock certificates to the exchange agent in connection with the merger. You will receive cash for your shares from the exchange agent only after you comply with these instructions. If your shares of common stock are held for you in “street name” by your broker or other nominee, you will receive instructions from your broker or other nominee as to how to effect the surrender of your “street name” shares and receive cash for such shares.

Q:	Should I send in my stock certificates now?

A:	No. Assuming the merger is completed, you will receive a letter of transmittal shortly thereafter with instructions informing you how to send your share certificates to the exchange agent in order to receive the merger consideration, without interest and less any applicable withholding tax. You should use the letter of transmittal to exchange your stock certificates for the merger consideration that you are entitled to receive as a result of the merger. Do not send any stock certificates with your proxy.

Q:	When do you expect the merger to be completed?

A:	We currently expect to complete the merger as promptly as practicable after stockholder approval is obtained and after all of the conditions to the merger have been satisfied or, to the extent legally permitted, waived. Such conditions include the receipt of regulatory approval from the Ministry of Commerce of the PRC. However, we cannot assure you that all conditions to the merger will be satisfied, or, if satisfied, as to the date by which they will be satisfied. The merger agreement provides that, with certain exceptions, either party may terminate the merger if it is not completed on or before April 28, 2011, the end date provided in the merger agreement.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger or the special meeting, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact , at . If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that are not historical facts and that are considered “forward-looking” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other words or expressions of similar meaning, may identify forward-looking statements. These forward-looking statements, include without limitation, those relating to future actions, strategies, future performance and future financial results. Although we believe that the expectations underlying these forward-looking statements are reasonable, there are a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our filings with the Securities and Exchange Commission, which we refer to as the “SEC.” In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

•

the current market price of our common stock may reflect a market assumption that the merger will occur, and a failure to complete the merger could result in a decline in the market price of our common stock;

•	the occurrence of any event, change or other circumstances that could give rise to a termination of the merger agreement;

•	under certain circumstances, we may have to pay a termination fee to Sanofi of $20,800,000;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

•

the inability to complete the merger due to the failure to obtain regulatory approval with respect to the merger (including the failure to obtain such approval prior to April 28, 2011, the end date provided in the merger agreement);

•	the failure of the merger to close for any other reason;

•	our remedies against Sanofi with respect to certain breaches of the merger agreement may not be adequate to cover our damages;

•	the proposed transactions may disrupt current business plans and operations and there may be potential difficulties in attracting and retaining employees as a result of the announced merger;

•	due to restrictions imposed in the merger agreement, we may be unable to respond effectively to competitive pressures, industry developments and future opportunities;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally;

•	the costs, fees, expenses and charges we have, and may, incur related to the merger, whether or not the merger is completed; and

•	the matters discussed under “The Merger—Considerations Relating to the Proposed Merger” on page 39.

The foregoing sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to us is provided in our filings with the SEC available at the SEC’s web site at http://www.sec.gov, including our most recent filings on Forms 10-Q and 10-K. Investors are cautioned not to place undue reliance on these forward-looking statements. Stockholders also should understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in our SEC filings should be considered a complete statement of all potential risks and uncertainties. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement.

PARTIES INVOLVED IN THE PROPOSED TRANSACTION

BMP Sunstone

BMP Sunstone Corporation

600 W. Germantown Pike, Suite 400

Plymouth Meeting, Pennsylvania 19462

(610) 940-1675

BMP Sunstone Corporation is a specialty pharmaceutical company that is building a proprietary portfolio of branded pharmaceutical and healthcare products in the PRC. Through its subsidiary Sunstone (Tangshan) Pharmaceutical Co., Ltd., the Company manufactures leading pediatric and women’s health products sold in pharmacies throughout the PRC. The Company also markets a portfolio of products under exclusive multi-year licenses into China, primarily focused on women’s health and pediatrics, as well as provides pharmaceutical distribution services through subsidiaries in Beijing and Shanghai. The Company’s main office is in Beijing, with a U.S. office in Plymouth Meeting, Pennsylvania.

sanofi-aventis

174 Avenue de France

75635 Paris Cedex 13

France

+33 1 53 77 40 00

sanofi-aventis is a société anonyme incorporated under the laws of France. Sanofi is a diversified global healthcare leader focused on patient needs. Sanofi has six growth platforms: emerging markets, human vaccines, consumer healthcare, diabetes treatment, innovative pharmaceutical products and animal health. Sanofi is listed in Paris (EURONEXT: SAN) and in New York (NYSE: SNY). Sanofi’s website is http://en.Sanofi-aventis.com.

Star 2010, Inc.

c/o Corporation Service Company

2711 Centerville Road, Suite 400

City of Wilmington, County of New Castle

Delaware 19808

Star 2010, Inc. is a Delaware corporation, which is wholly owned by Sanofi-Aventis Europe S.A.S., a directly wholly owned subsidiary of sanofi-aventis. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon the consummation of the proposed merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation. The address of the registered office of the Merger Sub is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

THE SPECIAL MEETING

General Information

The enclosed proxy is solicited on behalf of our board of directors for use at a special meeting of stockholders to be held on December     , 2010, at 9:00 a.m., local time, or at any adjournments or postponements of the special meeting. The special meeting will be held at the offices of Morgan, Lewis & Bockius LLP at 1701 Market Street, Philadelphia, Pennsylvania 19103. The Company intends to mail this proxy statement and the accompanying proxy card on or about November     , 2010 to all stockholders entitled to vote at the special meeting.

At the special meeting, stockholders will be asked to:

1.	Consider and vote upon a proposal to adopt the merger agreement among the Company, Sanofi and Merger Sub and approve the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation, as a result of which, among other things, each share of common stock of the Company outstanding immediately prior to the effective time of the merger (other than shares held by Sanofi, Merger Sub, the Company, its subsidiaries or stockholders, if any, who validly perfect their dissenters’ rights under Delaware law) will be converted into the right to receive $10.00 in cash, without interest and less any required withholding taxes.

2.	Consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger.

The Company does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting, however, the holders of the proxies, if properly authorized, will have authority to vote on these matters in their discretion.

Record Date, Quorum and Voting Power

Stockholders of record at the close of business on November     , 2010 are entitled to notice of, and to vote at, the special meeting. On November     , 2010, the outstanding voting securities consisted of shares of the Company’s common stock. Each share of the Company’s common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A quorum of holders of our common stock must be present for the special meeting to be held. Holders of a majority of our common stock issued and outstanding and entitled to vote will constitute a quorum for the purpose of considering the proposal regarding adoption of the merger agreement and approval of the merger. If a quorum exists, then holders of a majority of the votes of the Company’s common stock present in person or represented by proxy at the special meeting may adjourn the special meeting. Alternatively, if no quorum exists, then holders of a majority of the stock present at the special meeting may adjourn the special meeting.

Vote Required for Approval

For us to complete the merger, holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting must vote “FOR” the adoption of the merger agreement and approval of the merger. The proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, requires the approval of holders of a majority of our common stock present in person or by proxy at the special meeting and entitled to vote on the matter, whether or not a quorum is present.

In order for your common stock to be included in the vote, if you are a registered stockholder (that is, if you hold one or more stock certificates for your common stock), you must submit your proxy and vote your shares by returning the enclosed proxy card, in the postage prepaid envelope provided, or by telephone or through the Internet, as indicated on the proxy card, or you may vote in person at the special meeting.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the adoption of the merger agreement and approval of the merger and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Because adoption of the merger agreement and approval of the merger requires the affirmative vote of the majority of the shares of the Company’s common stock outstanding on the record date, failures to vote, abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” adoption of the merger agreement.

Voting by Directors and Executive Officers

As of November 22, 2010, our directors and executive officers beneficially owned and are entitled to vote approximately 22% of our outstanding shares on a fully-diluted basis (17% on an undiluted basis). Under the terms of the Stockholder Support Agreement, dated as of October 28, 2010, among Sanofi, our directors and our executive officers, the parties to the agreement have agreed to vote all of their shares of the Company’s common stock “FOR” the adoption of the merger agreement and approval of the merger.

Proxies; Revocation

If you vote your shares of the Company’s common stock by returning a signed proxy card by mail, or through the Internet or by telephone as indicated on the proxy card, your shares will be voted at the special meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the adoption of the merger agreement and approval of the merger, “FOR” adjournment of the meeting, if necessary or appropriate to permit further solicitation of proxies, and, for any other matters properly brought before the special meeting for a vote, the persons named on the enclosed proxy card will have authority to vote the shares represented by duly executed proxies in their discretion.

If your shares are held in street name, you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies. If your broker, bank or other nominee allows you to submit voting instructions by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet.

You may revoke or change your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you have not voted through your broker, bank or other nominee because you are the registered stockholder, you may revoke or change your proxy before it is voted by:

•	filing a notice of revocation, which is dated a later date than your proxy, with the Company’s Secretary at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462;

•	submitting a duly executed proxy bearing a later date;

•

if you voted by telephone or the Internet, by voting a second time by telephone or Internet, but not later than 11:59 p.m. (Eastern Time) on                     , 2010, if the special meeting is adjourned or postponed, on the date before the meeting date; or

•	by attending the special meeting and voting in person (simply attending the meeting will not constitute revocation of a proxy; you must vote in person at the meeting).

The Company does not expect that any matter other than the proposal to adopt the merger agreement and approve the merger and, if necessary or appropriate, the proposal to adjourn the special meeting will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons named on the enclosed proxy card will have authority to vote the shares represented by duly executed proxies in their discretion.

Please do NOT send in your share certificates with your proxy card. If the merger is completed, stockholders will be mailed a transmittal form following the completion of the merger with instructions for use in effecting the surrender of certificates in exchange for the merger consideration.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than an announcement made at the special meeting, if the adjournment is not for more than 30 days. If a quorum exists, then holders of a majority of the votes of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter may adjourn the special meeting. Alternatively, if no quorum exists, then holders of a majority of the stock present at the special meeting in person or represented by proxy may adjourn the special meeting. Any signed proxies received by the Company will be voted in favor of an adjournment in these circumstances, although a proxy voted “AGAINST” the proposal for the adjournment of the special meeting will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. Stockholders who have already sent in their proxies may revoke them prior to their use at the reconvened special meeting following such adjournment in the manner described above. Broker non-votes, if any, will not have any effect on the vote for the adjournment of the special meeting, and abstentions, if any, will have the same effect as a vote “AGAINST” the adjournment of the special meeting.

The Proxy Solicitation

The board of directors of the Company is soliciting proxies in connection with the special meeting. Sanofi may also be deemed to be a participant in the solicitation. For information regarding an agreement among Sanofi, our executive officers and our directors under which such officers and directors have agreed, among other things, to vote or cause to be voted shares of the Company’s common stock in favor of the merger agreement and the merger, see “Stockholder Support Agreement” on page 65. The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Additional solicitation may be made by telephone, facsimile, e-mail, in person or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation therefor. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

Attending the Special Meeting

In order to attend the special meeting in person, you must be a stockholder of record on the record date, hold a valid proxy from a record holder or be an invited guest of the Company. You will be asked to provide proper identification at the registration desk on the day of the meeting or any adjournment of the meeting.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call:

THE MERGER

Background of the Merger

From time to time, members of the Company’s management and our board of directors have, with their financial and legal advisors, reviewed and evaluated strategic opportunities, joint ventures and other alternatives with a view to enhancing stockholder value. Over the last few years several parties, either directly or through financial advisors, including Sanofi, have approached David Gao, the Company’s Chief Executive Officer, other members of the Company’s management team and members of our board of directors from time to time about possible transactions involving the Company or certain of its assets.

During October 2009, the Company was approached by Sanofi with regards to a potential joint venture opportunity.

On November 2, 2009, David Gao, with our board of directors’ authority, contacted Sanofi in order to measure Sanofi’s interest in potential joint venture opportunities and/or the potential purchase of the Company’s over-the-counter products business.

On November 4, 2009 the Company and Sanofi entered into a confidentiality and non-disclosure agreement to facilitate further investigation of expressions of interest in joint venture opportunities and/or the potential purchase of the Company’s over-the-counter products business.

On November 22, 2009, David Gao and Fred M. Powell, the Company’s Chief Financial Officer, met with Party B at their offices to discuss possible joint business opportunities in the PRC. This meeting generally involved discussion of possible joint venture activities but also touched on the possibility of the sale of certain of the Company’s assets.

On December 1, 2009, the Company and Party B entered into a confidentiality and non-disclosure agreement.

On December 4, 2009, the Company received from Sanofi, a written non-binding expression of interest in acquiring 100% of the outstanding shares of Sunstone (Tangshan) Pharmaceutical Co., Ltd., which we refer to as Sunstone, either directly or through the acquisition of 100% of the share capital in Sunstone China Limited, which we refer to as Sunstone China, and requesting an exclusive diligence period in which to pursue further negotiations and perform due diligence. Sanofi’s letter valued Sunstone China at approximately $400 million. After receipt of Sanofi’s letter, the Company engaged KPMG to analyze potential transactions involving the sale of Sunstone China and/or the Company as a whole.

Partially in response to the Sanofi proposal and in order to more effectively review and evaluate strategic opportunities and alternatives given the time differences involved, as well as to manage board resources as a result of contemporaneous management changes occurring at the Company, on December 14, 2009 our Board formed a committee, which we refer to as the strategic committee, consisting of Les R. Baledge, Jack M. Ferraro, David Gao, Martyn D. Greenacre and Daniel P. Harrington. Meetings of the strategic committee and of our board of directors referenced throughout this section were typically attended by members of the Company’s management team, including Fred M. Powell, Zhijun Tong and Yanping Zhao.

On January 8, 2010, the strategic committee met and discussed the Company’s current operations, business and potential strategic alternatives. The strategic committee determined that to maximize opportunities to enhance stockholder value, the Company should contact potential strategic partners to assess their interest in either pursuing an acquisition of Sunstone China or in some other strategic transaction. At this meeting, the strategic committee received proposals from several investment banks to serve as financial advisor to the strategic committee.

On January 11, 2010, Martyn D. Greenacre and Fred M. Powell held another preliminary meeting with Party B and Party B’s financial advisor.

Following strategic committee discussions on January 12, 2010, David Gao sent a letter to Sanofi acknowledging their interest in Sunstone China but also noting that the recent changes in Sunstone China’s management would delay our board of directors’ response to their letter. The response letter further informed Sanofi that the Company had retained KPMG to review tax structuring alternatives for the proposed transaction and that work to finalize year-end accounts and Sarbanes-Oxley compliance work would delay the commencement of any discussions or diligence.

On January 14, 2010, the Company engaged Stephens to act as the strategic committee’s financial advisor and, on January 15, 2010, the strategic committee held a conference call with Stephens to discuss strategy and process going forward.

On January 19, 2010, the strategic committee and Stephens held an all-day meeting at Stephens’ office in Little Rock, Arkansas to further review Sanofi’s December 4, 2009 letter and the Company’s January 12, 2010 response. The group also discussed other potential buyers and the structure of the competitive process, potential terms of a transaction, fiduciary duties triggered by a potential transaction and tax work underway to evaluate the consequences of a potential sale of Sunstone China.

On January 22, 2010, the Company received a letter from Sanofi acknowledging the Company’s response letter and requesting that diligence on Sunstone China commence as soon as possible, including on-site diligence and site visits in the PRC.

On January 25, 2010, Stephens and the strategic committee held a conference call to further discuss the interaction with Sanofi. Stephens and the strategic committee determined that although it was important to maintain Sanofi’s interest, it was also important that the Company conduct an orderly process while it focused on completing a thorough tax analysis, its year-end SEC filings and on being in a position to commence a competitive process if the strategic committee decided to pursue a possible sale of Sunstone China or the Company.

On January 26, 2010, Stephens and the strategic committee held a call to discuss all potential buyers for the Company and/or Sunstone China. Stephens and the strategic committee identified potential buyers other than Sanofi and Party B, all of which were multinational pharmaceutical companies with global presence and an existing or likely interest in expanding into Chinese markets. At this meeting, Stephens was authorized to commence outreach to Parties C, D, E, F, G and H. During February and March, 2010, Stephens contacted Parties C, D, E, F, G and H and assisted the Company with executing non-disclosure agreements with five of the additional six potential bidders. Party H did not sign a non-disclosure agreement with the Company and withdrew from the process.

On January 27, 2010, Stephens held a call with Sanofi to discuss details regarding their potential offer to the Company and a path forward for diligence. Stephens reminded Sanofi that our board of directors intended to run a competitive process for any transaction contemplated.

On February 3, 2010, Fred M. Powell was approached by Party B to discuss potential transactions between the Company and Party B. In response, our board of directors held a call with Stephens on February 4, 2010 to discuss the likely structure of an offer from Party B, the offer from Sanofi and the launch of a broader competitive process.

On February 5, 2010, representatives from Sanofi notified Stephens that it was withdrawing its initial offer.

On February 12, 2010, Stephens and the strategic committee held a conference call to update Stephens on the communications from Party B. The strategic committee determined that Stephens should begin direct discussions with Party B.

On February 16, 2010, the strategic committee and Stephens held a conference call with KPMG to discuss the potential U.S. tax implications of alternate transaction structures, including but not limited to transactions involving the purchase of the Company in its entirety or the purchase of only Sunstone China. The strategic committee noted that all potential structures involving the sale of only Sunstone China involved significant U.S. tax leakage which would adversely impact stockholder value.

On February 17, 2010, Stephens and Party B held an introductory call in which Party B’s presence in the PRC and interest in the business of Sunstone China was discussed, along with Party B’s desired diligence approach.

On February 22, 2010, Stephens held an introductory call with Party C, which also expressed interest in a transaction with the Company and the desire to take part in any competitive process involving the Company.

On February 24, 2010, Party B transmitted to the Company a written preliminary non-binding indication of interest to acquire Sunstone China indicating an expected bid range of $300 to $375 million.

On March 4, 2010, Stephens and the strategic committee held an update call. Martyn D. Greenacre, the chairman of the Company’s board of directors, disclosed that he had been approached by two investment banks, representing Party C and Party D. Both Party C and Party D expressed interest in taking part in any competitive auction process involving the Company.

On March 12, 2010, our board of directors received from KPMG its initial report, which highlighted the potential negative U.S. tax consequences of a sale of only Sunstone China or a sale of only certain of the Company’s assets and further indicated that a sale of all of the Company’s securities would be the most advantageous transaction structure for the Company’s stockholders.

On March 25, 2010, Stephens held a call with the strategic committee to discuss the due diligence process to be offered to all participants in the competitive auction process, including access to a data room and access to Company management presentations.

Between March 31, 2010 and April 1, 2010, Stephens distributed a confidential information document to seven potential bidders who had previously executed non-disclosure agreements with the Company.

On April 6, 2010, Stephens and the strategic committee held a meeting to discuss the timing and schedules of management presentations to Sanofi, Party B, Party C, Party D and all other potential bidders. The following day, David Gao held a preliminary call with representatives of Party D to discuss a potential transaction and whether the transaction would be in the form of an asset transaction or a stock transaction for the purchase of the Company and all of its subsidiaries.

On April 8, 2010, the strategic committee held a call with Stephens to discuss Mr. Gao’s conversation with Party D.

On April 9, 2010, Stephens distributed bid process letters to the seven potential bidders who received the confidential information materials, including Sanofi. Proposals were requested from all potential bidders by 5:00 p.m., Eastern Standard Time, on April 26, 2010. The bid process letters stated that the Company was not entering into exclusive negotiations with any potential bidder and that the Company was running a competitive process, enabling the Company the widest latitude in considering, negotiating and rejecting any offers received.

From late February leading up to the bid date of April 26, the Company received questions and additional information requests from all of the bidders involved in the process. The Company spent time providing written responses to the questions as well as supplemental information in a timely and efficient manner. Additionally, the Company’s management participated in multiple verbal question and answer sessions with the bidders in advance of the bid date.

On April 13, 2010, Stephens held a call with Sanofi’s financial advisor to discuss the auction process.

On April 15, 2010, the strategic committee held a call with Party E to discuss a potential transaction, including a discussion of the overall status of each company’s business and the logic of a merger transaction between Party E and the Company.

During the week of April 19, 2010, Party D notified Stephens of its intention to withdraw from the bidding process. Also during the week of April 19, 2010, Stephens had discussions with Party F regarding submitting a bid by the April 26, 2010 deadline, but Party F did not submit a bid by the bid deadline. Party F did not participate further in the process.

On April 21, 2010, Stephens held a conference call with Party C’s financial advisor to discuss the diligence process. Also on April 21, 2010, Stephens and the strategic committee held a conference call with Sanofi’s financial advisors, informing Sanofi of the negative U.S. tax consequences to the Company and its stockholders of a sale of only Sunstone China.

On April 26, 2010, the Company received non-binding offers from Sanofi (which was a reiteration of its previous offer in scope, but at an increased valuation of $450 million) Party B and Party C. These initial bid values were in the range of $300 million to $450 million, which was the enterprise valuation range in the three initial bids for Sunstone China only.

On April 27, 2010, Stephens held an update conference call with the strategic committee and Morgan Lewis. The participants in the call discussed the potential bidders, ongoing diligence process and the preferred transaction structure for maximizing stockholder value. In light of the analyses from KPMG evaluating the relative U.S. tax consequences to the Company and its stockholders of a merger or stock sale of the Company in its entirety in comparison with a sale of only Sunstone China or a sale of only certain assets of the Company or its subsidiaries, the strategic committee determined that a merger or stock sale of the Company in its entirety was the preferred path forward and would likely be the best alternative to maximize value for the stockholders. Accordingly, the strategic committee directed Stephens to communicate to all potential bidders that bids for purchase of all of the Company’s common stock would be treated preferentially to bids to purchase one or more subsidiaries or specified assets of the Company.

On April 28, 2010, Stephens held a call with Party C’s financial advisor to discuss ongoing diligence and to communicate the strategic committee’s preference to receive bids for the purchase of the entire Company by means of a stock purchase. The following day, Stephens held calls with Sanofi and Party B both to discuss ongoing diligence and to communicate the strategic committee’s preferred structure of the transaction.

On May 3, 2010, our board of directors held a meeting after the Company’s annual meeting of stockholders. Representatives from Stephens, Morgan Lewis, KPMG and PBC were in attendance. Stephens summarized the bidding process to date, highlighting that Stephens had been in discussions with seven potential bidders and that three potential bidders had submitted written initial non-binding expression of interest by the April 26, 2010 due date. Our board of directors reviewed the three initial non-binding expressions of interest. Based on potential negative U.S. tax implications, which implications would negatively impact the value to the Company and its stockholders, of selling only Sunstone China as compared with a merger or stock sale of the Company in its entirety, the board of directors instructed Stephens to reiterate to these bidders, and to all potential bidders, the preference of the Company to receive bids for the purchase of the Company in its entirety and to ask the bidders to revise their expressions of interest accordingly. Our board of directors then reviewed the management presentation to be presented to all potential bidders during May, 2010.

At the May 3 meeting, David Gao alerted our board of directors that Party I had approached Mr. Gao proposing possible strategic transactions with the Company. Further at this meeting, representatives of Morgan Lewis discussed with our board of directors its fiduciary duties in considering strategic alternatives, including a potential change of control acquisition of the Company. At the conclusion of the fiduciary duty discussion, our board of directors had an extensive discussion on the need for a strategic committee, including a review of our board of directors’ involvement to date and a discussion regarding the resolution of management issues that occurred at the beginning of the year, at the conclusion of which it was determined that, even though full board of director participation at every meeting was not expected given the significant time difference, the strategic committee should be expanded to include the full board of directors so that all members of the board could participate in meetings discussing strategic alternatives of the Company and effectively assist management as necessary as the process evolved. In addition, our board of directors determined that, given Mr. Baledge’s extensive experience with mergers and acquisition transactions, he should serve as chair of the expanded strategic committee and be the principal contact for the financial advisors and attorneys between meetings of the strategic committee. Finally at this meeting, our board of directors discussed the potential retention of PBC to deliver a second fairness opinion relating to any transaction. Our board of directors authorized the retention of PBC and directed the Company’s management to negotiate the terms of the engagement.

Beginning on May 5, 2010, the Company provided Sanofi, Party B and Party C with access to an online data room, which included certain confidential legal, financial and operational information. The information in the online data room, jointly managed by Stephens and E. J. McKay & Co., Stephens’ Chinese affiliates, was continuously updated and supplemented with additional information throughout the process.

On May 12, 14 and 27, 2010, the Company’s management and Les R. Baledge met at the New York offices of Morgan Lewis with Sanofi, Party C and Party B, respectively, to give the management presentation and to discuss potential transactions. In these meetings, the Company’s management provided certain confidential financial and operational information about the Company’s business and answered questions posed by the potential bidders. The Company also communicated the strategic committee’s view that an offer for the purchase of the Company in its entirety would likely maximize value to the Company’s stockholders.

During May and early June, Party C and Party E each separately notified Stephens of their intention to withdraw from the bidding process.

On June 2, 2010, our board of directors held a meeting in order to review the bidding process. Representatives from Stephens and Morgan Lewis were in attendance. Stephens briefed our board of directors on the in-person meetings with Sanofi, Party B and Party C held in May 2010 and the fact that Party C and Party E had withdrawn from the process. Stephens further advised our board of directors that all potential bidders were considering purchases of the Company in its entirety and that Sanofi and Party B were progressing through diligence at a faster pace than the other potential bidders.

Also on June 2, 2010, Party G submitted a non-binding letter of interest for Sunstone China, indicating a valuation of approximately $250 million. Stephens communicated to Party G that this valuation was not sufficient for Party G to participate in the process compared to other indications of interest received from other bidders. Party G did not participate further in the process.

On June 24, 2010, E. J. McKay, members of Company management and members of the strategic committee held meetings with Sanofi, representatives from Morgan Stanley Asia Limited and Sanofi’s other advisors in E. J. McKay’s Shanghai office to discuss preliminary due diligence issues.

On June 28 through June 30, 2010, Stephens, members of Company management and members of the strategic committee held meetings at the facilities and offices of the Company in Beijing and Tangshan with Party B and its financial advisors to further review and discuss open due diligence matters.

On July 1 and July 2, 2010, Stephens, E. J. McKay, members of Company management and members of the strategic committee held meetings with Sanofi, representatives from Morgan Stanley Asia Limited and Sanofi’s other advisors in E. J. McKay’s Shanghai office, during which the parties further discussed issues raised during Sanofi’s due diligence review.

On July 8, 2010, Stephens held a call with the strategic committee to discuss the results of Sanofi and Party B’s on-site meetings and diligence in the PRC. At this meeting, Mr. Gao agreed to discuss the potential purchase of certain non-Sunstone China assets of the Company by private equity firms as an alternative to an all-Company purchase transaction.

On July 13, 2010, Stephens and the management of the Company held a conference call to discuss potential private equity interest in the non-Sunstone China assets of the Company.

Between July 18, 2010 and July 25, 2010, the strategic committee and Stephens held several conference calls to discuss the ongoing on-site diligence conducted by both Sanofi and Party B.

On July 25, 2010, Stephens held a call with the strategic committee to provide an update on the ongoing bidding process and potential private equity interest in the Company’s non-Sunstone China assets.

On July 29, 2010, the Company received a written non-binding expression of interest for the non-Sunstone China assets of the Company from Party I, which expression of interest was prepared using certain financial information provided by the Company to Party I. All information provided to Party I was subject to a non-disclosure agreement between the Company and Party I.

In or around early August 2010, although a number of transaction alternatives had been discussed and explored, the Company determined that a sale of the Company as a whole would be in the best interests of the Company and its stockholders.

On August 10, 2010, Stephens sent to each of Sanofi and Party B a final bid instruction letter, which requested responses by 5:00 p.m., Central Daylight Time, on August 26, 2010. As discussed above, by August, the five other potential bidders who had received the initial bid process letter had all removed themselves from the bid process.

On August 14, 2010, Stephens circulated to each of the bidders a copy of a proposed merger agreement, pursuant to which the Company would become a wholly owned subsidiary of the successful bidder party via the purchase of the all of the Company’s securities, and requesting that a mark-up of the same be submitted with each bidder’s non-binding offer.

On August 25, 2010, Stephens held a call with our board of directors to discuss bid submissions that were expected to be received from Sanofi and Party B.

On August 26, 2010, the strategic committee, management team, Stephens and Morgan Lewis held a conference call to discuss the offers received from Sanofi and Party B. The verbal offer from Sanofi was for the purchase of the Company for $400 million, plus net cash and proceeds from sale of any Company assets it expected to sell. Sanofi’s verbal offer equated to a value of approximately $8.10 per share. Party B’s counsel submitted a written offer for all of the stock of the Company at $9.50 per share. Party B also submitted proposed revisions to the draft merger agreement. Both Sanofi and Party B’s bid submissions highlighted remaining open due diligence matters that they each required to fulfill in order to finalize bids. The strategic committee and Stephens discussed issues raised by the structure and terms proposed by Sanofi, including the need to potentially separately sell off certain assets, and the valuations in both offers. The strategic committee discussed possible next steps with the Company’s management, its financial and legal advisors. After these discussions, the strategic committee instructed Stephens to communicate to Sanofi that it needed to consider changes in both value of and the structure of its proposal and to communicate to Party B that they needed to consider higher valuations of the Company in order to improve the attractiveness of a potential transaction from the Company’s perspective.

On August 30, 2010, Stephens held a conference call with the strategic committee to discuss Stephens’ subsequent conversations with Sanofi and Party B regarding their bid submissions, and, on August 31, 2010, Stephens held a separate conference call with our board of directors to discuss the same.

On September 1, 2010, Morgan Lewis conducted a call on behalf of the Company with members in Party B’s legal department to discuss Party B’s revisions to the draft merger agreement and to review open diligence matters. This call was followed by a conference call on September 3, 2010, among Morgan Lewis, Party B’s legal department and Party B’s external legal counsel to further review the revised merger agreement and open diligence matters.

On September 8, 2010, the Company received a non-binding offer from Sanofi for the acquisition of all of the issued and outstanding shares of the Company, by means of a one-step statutory merger process, for cash consideration of $420 million, or $8.10 per share on a fully diluted basis.

Between September 12 and September 15, 2010, Stephens, the Company’s management and Morgan Lewis held various calls with representatives from Party B to arrange on-site diligence visits in the PRC by Party B and its legal counsel.

On September 19, 2010, Morgan Lewis held a conference call with Party B’s legal department to further discuss Party B’s proposed revisions to the merger agreement and the progressing diligence of Party B.

From September 19 through September 24, Party B and its representatives conducted on-site visits and diligence meetings at the Company’s facilities and offices in the PRC.

On September 22, 2010, Stephens held a conference call with Sanofi’s financial advisors to discuss Sanofi’s intention to submit to the Company a revised written non-binding proposal to acquire all of the outstanding securities of the Company. Also on September 22, 2010, the Company received Sanofi’s comments to the draft merger agreement.

On September 27, 2010, the Company provided certain of its financial projections to Sanofi and Party B. For a summary of these financial projections, please see the section entitled “Projected Financial Information.”

On September 28 and September 30, 2010, David Gao met with representatives of Sanofi to discuss the operations of the Company and the potential transaction proposed by Sanofi. During this time, representatives of Sanofi conducted diligence meetings at the Company’s facilities and offices in the PRC.

On September 30, 2010, Stephens held a conference call with the strategic committee to review the current status of the bidding process and the proposals of both Sanofi and Party B. Stephens updated the strategic committee regarding the revised written non-binding indications of interest and proposed revisions to the draft merger agreement submitted by both Sanofi and Party B. Stephens also updated the strategic committee on the ongoing diligence inquiries being conducted by Sanofi and Party B.

On October 4, 2010, Morgan Lewis held a conference call with the legal counsel of Sanofi to discuss Sanofi’s proposed revisions to the merger agreement and Sanofi’s ongoing diligence process.

On October 10 through 12, 2010, our management met with representatives from Sanofi in Beijing to discuss Sanofi’s due diligence inquiries.

On October 13, 2010, Stephens held a call with certain members of the strategic committee and management of the Company to provide an update on Sanofi and Party B’s progress with their due diligence inquiries. Stephens further updated the group on the call that both Sanofi and Party B had been made aware that the Company still expected revised transaction proposals from both parties which should include higher valuations for the Company.

On October 22, 2010, Morgan Lewis circulated to both Sanofi and Party B a revised version of the merger agreement reflecting the position of the Company on the document. Also on October 22, 2010, the Company engaged PBC to deliver a fairness opinion relating to the transaction regardless of whether the transaction closed.

On October 25, 2010, the Company received a final non-binding offer from Sanofi for the acquisition of all issued and outstanding shares of the Company, by way of a one-step statutory merger process, for cash consideration of $493,453,256, or $9.50 per share on a fully diluted basis. On the same date, the Company also received Sanofi’s comments to the Company’s revised draft of the merger agreement. Stephens contacted Party B’s financial advisor emphasizing the need for Party B to submit its revised proposal as quickly as possible given Sanofi’s proposal submission.

On October 27, 2010, our board of directors met in Beijing with representatives from Stephens and Morgan Lewis. At this meeting, representatives of Morgan Lewis discussed with our board of directors its fiduciary duties in considering the revised proposal of Sanofi and the status of discussions with Party B. Our board of directors, with representatives of Stephens and Morgan Lewis present, then reviewed and discussed the proposed transaction with Sanofi. Stephens discussed with our board of directors the rise in per share merger consideration offered by Sanofi from $8.10 per share to $9.50 per share in the revised proposal. Representatives of Morgan Lewis reviewed with our board of directors the current transaction terms and conditions as reflected in Sanofi’s revised merger agreement, which was submitted as part of Sanofi’s October 25, 2010 revised proposal. Our board of directors directed Stephens and Morgan Lewis to continue discussions and negotiations with Sanofi based on the revised bid but also emphasized its conviction that the per share merger consideration offered by Sanofi was still inadequate. Our board of directors also requested that Stephens continue to follow up with Party B.

Over the course of October 27 and October 28, 2010, representatives from Morgan Lewis and Sanofi’s legal counsel substantially finalized the terms and conditions of (i) the merger agreement, other than transaction consideration, to the satisfaction of both parties, (ii) voting agreements to be entered into by certain of the Company’s directors and officers with Sanofi to vote their shares in favor of adoption of the merger agreement and against any proposal made in opposition to the merger, and (iii) an intellectual property transfer agreement, which we refer to as the “IP Transfer Agreement,” pursuant to which Han Zhiqiang, the former President and Chief Operating Officer of the Company and Baishan China Limited, which we refer to as “Baishan,” agreed to take certain actions in respect of intellectual property identified in the agreement, in each case, to the satisfaction of both parties.

Mid-day, Beijing time, on October 28, 2010, Sanofi met with the Company and Stephens and informed the Company that, despite its understanding that the Company was seeking a higher offer, Sanofi was not in a position to raise its offer from $9.50 per share.

Later in the afternoon, Beijing time, on October 28, 2010, our board of directors met with representatives of Stephens and Morgan Lewis to review and discuss a potential transaction with Sanofi. Stephens reported to our board of directors Sanofi’s proposed transaction valuation and the stated reasons for not increasing its offer. Our board of directors directed Stephens to continue to work with Sanofi’s financial advisors and to reach out again to Party B. Our board of directors also requested that representatives of Stephens, Fred M. Powell and Yanping Zhao work with representatives of Sanofi and its financial advisors regarding certain valuation issues. Throughout the afternoon and the evening, Beijing time, on October 28, 2010, Stephens spoke with Sanofi’s financial advisor multiple times to discuss the transaction price and our board of directors’ unwillingness to proceed with the transaction at the $9.50 per share valuation. Contemporaneously, Fred M. Powell and Morgan Lewis reviewed valuation issues with Sanofi and its’ counsel.

In the evening, Beijing time, on October, 28, 2010, representatives of Sanofi present during the negotiations in Beijing convened a telephone conference meeting with senior representatives of Sanofi’s Paris headquarters, at the conclusion of which, Sanofi met with the Company and Stephens and advised the Company that it was authorized to increase its offer to $10.00 per share on the understanding that the merger agreement would be executed that evening.

Our board of directors reconvened and reviewed the revised offer. At the conclusion of this meeting, the Company asked Sanofi to increase its offer to $10.50 per share. Sanofi refused the requested price increase but indicated that their $10.00 offer was still in effect.

Given Sanofi’s clear refusal to increase its offer to $10.50 per share, later that evening, Beijing time, on October 28, 2010, our board of directors convened again to review and discuss Sanofi’s offer at $10.00 per share, the highest offer that the Company had received to date in the process. Stephens reported to our board of directors that Sanofi had approved a merger transaction that valued the Company at $10.00 per share. Further, Morgan Lewis advised our board of directors on minor changes to the proposed merger agreement. Representatives of Stephens presented various financial analyses related to the Company and the proposed transaction and delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, that as of the date of its opinion and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the $10.00 per share in cash to be paid to the public holders of the Company’s common stock in the proposed merger with Sanofi was fair, from a financial point of view, to such holders. The full text of the written opinion of Stephens, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached to this proxy statement as Appendix B. In addition, Stephens reviewed with our board of directors the Company’s five-year plan along with the Company’s financial results in the three and nine months ended September 30, 2010. Representatives of PBC then presented various financial analyses related to the Company and the proposed transaction and delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, that as of the date of its opinion and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the $10.00 per share in cash to be paid to the holders of the Company’s common stock in the proposed merger with Sanofi was fair, from a financial point of view, to such holders. The full text of the written opinion of PBC, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached to this proxy statement as Appendix C. Representatives of Morgan Lewis again discussed with our board of directors their fiduciary duties in connection with the evaluation and approval of the transaction with Sanofi. After deliberations and consideration, our board of directors unanimously determined that the price of $10.00 per share in cash, terms and conditions of the merger and the related transactions with Sanofi, and of the merger agreement and related transaction documents, are advisable, fair to, and in the best interests of the Company and its stockholders, and authorized and approved the merger, merger agreement and related transactions and documents, directed that the merger agreement be submitted for adoption by the Company’s stockholders and unanimously recommended that the Company’s stockholders adopt the merger agreement.

Early in the morning, Beijing time, on October 29, 2010, the Company requested, and the NASDAQ-Global Market granted, a temporary halt to trading of the Company’s securities due to a pending announcement concerning a potential significant corporate transaction.

Through the evening of October 28, 2010 and the early morning of October 29, 2010, Beijing time, representatives of Morgan Lewis and Sanofi’s legal counsel implemented minor changes to finalize all transaction documents. Early in the morning of October 29, 2010, Beijing time, shortly before the signing of the merger agreement, Party B, via a telephone call with Stephens, advised the Company that they were withdrawing from the process. Early in the morning on October 29, 2010, the Company, Sanofi and Star 2010, Inc. executed the merger agreement. Concurrently, (i) certain of the Company’s directors and officers entered into the voting agreements described above and (ii) Han Zhiqiang and Baishan entered into the IP Transfer Agreement with the Company and Sunstone.

Early in the morning of October 29, 2010, Beijing time, and early in the afternoon of October 28, 2010, Eastern Standard Time, the Company and Sanofi publicly announced the transaction.

Reasons for the Merger; Recommendation of Our Board of Directors

On October 28, 2010, our board of directors unanimously adopted resolutions:

•	determining that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of our stockholders;

•	approving the merger agreement, the merger and the other transactions contemplated thereby; and

•

recommending that our stockholders vote “FOR” adoption of the merger agreement and approval of the merger and the other transactions contemplated thereby. See “—Background of the Merger” beginning on page 16 for additional information on the recommendation of our board of directors.

Our board of directors believes that the merger agreement and the merger are fair to our stockholders. In reaching these conclusions, our board of directors consulted with our management and our legal and financial advisors, and considered our short-term and long-term interests and prospects of the Company and our stockholders. In reaching the foregoing determinations, our board of directors considered the following material factors that it believed supported its determinations:

•	the fact that the merger consideration of $10.00 per share in cash exceeds the highest historical closing price of our common stock since early 2008;

•

the fact that the merger consideration of $10.00 per share in cash represented a premium of 30.5% above the closing price of our common stock on October 27, 2010, the last trading day before the public announcement of the merger agreement;

•

the fact that the merger consideration of $10.00 per share in cash represented a 48.8% premium above the average closing price for the 90 trading days prior to October 28, 2010, the day the merger agreement was executed;

•

the fact that the merger consideration of $10.00 per share in cash represented a significant premium over the highest closing price ($8.34) and lowest closing price ($3.47) during the year preceding the announcement of the merger agreement;

•	the fact that the merger consideration to be received by our stockholders in the merger will consist entirely of cash;

•

the fact that, as a result of the proposals by Sanofi and Party B, our negotiation with Sanofi was conducted in the context of a competitive process with Party B resulting in an increase in the consideration to be received by our stockholders in a potential transaction;

•

the judgment of our board of directors, after consultation with management and our advisors, that continuing discussions with Sanofi or Party B, or soliciting interest from additional third parties, would be unlikely to lead to an equivalent or better offer and could lead to the loss of the proposed offer from Sanofi;

•

Stephens’ and PBC’s financial presentations to our board of directors, including Stephens’ and PBC’s respective opinions, that as of the date of the opinions, the merger consideration provided for in the merger agreement was fair from a financial point of view to the holders of shares of our common stock;

•	the fact that the merger consideration of $10.00 was the highest offer received by the Company; and

•

the terms and conditions of the merger agreement, which our board of directors believed would not prevent a competing offer for the Company to surface subsequent to the execution of the merger agreement.

Regarding the terms and conditions of the Merger Agreement, our board of directors considered in particular:

•

the conditions to the closing of the merger, including the fact that the obligations of Sanofi and Merger Sub under the merger agreement are not subject to a financing condition or the receipt of third party approvals or consents (other than any required governmental approvals) and the exceptions to the events and other effects that would constitute a material adverse effect on the Company;

•

the structure of the transaction as a one-step-merger requiring approval by our stockholders, which would result in detailed public disclosure and a relatively lengthy period of time during which an unsolicited superior proposal could be brought forth, as compared to a possible two-step process involving a tender offer, prior to completion of the merger;

•

our right to engage in negotiations with, and provide information to, a third party that makes an unsolicited acquisition proposal, if our board of directors determines that such proposal would result in a transaction that, if consummated, is more favorable to our stockholders from a financial point of view than the merger;

•	our right to terminate the merger agreement in order to accept a superior proposal, subject to certain conditions and payment of a termination fee to Sanofi;

•	the termination fee of $20,800,000, which is approximately 4% of equity value of the transaction, and a comparison of other provisions to precedent transactions;

•	the fact that our stockholders will be entitled to dissenters’ rights under Delaware law; and

•	the Stockholder Support Agreement pursuant to which certain directors and officers agreed to vote their shares to approve the merger agreement.

Our board of directors also considered a variety of risks and other potentially negative factors concerning the merger. These factors included the following:

•	the fact that, following the merger, our stockholders will cease to participate in any future earnings growth of the Company or benefit from any future increase in its value;

•

certain of our directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, or in addition, to those of our stockholders;

•	the conditions to the closing of the merger, including regulatory approval;

•	the fact that, for U.S. federal income tax purposes, the cash merger consideration will be taxable to our U.S. stockholders entitled to receive such merger consideration;

•

the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent the Company from undertaking business opportunities that may arise pending the completion of the merger;

•

the possible disruption to our business that might result from the announcement of the merger and the resulting distraction of the attention of our management and difficulties we may face in retaining employees;

•	the fact that the merger agreement precludes us from soliciting alternative proposals;

•

the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, employee attrition and the potential negative effects on other business relationships with customers, suppliers and otherwise; and

•	the factors described in “The Merger—Considerations Relating to the Proposed Merger” on page 39.

The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive but, we believe, includes all material factors considered by our board of directors. Based on the factors outlined above, our board of directors determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of our stockholders. In view of the variety of factors considered in connection with its evaluation of the merger, our board of directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors. Our board of directors considered all of the factors as a whole and considered the factors in their totality to be favorable to and supportive of its determination and to recommend that our stockholders adopt the merger agreement and approve the merger.

Our board of directors believes that the merger is fair to and in the best interests of our stockholders. Our board of directors recommends that you vote “FOR” adoption of the merger agreement and approval of the merger.

Opinion of Stephens

On February 4, 2010, our board of directors retained Stephens to act as its financial advisor to review and analyze strategic alternatives. In its role as financial advisor, Stephens was requested to furnish an opinion as to the fairness, from a financial point of view, to our stockholders of the consideration to be offered to those stockholders in the merger. On October 28, 2010, Stephens rendered its oral and written opinion to the board of directors that as of that date, and based upon and subject to certain matters stated in that opinion, from a financial point of view, the consideration to be offered to our stockholders in the merger was fair to such stockholders.

The full text of Stephens’ opinion is attached as Appendix B to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge our stockholders to read the entire opinion carefully in connection with their consideration of the merger.

Stephens’ opinion was provided for the information and assistance of our board of directors in connection with its consideration of the merger. Stephens’ opinion does not address any other aspect of the transaction and is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote with respect to the merger or any related matter. Stephens was not requested to opine as to, and the Stephens’ opinion does not address, our underlying business decision to proceed with or effect the merger, nor does the Stephens opinion address the relative merits of the merger with Merger Sub compared to any other business strategies or alternatives that might be available to us.

In arriving at its opinion, Stephens reviewed and analyzed:

•	the merger agreement and the specific terms of the merger;

•

publicly available information concerning the Company that Stephens believed to be relevant to its analysis, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2009, March 31, 2010 and June 30, 2010;

•	financial and operating information with respect to our business, operations and prospects furnished to it by us, including financial projections of the Company prepared by management;

•	the trading history of our common stock;

•	a comparison of our historical financial results and present financial condition with those of other companies that Stephens deemed relevant;

•	a comparison of the financial terms of the merger with the financial terms of certain other transactions that Stephens deemed relevant; and

•	public equity research projections and related share price estimates.

In addition, Stephens had discussions with our management concerning their assessment of our past and current business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Stephens deemed appropriate.

In arriving at its opinion, Stephens assumed and relied upon the accuracy and completeness of the financial and other information used by Stephens without assuming any responsibility for independent verification of that information. Stephens further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make that information inaccurate or misleading. In arriving at its opinion, upon our advice, Stephens assumed that the estimates provided by our management were a reasonable basis to evaluate our future financial performance and that we would perform substantially in accordance with those estimates. In arriving at its opinion, Stephens did not conduct a physical inspection of our properties and facilities and did not make or obtain any evaluations or appraisals of our assets or liabilities. Stephens’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of Stephens’ opinion.

At the October 28, 2010 meeting of our board of directors, Stephens made a presentation of certain financial analyses of the merger. The following is a summary of the material valuation, financial and comparative analyses in the presentation that was delivered to our board of directors by Stephens. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Stephens, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analysis performed by Stephens.

Implied Transaction Multiples. Stephens calculated selected implied transaction multiples for the Company based on information provided by the Company’s management.

Stephens calculated an implied equity value by multiplying $10.00 by the sum of the values of all shares of common stock, assuming the exercise of all in-the-money options, restricted shares, warrants and convertible securities outstanding, less the proceeds from such exercise. Stephens then calculated an implied enterprise value based on the implied equity value plus (1) non-convertible indebtedness, minus (2) cash, cash equivalents and marketable securities.

The results of these analyses are summarized in the table below:

Multiple
Enterprise Value to:
FY 2010E Revenue	2.68x
FY 2011E Revenue	2.21x
FY 2010E EBITDA	22.8x
FY 2011E EBITDA	18.3x

Multiple
Offer Price to:
FY 2010E EPS	45.1x
FY 2011E EPS	29.8x

Comparable Companies Analysis. Stephens analyzed the public market statistics of certain comparable companies to us and examined various trading statistics and information relating to those companies. As part of this comparable companies analysis, Stephens examined market multiples for each company including:

•	the multiple of enterprise value to estimated calendar 2010 and estimated calendar 2011 revenue;

•	the multiple of enterprise value to estimated calendar 2010 and estimated calendar 2011 earnings before interest, tax, depreciation and amortization (“EBITDA”); and

•	the multiple of current stock price at the time of the presentation to estimated calendar 2010 and estimated calendar 2011 adjusted earnings per share (“EPS”).

Stephens defined equity value as the sum of the values of all shares of common stock, assuming the exercise of all in-the-money options, restricted shares, warrants and convertible securities outstanding, less the proceeds from such exercise. Stephens defined enterprise value as the sum of the values of (1) equity value, plus (2) non-convertible indebtedness including capitalized leases, minus (3) cash, cash equivalents and marketable securities.

Stephens selected the companies below because their businesses and operating profiles are reasonably similar to the Company. No comparable company identified below is identical to us. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of those comparable companies. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected company data.

In choosing comparable companies to analyze, Stephens selected the following companies:

•	WuXi PharmaTech (Cayman) Inc.

•	Simcere Pharmaceutical Group

•	American Oriental Bioengineering Inc.

•	3SBio Inc.

•	China Pharma Holdings, Inc.

The following table summarizes the results from the comparable company analysis:

Based on October 27, 2010 Closing Price

	BMP Sunstone	Median Comparable Companies
Enterprise Value to:
2010E Revenue	2.02x	1.79x
2011E Revenue	1.67x	1.51x

2010E EBITDA	17.2x	11.0x
2011E EBITDA	13.8x	8.6x

Stock Price to:
2010E EPS	34.5x	18.9x
2011E EPS	22.8x	16.9x

Based on this analysis, Stephens derived a range for the implied value per share of our common stock based on 2010E and 2011E revenue multiples of $7.04 to $11.23. Stephens noted that the merger consideration of $10.00 per share for our common stock was in line with this comparable range. Stephens derived a range for the implied value per share based on 2010E and 2011E EBITDA multiples of $5.22 to $6.82 and noted that the merger consideration of $10.00 per share for our common stock exceeded this comparable range. Finally, Stephens derived a range for the implied value per share based on 2010E and 2011E adjusted EPS multiples of $4.43 to $6.71 and noted that the merger consideration of $10.00 per share for our common stock exceeded this comparable range.

Comparable Transactions Analysis. Stephens compared the foregoing calculations to similar calculations for selected Chinese pharmaceutical & healthcare transactions and global over-the-counter transactions. The following transactions were reviewed by Stephens (in each case, the first named company was the acquirer and the second named company was the acquired company):

Chinese Pharmaceutical & Healthcare:

•	Novartis AG / Zhejiang Tianyuan Bio-Pharmaceutical Co., Ltd.

•	Shanghai Pharmaceutical / Shanghai Industrial Pharmaceutical Investment

•	Shanghai Pharmaceutical / Shanghai Zhongxi Pharmaceutical

•	Morgan Stanley Private Equity / Sihuan Pharmaceutical

•	Neostem, Inc. / China Biopharmaceuticals Holdings

Global Over-The-Counter:

•	Teva Pharmaceutical Industries Limited / ratiopharm International GmbH

•	Sanofi-Aventis / Chattem Inc.

•	Warner Chilcott plc / Procter & Gamble Pharmaceuticals Inc.

•	Merck & Co. Inc. / Shering Plough Corporation

•	Pfizer Inc. / Wyeth, Inc.

•	Teva Pharmaceutical Industries Limited / Barr Pharmaceuticals, Inc.

•	Hypermarcas SA / Laboratorio Americano de Farmacoterapia S.A.

•	Taisho Pharmaceutical Co. Ltd. / Biofermin Pharmaceutical Co. Ltd.

•	MBK Partners / AsiaPharma Group Ltd.

•	Reckitt Benckiser Group plc / Adams Respiratory Therapeutics, Inc.

•	Nycomed US, Inc. / Bradley Pharmaceuticals Inc.

Stephens considered these selected merger transactions to be reasonably similar, but not identical, to the merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected merger transactions and other factors that could affect the premiums paid in those comparable transactions to which the merger is being compared. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected merger transaction data.

For the selected merger transactions listed above, Stephens used publicly available financial information to determine:

•	the multiple of the enterprise value to last-twelve-months revenue; and

•	the multiple of the enterprise value to last-twelve-months adjusted EBITDA.

Chinese Pharmaceutical & Healthcare	BMP Sunstone	Median Comparable Companies
Enterprise Value to:
LTM Revenue	3.30x	2.83x
LTM EBITDA	26.2x	16.1x

Global Over-The-Counter	BMP Sunstone	Median Comparable Companies
Enterprise Value to:
LTM Revenue	3.30x	3.25x
LTM EBITDA	26.2x	13.2x

In addition, Stephens applied the median comparable multiples to our last twelve-months revenue and adjusted EBITDA. This analysis suggested an implied value range of approximately $6.04 to $10.58 per share of our common stock. Stephens noted that the merger consideration of $10.00 per share for our common stock was in line with the derived range.

Premium Analysis. Stephens analyzed the merger consideration of $10.00 per share of our common stock in relation to the closing price of our common stock on October 27, 2010 (the last trading day before public announcement of the transaction contemplated by the merger agreement), the average intraday prices of our common stock for the 1-day, 10-day and 30-day trading periods ended October 27, 2010, the closing price on July 15, 2010, the day before rumors of a potential transaction began to circulate, and the average intraday prices of our common stock for the 1-day, 10-day and 30-day trading periods ended July 15, 2010.

This analysis indicated that the price per share to be paid to the holders of shares of our common stock pursuant to the merger agreement represented a premium of:

•	30.5% based on the closing stock price on October 27, 2010, of $7.66 per share

•	28.0% based on the 10-day average intraday price on October 27, 2010 of $7.81 per share

•	27.6% based on the 30-day average intraday price on October 27, 2010 of $7.84 per share

•	79.5% based on the closing stock price on July 15, 2010, of $5.57 per share

•	85.6% based on the 10-day average intraday price on July 15, 2010 of $5.39 per share

•	95.7% based on the 30-day average intraday price on June 15, 2010 of $5.11 per share

Discounted Cash Flow Analysis of BMP Sunstone based on Management Base Case Projections. Stephens performed a discounted cash flow analysis to estimate a range of the present values per share of our common stock, assuming management estimates for the period June 30, 2010 through December 31, 2014. The valuation range was determined by adding (1) the present value of unlevered free cash flows for the period June 30, 2010 through December 31, 2014, and (2) the present value of the “terminal value” of our common stock. In calculating the terminal value of our common stock, Stephens applied multiples ranging from 16.0x to 20.0x to 2014 forecasted adjusted EBITDA. The unlevered projected free cash flows and the terminal value were then discounted back to June 30, 2010, using discount rates ranging from 18.0% to 20.0%, which range Stephens viewed as appropriate for a company with our risk characteristics. This analysis suggested a value range of approximately $8.14 to $10.51 per share of our common stock. Stephens noted that the merger consideration of $10.00 per share for our common stock was in line with the derived range.

52-Week Trading Range. Stephens analyzed the historical daily prices per share of our common stock for the one-year period ending October 27, 2010. Stephens noted that during this period, the 52-week low and high intraday prices per share of our common stock were $3.38 and $8.43, respectively. Stephens noted that the merger consideration of $10.00 per share for our common stock was above the upper end of the 52-week range for the intraday prices per share.

Public Equity Research Price Targets. Stephens reviewed the price target of the one public equity research analyst that publishes equity research about the Company. Stephens noted that the research analyst’s price target for our common stock was $7.00 per common share, which was exceeded by the merger consideration of $10.00 per common share.

Stephens performed a variety of financial and comparable analyses for purposes of rendering its opinion. The above summary of these analyses does not purport to be a complete description of the analyses performed by Stephens in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Stephens considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by Stephens. Furthermore, Stephens believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of Stephens’ analyses, without considering all of them, would create an incomplete view of the process underlying Stephens’ analysis and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Stephens with respect to our actual value.

In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Stephens or us. Any estimates contained in the analyses of Stephens are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by those estimates. The analyses performed were prepared solely as part of the analysis by Stephens of the fairness to our stockholders of the consideration to be offered to those stockholders in the merger, from a financial point of view, and were prepared in connection with the delivery by Stephens of its opinion to our board of directors.

The consideration to be offered to our stockholders in the merger and other terms of the merger were determined through arms-length negotiations between us and Sanofi and were approved by our board of directors. Stephens provided advice to us during those negotiations. However, Stephens did not recommend any specific price per share or other form of consideration to us or that any specific price per share or other form of consideration constituted the only appropriate consideration for the merger. The opinion of Stephens was one of many factors taken into consideration by our board of directors in making its determination to approve the merger. The analysis of Stephens summarized above should not be viewed as determinative of the opinion of our board of directors with respect to our value or of whether our board of directors would have been willing to agree to a different price per share or other forms of consideration.

Our board of directors selected Stephens as its financial advisor because of Stephens’ reputation as a recognized investment banking and advisory firm with substantial experience in transactions similar to the merger and because Stephens is familiar with us and our business. As part of its investment banking and financial advisory business, Stephens is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Stephens provides a full range of financial advisory and securities services. Stephens has performed various investment banking services for a wide range of clients in the past and has received customary fees for those services. In the ordinary course of its business, Stephens may actively trade in the securities of the Company for its own account or for the accounts of its customers and, accordingly, may at any time hold or short positions in those securities.

Pursuant to an engagement letter between Stephens and the board of directors, dated February 4, 2010, the Company agreed to pay Stephens a fee of $375,000 for the rendering of its fairness opinion. The Company will also pay the advisors (Stephens Inc. and E. J. McKay) a fee of 1% of the transaction value in total. We have also agreed to reimburse Stephens for its reasonable out of pocket expenses incurred in connection with the engagement and to indemnify Stephens and its related parties from and against certain liabilities, including liabilities under the federal securities laws.

Opinion of Philadelphia Brokerage Corporation

On October 28, 2010, at a meeting of the board of directors to consider the proposed merger, PBC rendered to the board of directors an oral opinion, which was confirmed by the delivery of a written opinion, dated October 28, 2010, to the effect that, as of the date of the opinion, and based upon and subject to the factors, assumptions and limitations set forth therein, the $10.00 per share in cash to be paid to the holders of the Company’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of PBC dated October 28, 2010, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C to this proxy statement. The holders of the Company’s common stock are urged to read the PBC opinion in its entirety, and the summary of the opinion set forth below is qualified in its entirety by the full text of the opinion set forth as Appendix C.

PBC provided its opinion for the information and assistance of the board of directors in connection with its consideration of the merger. The PBC opinion is limited to the fairness, from a financial point of view, of the per share merger consideration to holders of the Company’s common stock. PBC was not requested to opine as to, and its opinion did not in any manner address, the Company’s underlying business decision to proceed with or effect the merger or the likelihood of consummation of the merger. In addition, PBC expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the consideration to be paid in the merger or otherwise.

In connection with this opinion, PBC, among other things:

•	reviewed certain publicly available business and financial information relating to the Company, including its audited and unaudited financial statements for the past five years;

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with us by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company;

•	discussed the past and current business, operations, financial condition and prospects of the Company with members of the Company’s senior management;

•	reviewed the trading histories of the Company’s common stock and certain comparable companies and indices that PBC deemed relevant, and a comparison of such trading histories with each other;

•	compared certain financial market information of the Company with similar information of other companies that PBC deemed relevant;

•

conducted an analysis of the value of the Company’s common stock on both a fair market value basis and a strategic value basis with respect to the proposed merger, with such analysis based upon the Company’s past operating results and forecasts and upon valuation metrics of other public companies that PBC deemed relevant;

•	compared certain financial terms of the proposed merger to financial terms, to the extent publicly available, of other transactions that PBC deemed relevant;

•	reviewed the merger agreement; and

•	performed such other analyses and studies and considered such other information and factors as PBC deemed appropriate.

PBC’s Financial Analysis. Set forth below is a brief summary of the material financial analyses performed by PBC in connection with its opinion and reviewed with the board of directors on October 28, 2010. The order of the analyses described below does not represent any relative importance or weight given to those analyses by PBC. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of PBC’s financial analyses. The tables below must be read together with the full text of each summary and are alone not a complete description of PBC’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 27, 2010 and is not necessarily indicative of current market conditions.

Historical Stock Price Analysis. PBC reviewed the historical trading price range for the Company’s common stock during the 36-month period ended October 27, 2010. The range of closing share prices for the Company’s common stock during this period was $2.44 to $12.74, with the average closing share price for the period at $5.84. PBC also reviewed the historical trading price range for the Company’s common stock during the 12-month period ended October 27, 2010. The range of closing share prices for the Company’s common stock during this period was $3.47 to $8.34. PBC also reviewed the closing share price of the Company’s common stock as of October 27, 2010, which was $7.66 and the 365-day volume weighted average share price of the Company’s common stock ended October 27, 2010, which was $5.69.

Comparable Public Company Analysis. Using publicly available information and information provided by the Company’s management, PBC analyzed the operating and financial metrics of the Company and of fifteen companies with profiles comparable to the Company, which companies included American Oriental Bioengineering, Inc.; Simcere Pharmaceutical Group; China Sky One Medical, Inc.; Jiangbo Pharmaceuticals Inc.; Mindray Medical International Ltd.; 3SBio Inc.; China-Biotics Inc.; Sinovac Biotech Ltd.; Sciclone Pharmaceuticals, Inc.; China Biologic Products Inc.; Tongjitang Chinese Medicines Co.; WuXi Pharmatech (Cayman) Inc.; Concord Medical Services Holdings Ltd.; China Cord Blood Corp.; and China Nepstar Chain Drugstore Ltd. PBC considered these fifteen companies comparable to the Company for purposes of its analysis because each such company is listed on a United States stock exchange, has an operating business that derives substantial cash flows from healthcare operations in the PRC and has an equity market capitalization between $75 million and $3.5 billion.

In its analysis, PBC derived and compared a range of financial metrics (such as margin percentages, multiples and rates of change percentages) for the Company and, where available and meaningful to PBC’s analysis, the fifteen companies considered comparable to the Company. PBC focused on a number of financial metrics it believed to be most important to compare, and these were calculated as follows:

•

the enterprise value (calculated as equity market capitalization plus net debt) divided by estimated EBITDA for calendar year 2010, which is referred to in the table below as “2010 Enterprise Value/EBITDA;”

•

the enterprise value (calculated as equity market capitalization plus net debt) divided by estimated EBITDA for calendar year 2011, which is referred to in the table below as “2011 Enterprise Value/EBITDA;”

•	the market capitalization divided by actual revenue for calendar year 2009, which is referred to in the table below as “2009 Price/Sales;”

•	the market capitalization divided by forecast revenue for calendar year 2010, which is referred to in the table below as “2010 Price/Sales;” and

•	the rate of change in actual and estimated EBITDA for calendar year 2009 to calendar year 2011, which is referred to in the table below as “2009-2011 EBITDA Change.”

This analysis indicated the following:

Comparable Public Company Multiples and Percentages

Financial Metric	High	Low	Median	Multiple implied by per share merger consideration
2010 Enterprise Value/EBITDA	19.2x	2.2x	10.3x	22.7x
2011 Enterprise Value/EBITDA	15.6x	2.2x	7.6x	18.2x
2009 Price/Sales	9.9x	0.7x	2.1x	3.5x
2010 Price/Sales	7.4x	0.6x	2.1x	2.7x
2009-2011 EBITDA Change	150.7%	(51.7)%	44.5%	—

Using the median for the financial metrics shown above, PBC determined implied values per share for the Company’s common stock. In determining the number of shares outstanding for purposes of calculating implied values per share of the Company’s common stock, PBC assumed the vesting of in-the-money stock options and warrants to purchase shares of the Company’s common stock, and the conversion of the outstanding convertible notes convertible into shares of the Company’s common stock, consistent with the treasury stock method. These analyses indicated an implied value per share of the Company’s common stock set forth opposite the relevant key financial metrics below:

Comparable Public Company Median and Implied Value per Share

Financial Metric	Comparable Median	Implied Value per share
2010 Enterprise Value/EBITDA	10.3x	$4.44
2009 Price/Sales	2.1x	$7.63

None of the companies utilized in the comparable company analysis is identical to the Company. In evaluating the selected companies, PBC made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PBC and the Company. Mathematical analysis, such as determining the median, is not in itself a meaningful method of using comparable company data.

Analysis of Equity Price Targets. Two equity analysts (including one that had recently dropped coverage of the Company), representing the publicly available coverage of the Company, had both set a share price target for the Company’s common stock of $7.00. Applying financial projections for the Company for the years 2010 through 2012 as prepared by the Company’s management, which projections estimated increases of revenue and operating profit by 27 percent, raised the target price on an implied basis to $8.89.

Precedent Transactions Analysis. PBC reviewed certain international healthcare transactions and examined the following five recent transactions involving international healthcare companies announced since December 1, 2009:

Announce Date	Target	Acquiror	Description
04/26/2010	WuXi PharmaTech (Cayman) Inc.	Charles River Laboratories International, Inc.	Purchase of Company

12/21/2009	Chattem, Inc.	sanofi-aventis	Purchase of Company

02/10/2010	SSP Co., Ltd.	Boehringer Ingelheim GmbH	Tender Offer for 40% of Company

04/08/2010	Tongjitang Chinese Medicines Co.	Company Management	Purchase of Company

06/14/2010	Chindex International, Inc.	Shanghai Fosun Pharmaceutical (Group) Co., Ltd.	Block purchases of Company stock

Using publicly available estimates and other information for each of these transactions, PBC focused on a number of financial metrics it believed to be most important to compare, and these were calculated as follows:

•	the enterprise value (calculated as equity market capitalization plus net debt) divided by last twelve months sales, which is referred to in the table below as “Enterprise Value/LTM Sales;”

•	the enterprise value (calculated as equity market capitalization plus net debt) divided by last twelve months EBITDA, which is referred to in the table below as “Enterprise Value/LTM EBITDA;” and

•	the premium represented by the offer price over the target company’s closing share price one day prior to the transaction’s announcement, which is referred to in the table below as “Premium, 1 day.”

This analysis provided the high, low and mean transaction multiples and one day price premiums for the precedent transactions. In determining the number of shares of the Company’s common stock outstanding for purposes of calculating implied values per share of the Company’s common stock, PBC assumed the vesting of in-the-money stock options and warrants to purchase shares of the Company’s common stock, and the conversion of the outstanding convertible notes convertible into shares of the Company’s common stock, consistent with the treasury stock method. These analyses indicated an implied value per share of the Company’s common stock set forth opposite the relevant key financial metrics below:

Comparable Transactions Valuation Multiples and Stock Price Premiums

Financial Metric	High	Low	Mean	Implied Valuation at Precedent Transaction Mean
Enterprise Value / LTM Sales	5.5x	1.2x	3.0x	$9.72
Enterprise Value / LTM EBITDA	19.5x	4.6x	11.8x	$4.51
Premium, 1 day	37.9%	22.0%	31.9%	$10.10

No transaction utilized as a comparison in the comparable transaction analysis is identical to the merger. In evaluating the merger, PBC made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the control of PBC and the Company. Mathematical analysis, such as determining the mean, is not in itself a meaningful method of using comparable transaction data.

Discounted Cash Flow Analysis. PBC performed a discounted cash flow analysis for the Company using financial projections prepared by the Company’s management. PBC calculated the discounted cash flow value for the Company as the sum of the net present value of the Company’s estimated future unlevered free cash flow, calculated as net operating profit less cash taxes, capital expenditures and changes in working capital, that the Company was projected to generate for the fourth quarter of 2010 and for the years 2011 through 2014, plus the value of the Company at the end of such period, also known as the terminal value. The estimated future cash flows were based on the financial projections for the Company for the years 2010 through 2014 as prepared by the Company’s management. PBC used discount rates ranging from 12.8% to 16.0%, which rates were based on PBC’s judgment of the estimated weighted average cost of the Company’s capital. The terminal value of the Company was calculated using perpetuity growth rates ranging from 4.0% to 7.0%. In the view of PBC, a reasonable long-term assumption on free cash flow growth is 6.0%, which captures the long term secular growth trends inherent in the Company’s business. Using these discount rates and terminal growth rate, this analysis indicated an implied equity value of $5.47 to $8.38 per share.

The foregoing summary describes all analyses and factors that PBC deemed material in its presentation to our board of directors, but is not a comprehensive description of all analyses performed and factors considered by PBC in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. PBC believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, PBC did not assign specific weights to any particular analyses.

PBC prepared these analyses for purposes of PBC providing its opinion to the board of directors as to the fairness from a financial point of view, as of the date of the opinion, to the holders of the Company’s common stock of the $10.00 per share to be paid to such holders in connection with the merger. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities may actually be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company or its respective advisors, neither the Company, PBC nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

The terms of the merger were determined through arms’-length negotiations between the Company and Sanofi and were approved by the board of directors. PBC did not recommend any specific amount of consideration to the Company or the board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

In arriving at its opinion, PBC assumed and relied upon the accuracy and completeness of the financial and other information used by PBC without any independent verification of such information and further relied upon the assurances of the Company’s management that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company’s financial forecasts, PBC assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. PBC assumed no responsibility for and expressed no view as to any projections or estimates reviewed by PBC or the assumptions on which they were based. In arriving at its opinion, PBC was not requested to and did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities (contingent or otherwise) of the Company. PBC’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the opinion. PBC assumed no responsibility for updating or revising the opinion based on events or circumstances that may have occurred after the date of the opinion. PBC expressed no opinion as to the price at which shares of the Company’s common stock would trade at any time following the announcement of the proposed merger.

PBC assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. PBC also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on the merger. PBC’s opinion does not in any manner address the form or structure of the merger. PBC also did not express any opinion as to any tax or other consequences that might result from the merger, nor did the opinion address any legal, tax, regulatory or accounting matters, as to which PBC understood that the Company had obtained such advice as it deemed necessary from qualified professionals.

PBC was retained to provide an opinion to the board of directors as to whether as of the date thereof the consideration to be received by the holders of the Company’s common stock in the merger was fair to such holders from a financial point of view. PBC’s services in connection with the merger consisted solely of providing the fairness opinion. PBC will receive a fee of $400,000, which fee was contingent upon delivery of the opinion and the execution by the Company of one or more definitive agreements with respect to consummation of the merger or a subsequent transaction entered into by the Company in lieu of the merger, although the fee was not contingent upon the completion of the merger or any such subsequent transaction. In addition, the Company agreed to reimburse PBC’s expenses and indemnify it for certain liabilities that may arise out of its engagement.

The board of directors retained PBC based upon its qualifications and expertise in providing valuation advice and upon its long-term familiarity with and understanding of the Company. In the past, PBC has provided investment banking and financial advisory services to the Company. Specifically, in the past two years, PBC was the placement agent in the issuance by the Company in October 2008 of shares of the Company’s common stock resulting in aggregate proceeds to the Company of $2.2 million, served as a retained financial advisor to the Company for a one-year term commencing in January 2009, was a co-placement agent in the issuance by the

Company in February 2009 of units comprising shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock resulting in aggregate proceeds to the Company of $3.6 million, and was the placement agent in the issuance by the Company in March 2009 of secured convertible notes in the aggregate principal amount of $13,350,000. PBC and its affiliates comprise a full service securities firm engaged in securities trading, other brokerage activities and asset management, as well as financing and financial advisory services to a range of companies and individuals. In the ordinary course of PBC’s businesses, PBC and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Sanofi and certain of their respective affiliates.

PBC’s engagement and the opinion delivered to the board of directors were for the benefit of the board of directors, and the opinion was rendered to the board of directors in connection with the consideration of the merger by the board of directors. The opinion did not address the merits of the underlying decision by the Company to engage in the merger and was not intended to and did not constitute a recommendation to any holder of the Company’s common stock as to how such holder should vote with respect to the merger or any matter relating thereto. The opinion was approved by PBC’s fairness committee.

Certain Effects of the Merger

Conversion of Outstanding Common Stock and Cancellation of Stock Options, Warrants and Other Awards

If the merger agreement is approved by our stockholders and the other conditions to the completion of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in the merger. Upon the completion of the merger, each issued and outstanding share of our common stock, other than shares held by the Company or its subsidiaries and shares held by stockholders who validly perfect their dissenters’ rights to appraisal under Delaware law, will be converted into the right to receive $10.00 in cash, without interest and less any required withholding taxes. Our stockholders will be required to surrender their shares upon the completion of the merger in exchange for a cash payment equal to $10.00 per share unless such stockholders exercise their dissenters rights to appraisal under Delaware law. After completion of the merger, stockholders will not have the opportunity to liquidate their shares at a time and for a price of their own choosing. If all eligible shares are converted, the total merger consideration expected to be paid is approximately $520.6 million.

Each option to acquire shares of our common stock (along with each other stock-based equity award) that is outstanding immediately prior to the effective time of the merger, vested or unvested, will be cancelled as of the effective time of the merger in exchange for a cash payment equal to $10.00 times the number of shares subject to the option (or other stock-based equity awards), less the aggregate exercise price of the option (or other stock-based equity awards) and any required withholding taxes. The total amount expected to be paid in respect of options (and other stock-based equity awards) is approximately $11.9 million.

Each warrant to acquire shares of our common stock that is outstanding immediately prior to the effective time of the merger will be cancelled as of the effective time of the merger in exchange for a cash payment equal to $10.00 times the number of shares subject to the warrant, less the aggregate exercise price of the warrant and any required withholding taxes. The total amount expected to be paid in respect of warrants is approximately $5.1 million.

The total amount expected to be paid in respect of options, Company stock-based awards and warrants is approximately $17.0 million.

Effect on Listing; Registration and Status of Common Stock

Our common stock is registered as a class of equity securities under the Exchange Act and is quoted on the NASDAQ-Global Market under the symbol “BJGP.” As a result of the merger, the Company will be a privately held subsidiary, with no public market for its common stock. After the merger, our common stock will cease to be traded on the NASDAQ-Global Market and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, registration of our common stock under the Exchange Act will be terminated. This termination and the delisting of the Company’s common stock from the NASDAQ-Global Market will make the Exchange Act inapplicable to the Company as a stand-alone company, such as:

•	the short-swing recovery provisions of Section 16(b) and the requirement to furnish a proxy or an information statement in connection with a stockholders’ meeting; and

•

the liability provisions of the Exchange Act and the corporate governance requirements under NASDAQ rules and regulations and under the Sarbanes-Oxley Act of 2002 (such as the requirement that certain executive officers of the Company certify the accuracy of the Company’s financial statements and that annual reports contain management’s report on the effectiveness of the company’s internal controls).

In addition, the Company will no longer be required to file periodic reports with the SEC after the effective time of the merger with respect to its common stock.

Considerations Relating to the Proposed Merger

Set forth below are various risks relating to the proposed merger. The following is not intended to be an exhaustive list of the risks relating to the merger and should be read in conjunction with the other information in this proxy statement. In addition, you should refer to the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated in this proxy statement by reference, for risks relating to the Company’s business, as supplemented with the following risk factors:

Failure to complete the merger could negatively impact the market price of the Company’s common stock.

If the merger is not completed for any reason, the Company will be subject to a number of material risks, including the following:

•	the market price of the Company’s common stock may decline to the extent that the current market price of its shares reflects a market assumption that the merger will be completed;

•

unless the failure to complete the merger is a result of a willful failure of Sanofi or Merger Sub, costs relating to the merger, such as legal, accounting and financial advisory fees, and, in specified circumstances, termination fees, must be paid even if the merger is not completed; and

•

the diversion of management’s attention from the day-to-day business of the Company, the potential disruption to its employees and its relationships with customers, suppliers and distributors and potential diversion from certain aspects of its previously announced capital expenditure program during the period before the completion of the merger may make it difficult for the Company to regain its financial and market positions if the merger does not occur.

If the merger is not approved by our stockholders at the special meeting, the Company and Sanofi will not be permitted under Delaware law to complete the merger, and each of the Company and Sanofi will have the right to terminate the merger agreement. Upon such termination, the Company may be required to pay Sanofi a termination fee. See “Terms of the Merger Agreement—Termination of the Merger Agreement” beginning on page 63 of this proxy statement.

Further, if the merger agreement is terminated and our board of directors seeks another merger or business combination, stockholders cannot be certain that we will be able to find a party willing to pay an equivalent or better price than the price to be paid in the proposed merger.

Unless the merger agreement is terminated, the Company will not be able to enter into a merger or business combination with another party at a favorable price because of restrictions in the merger agreement.

Unless and until the merger agreement is terminated, subject to specified exceptions, the Company is restricted from initiating, soliciting or taking any action to facilitate or encourage the submission of any offer or proposal relating to an alternative transaction with any person or entity other than Sanofi. In addition, the Company will not be able to enter into an alternative transaction on more favorable terms, unless and until the merger agreement is terminated, which would result in the Company paying a $20,800,000 termination fee to Sanofi. See “Terms of the Merger Agreement—No Solicitations” beginning on page 58 of this proxy statement and “Terms of the Merger Agreement—Termination of the Merger Agreement” beginning on page 63 of this proxy statement.

Uncertainties associated with the merger may cause the Company to lose key personnel.

Our current and prospective employees may be uncertain about their future roles and relationships with the Company following the completion of the merger. This uncertainty may adversely affect our ability to attract and retain key management and personnel.

Gain recognized on the receipt of cash for our common stock pursuant to the merger may be subject to tax under PRC tax law.

Under the PRC Enterprise Income Tax Law, or the PRC EIT Law, which took effect on January 1, 2008, enterprises established outside of China whose “de facto management bodies” are located in the PRC are considered “resident enterprises”. The implementation rules for the PRC EIT Law define the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. Although there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company does not believe that it should be considered a resident enterprise under the PRC EIT Law or that the gain recognized on the receipt of cash for our common stock should otherwise be subject to PRC tax to stockholders that are not PRC residents. If, however, the PRC tax authorities were to determine that the Company should be considered a resident enterprise or that the receipt of cash for our common stock should otherwise be subject to PRC tax, then gain recognized on the receipt of cash for our common shares pursuant to the merger by our stockholders who are not PRC residents could be treated as PRC-source income that would be subject to PRC income or withholding tax at a rate of up to 10%. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences.

Litigation Related to the Merger

In connection with the merger, two putative shareholder class action lawsuits have been filed the Court of Common Pleas of Montgomery County Pennsylvania.

On November 15, 2010, a putative shareholder class action lawsuit was filed in the Court of Common Pleas of Montgomery County Pennsylvania against the Company, the members of our board of directors, Sanofi and Merger Sub. The complaint in the lawsuit, M. Curtis Young v. BMP Sunstone Corp., et al., C.A. No. 2010-33305-0, asserts that our board of directors and the Company’s Chief Financial Officer breached their fiduciary duties by causing the Company to enter into the merger agreement and further asserts that the Company, Sanofi and Merger Sub aided and abetted those alleged breaches of duty. The complaint seeks, among other relief, an order enjoining the merger, rescission of the merger agreement, imposition of a constructive trust to hold proceeds that defendants in the action receive from the merger, plaintiff’s counsel’s fees and experts’ fees.

On November 17, 2010, a putative shareholder class action lawsuit was filed in the Court of Common Pleas of Montgomery County Pennsylvania against the Company and the members of our board of directors. The complaint in the lawsuit, Gerald W. Kyler v. Xiaoying Gao, et al., Case Number 2010-33995, asserts that the members of our board of directors breached their fiduciary duties by causing the Company to enter into the merger agreement and further asserts that the Company aided and abetted those alleged breaches of duty. The complaint seeks, among other relief, an order enjoining the merger, rescission of the merger agreement, plaintiff’s counsel’s fees and experts’ fees.

While these cases are in their early stages, the Company and our board of directors believe that these lawsuits are without merit, and intend to defend the lawsuits vigorously.

Interests of Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors, you should be aware that the Company’s directors and executive officers may be deemed to have interests in the transaction that are different from or in addition to the interests of the Company’s stockholders generally and that may present a conflict of interest. Our board of directors was aware of these interests and considered that such interests may be different from or in addition to the interests of our stockholders generally, among other matters, in approving the merger agreement and the transactions contemplated thereby and in determining to recommend that our stockholders vote for adoption of the merger agreement and approval of the merger. You should consider these and other interests of our directors and executive officers that are described in the proxy statement.

Cash-Out of Stock Options

The merger agreement provides that each outstanding option to purchase shares of the Company’s common stock granted under the employee and director stock plans of the Company, whether vested or unvested, that is outstanding immediately prior to the effective date of the merger, will become fully vested and converted into the right to receive an amount in cash determined by multiplying (x) the total number of shares of Company common stock subject to such stock option by (y) the excess, if any, of the amount of the merger consideration over the applicable exercise price per share of the Company common stock subject to such stock option.

The table below provides information, for each of our directors and executive officers, regarding the aggregate number of shares of common stock underlying outstanding vested and unvested options as of November 18, 2010, the aggregate number of shares of common stock subject to outstanding unvested options that will become fully vested in connection with the merger, the weighted average exercise price and the value of the unvested options, and the weighted average exercise price and value of all options. The information in the table assumes that all options will remain outstanding as of the effective date of the merger.

	Number of Shares Underlying Options	Number of Shares Underlying Unvested Options	Weighted Average Exercise Price of Unvested Options	Value of Unvested Options	Weighted Average Exercise Price of Vested and Unvested Options	Value of Vested and Unvested Options	Cash-Out Value of Options
Outside Directors
Les R. Baledge	50,000	31,251	$3.49	$109,065.99	$3.49	$174,500	$325,500
Martyn D. Greenacre	395,000	56,879	$7.36	$418,497.42	$5.38	$2,123,650	$1,826,350
Daniel Harrington	50,000	37,500	$3.84	$144,000.00	$3.84	$192,000	$308,000
Frank J. Hollendoner	165,000	23,128	$6.73	$155,763.57	$5.23	$862,800	$787,200
John W. Stakes, M.D.	230,000	24,378	$6.74	$164,257.32	$4.15	$955,200	$1,344,800
Albert Yeung	105,000	16,878	$6.26	$105,588.57	$6.05	$635,750	$414,250

Executive Officers
David Gao	455,000	66,878	$5.77	$385,832.32	$3.80	$1,730,000	$2,820,000
Fred M. Powell	260,000	34,378	$5.82	$199,938.57	$4.01	$1,043,450	$1,556,550
Zhijun Tong	80,000	30,419	$7.32	$222,759.70	$7.74	$619,000	$181,000
Yanping Zhao	245,000	143,127	$6.09	$871,544.74	$7.47	$1,829,250	$620,750

Cash-Out of Other Stock Based Awards

The merger agreement provides that at the effective date of the merger, each right of any kind, contingent or accrued, to receive shares of the Company’s common stock or benefits measured in whole or in part by the value of a number of shares of the Company’s common stock, and each award of any kind consisting of shares of the Company’s common stock, granted under any Company stock plans or Company benefit plans (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents), whether vested or unvested, which is outstanding immediately prior to the effective date of the merger will no longer represent a right or award with respect to shares of the Company’s common stock and will become fully vested and will entitle the holder to receive, on the effective date of the merger, an amount in cash equal to the merger consideration in respect of each share underlying a particular vested stock based award of the Company. Zhijun Tong holds 3,200,000 shares of the Company’s common stock which are restricted. Pursuant to the terms and condition of the merger agreement, these restricted shares of common stock at the effective time of the merger will no longer be subject to any restrictions and will be exchangeable for the merger consideration payable with respect to the shares.

Cash-Out of Warrants

The merger agreement provides that our board of directors will adopt resolutions and take any other actions (if necessary) to provide that each warrant outstanding immediately prior to the effective date of the merger will be canceled in exchange for one lump sum cash payment equal to (i) the product of (x) the number of shares of common stock of the Company subject to such warrant and (y) the merger consideration, minus (ii) the product of (x) the number of shares of common stock of the Company subject to such warrant and (y) the per share exercise price of such warrant (provided that if such calculation results in a negative number, the lump sum cash payment will be $0). Les R. Baledge holds warrants to purchase 80,000 shares of the Company’s common stock with an exercise price of 9.37 per share. The cash-out value of Mr. Baledge’s warrants is $50,400. Daniel Harrington holds warrants to purchase 21,288 shares of the Company’s common stock with an exercise price of 9.37 per share. The cash-out value of Mr. Harrington’s warrants is $13,411.

Convertible Notes

Les R. Baledge holds $4,062,500.00 in principal and accrued interest in the Company’s 12.5% Secured Convertible Notes due July 1, 2011, which are currently convertible into 1,354,166 shares of the Company’s common stock. Mr. Baledge’s wife and children hold $507,812.50 in principal and accrued interest in the Company’s 12.5% Secured Convertible Notes due July 1, 2011, which are currently convertible into 169,270 shares of the Company’s common stock. TVI Corp, HTH Limited Partnership and Tinkham Veale II Revocable Trust hold an aggregate of $2,335,937.50 in principal and accrued interest in the Company’s 12.5% March Cash Secured Convertible Notes due July 1, 2011 and the Company’s 12.5% Secured Convertible Notes due July 1, 2011, which are currently convertible into an aggregate of 778,645 shares of the Company’s common stock. Daniel Harrington has voting and investment control over the securities held by TVI Corp, HTH Limited Partnership and Tinkham Veale II Revocable Trust.

Severance Payments Under Employment Agreements

Consummation of the merger will constitute a change in control under the employment agreements between David Gao, Zhijun Tong, Fred M. Powell and Yanping Zhao and the Company. Each employment agreement provides for certain salary continuation payments and option acceleration in the event of an involuntary termination within 12 months of a change in control event. In contemplation of the merger, the existing employment agreements between Messrs. Gao, Tong, Powell and Ms. Zhao and the Company will be terminated, and in consideration therefor, each individual will be entitled to a special payment in an aggregate amount equal to 18 months’ current base salary to be paid at the effective date of the merger. The special payments will be subject to each individual’s execution of a general release of claims of the Company and Sanofi, and continued

compliance with certain restrictive covenants consistent with covenants contained in the existing employment agreements. Accordingly, as a result of this merger, Messrs. Gao, Tong, Powell and Ms. Zhao will receive the following special payment, payable in a lump sum, as of the effective date of the merger, equal to the sum of:

•	David Gao: 18 months of current salary, at an amount of $500,000 per annum, for a total lump sum payment of $750,000;

•	Zhijun Tong: 18 months of current salary at an amount equal to the sum of $240,000 plus 792,000 RMB per annum, for a total lump sum payment equal to the sum of $360,000 plus 1,188,000 RMB;

•	Fred M. Powell: 18 months of current salary at an amount of $325,000 per annum, for a total lump sum payment of $487,500;

•

Yanping Zhao: 18 months of current salary at an amount equal to the sum of U.S. $120,000 plus 840,000 RMB per annum, for a total lump sum payment of an amount equal to the sum of U.S. $180,000 plus 1,260,000 RMB.

Retention Agreements

The merger agreement provides that Sanofi and the Company will, in consultation and cooperation with each other, negotiate and enter into retention agreements with David Gao, Zhijun Tong, Fred M. Powell and Yanping Zhao, who we refer to collectively herein as “Retention Executives,” which will incorporate the terms set forth in the term sheets for the retention agreements which have been determined to be mutually acceptable to Sanofi and the Retention Executives. The purpose of the retention agreements is to provide appropriate incentives to the Retention Executives and to induce their continued employment with the surviving corporation following the effective date of the merger.

Pursuant to the terms of the retention agreements, any existing employment agreements between the corresponding Retention Executives and the Company will be terminated (except with respect to any restrictive covenants applicable to such Retention Executives under such employment agreements). After the effective date of the merger, the terms of employment of each of the Retention Executives will be as specified in their respective retention agreements. Each Retention Executive will be entitled to a retention payment in an amount equal to six months of their respective current base salaries which will be payable on the date that is six months after the effective date of the merger, subject to the continued employment by the respective Retention Executive and their compliance with their respective retention agreements. The Retention Executives may become eligible to receive retention payments in the following amounts:

•	David Gao: $250,000;

•	Zhijun Tong: $175,000;

•	Fred M. Powell: $162,500; and

•	Yanping Zhao: $162,500.

Salaries, benefits and bonus levels will be maintained at the levels in existence prior to the effective date of the merger for each Retention Executive. Each Retention Executive will continue to be subject to a two-year non-competition and non-interference covenant, as well as confidentiality and nondisclosure covenants, consistent with the covenants contained in the employment agreements in effect prior to the effective date of the merger. Specifically, the non-competition covenant will prohibit the executive from, without prior written approval from the Company, being connected in any manner, in any relation or capacity, with any competing organization, who was a customer of the Company, for the purpose of inducing the customer to purchase/lease a competing service. Additionally, the non-interference covenant will prohibit the executive from directly or indirectly, employing, hiring, soliciting or, in any manner, encouraging any employee of the Company to leave the employ of the Company.

Strategic Committee Fees

In connection with this merger, our board of directors created a strategic committee in order to perform the analysis of strategic alternatives for the Company. The strategic committee is composed of Les R. Baledge, David Gao, Martyn D. Greenacre, Daniel P. Harrington, Frank J. Hollendoner, John W. Stakes, M.D., Zhijun Tong and Albert Yeung. Due to the commitment of the members of the strategic committee and the significant time and effort devoted by such individuals to the merger, our board of directors has elected to compensate the following members of the strategic committee as follows:

•	Les R. Baledge: $110,000

•	Albert Yeung: $80,000

•	Martyn D. Greenacre: $50,000

•	Daniel P. Harrington: $50,000

•	Frank J. Hollendoner: $50,000

•	John W. Stakes, M.D.: $50,000

David Gao and Zhijun Tong are not being compensated for their service as members of the strategic committee since they are receiving the special payments and retention payments as described above.

Indemnification of Executive Officers and Directors

The merger agreement contains provisions relating to the indemnification of and insurance for the Company’s directors and officers. Under the merger agreement, Sanofi and Merger Sub agree that all rights to indemnification for acts or omissions occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger (including any matters arising in connection with the transactions contemplated by the merger agreement), now existing in favor of the current or former directors, officers or employees of the Company as provided in the Company’s certificate of incorporation or bylaws or in any agreement shall survive the merger and shall continue in full force and effect. Further, Sanofi has agreed, to the fullest extent permitted under applicable law, to indemnify and hold harmless the current or former directors, officers or employees of the Company against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before, at or after the effective time of the merger in connection with such persons serving as an officer, director, employee or other fiduciary of the Company or any of its subsidiaries, including any actions or omissions or alleged actions or omissions in connection with the transactions contemplated by the merger agreement.

Directors’ and Officers’ Insurance

Under the merger agreement, for a period of six years from and after the effective time of the merger, Sanofi shall cause the Company to either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or its subsidiaries or provide substitute policies or purchase a “tail policy,” in either case, of at least the same coverage and amounts containing terms and conditions and from carriers with comparable credit ratings which are no less advantageous to the current or former directors, officers or employees of the Company with respect to claims arising from facts or events, actions or omissions on or before the effective time of the merger, except that in no event shall the Company be required to pay with respect to such insurance policies in respect of any one policy year more than 300% of the annual premium payable by the Company for such insurance for the year ending December 31, 2009. If the Company is unable to obtain the insurance as provided above, it shall obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to 300% of the annual premium payable by the Company for such insurance for the year ending December 31, 2009, in respect of each policy year within such period. The Company may, in lieu of the foregoing insurance coverage, purchase, prior to the effective time of the merger, a six-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits, and from a carrier or carriers with comparable credit ratings, as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the effective time of the merger, covering without limitation the transactions contemplated by the merger agreement.

If Sanofi or the Company (i) consolidates with or merges into any other person, or (ii) transfers 50% or more of its properties or assets to any person, then and in each such case, proper provision shall be made so that the successors, assigns or transferees of Sanofi or the Company, as the case may be, will assume the obligations described above.

The foregoing summary of the indemnification of executive officers and directors’ and executive officers’ insurance is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Appendix A.

Regulatory Matters—Foreign Governmental Regulation

Pursuant to the PRC Anti-Monopoly Law, the Company and Sanofi are required to make a pre-closing competition filing with the Chinese Ministry of Commerce of the PRC, which we refer to as “MOFCOM.” The parties anticipate making the filing with MOFCOM on or before November 30, 2010. MOFCOM may ask for additional materials and is expected to complete its review within 30 calendar days from the date on which it deems the application to be complete. This initial review period may be extended for an additional 90 days and, under certain circumstances, a maximum of an additional 60 days.

Although we do not expect MOFCOM to raise any significant concerns in connection with their review of the proposed sale of the Company to Sanofi, there is no assurance that the parties will obtain the required regulatory approval, or that the approval will not be subject to conditions or restrictions that may have an adverse effect on either the Company or Sanofi after the completion of the proposed transaction.

The Company and Sanofi are not aware of any other pre-closing antitrust or competition law filings required in connection with the proposed transaction.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to certain holders of our common stock. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” in this proxy statement, Treasury regulations promulgated under the Code, administrative rulings and pronouncements issued by the Internal Revenue Service, which we refer to as the “IRS,” and court decisions now in effect. All of these authorities are subject to change, possibly with retroactive effect so as to result in tax consequences different from those described below. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and the statements and conclusions in this proxy are not binding on the IRS or any court. We can provide no assurances that the tax consequences described below will not be challenged by the IRS or will be sustained by a court if so challenged.

This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of our common stock. In addition, this summary does not address the U.S. federal income tax consequences of the merger to holders of our common stock who are subject to special treatment under U.S.

federal income tax laws, including, for example, banks and other financial institutions, insurance companies, tax-exempt investors, S corporations, U.S. expatriates, dealers in securities, traders in securities who elect the mark-to-market method of accounting for their securities, regulated investment companies, mutual funds, controlled foreign corporations, holders who hold their common stock as part of a hedge, straddle or conversion transaction, holders whose functional currency is not the U.S. dollar, holders who acquired our common stock through the exercise of employee stock options or other compensatory arrangements, holders who are subject to the alternative minimum tax provisions of the Code and holders who do not hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code.

This discussion does not address U.S. federal estate or gift tax consequences of the merger, or the tax consequences of the merger under state, local, or foreign tax laws.

For purposes of this discussion, we use the term “U.S. holder” to refer to a beneficial owner of our common stock that is: (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions, (iii) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person, or (iv) an estate that is subject to U.S. federal income tax on its income regardless of its source.

For purposes of this discussion, we use the term “non-U.S. holder” to mean a beneficial owner of our common stock that is not a U.S. holder or a partnership or other pass-through entity treated as a partnership for U.S. federal income tax purposes.

If a partnership or other pass-through entity (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the merger.

This summary is provided for general information purposes only and is not intended as a substitute for individual tax advice. Each holder of our common stock should consult the holder’s individual tax advisors as to the particular tax consequences of the merger to such holder, including the application and effect of any state, local, foreign or other tax laws and the possible effect of changes to such laws.

U.S. Holders

Exchange of Common Stock for Cash. Generally, the merger will be taxable to the U.S. holders of our common stock for U.S. federal income tax purposes. A U.S. holder of our common stock receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in our common stock surrendered. Any such gain or loss generally will be capital gain or loss. Any capital gain or loss will be taxed as long-term capital gain or loss if the U.S. holder has held our common stock for more than one year prior to the effective time of the merger. If the U.S. holder has held our common stock for one year or less prior to the effective time of the merger, any capital gain or loss will be taxed as short-term capital gain or loss. In general, long-term capital gains derived by non-corporate U.S. holders from the exchange of corporate stock for cash are subject to a U.S. federal tax rate of 15% through December 31, 2010. For taxable years after December 31, 2010, the U.S. federal tax rate on long-term capital gains from the exchange of stock for cash is currently scheduled to increase from 15% to 20%. U.S. holders of our common stock should consult their own tax advisors regarding the effect of this pending rate increase. The deductibility of capital losses is subject to certain limitations. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such U.S. holder must determine the adjusted tax basis and holding period separately with respect to each such block of our common stock.

Dissenting Stockholders. U.S. holders of our common stock who perfect dissenters’ rights with respect to the merger, as discussed under “—Dissenters’ Rights of Appraisal” beginning on page 48 of this proxy statement, and who receive cash in respect of their shares of our common stock, generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in our common stock surrendered. Each such U.S. holder should consult its own tax advisor as to the tax consequences of the receipt of cash as a result of exercising dissenters’ rights.

Information Reporting and Backup Withholding. Generally, U.S. holders of our common stock will be subject to information reporting on the cash received in the merger unless such U.S. holders are corporations or other exempt recipients. Under the backup withholding rules, a U.S. holder may be subject to backup withholding (at a current rate of 28%, but scheduled to increase to 31% for taxable years beginning after December 31, 2010) with respect to all cash payments to which a U.S. holder of our common stock is entitled in connection with the merger unless such U.S. holder provides under penalties of perjury on a Form W-9 (or appropriate substitute form) a taxpayer identification number, certifies that such U.S. holder is a U.S. person and that such taxpayer identification number is correct and that no backup withholding is otherwise required, and otherwise complies with such backup withholding rules. Each U.S. holder of our common stock should complete and sign the Form W-9 (or appropriate substitute form) included as part of the letter of transmittal and return it to the exchange agent, in order to certify that the U.S. holder is exempt from backup withholding or to provide the necessary information to avoid backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder of our common stock under these rules will be allowed as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

Exchange of Common Stock for Cash. Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

the non-U.S. holder owns, directly or indirectly, more than 5% of our common stock and the Company is or has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the shorter of (i) such non-U.S. holder’s holding period and (ii) the five-year period ending on the date of the exchange of such shares in the merger.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the exchange of stock for cash in the merger under regular graduated U.S. federal income tax rates unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or at such lower rate as may be specified by an applicable income tax treaty). An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the U.S.

The Company does not believe it will be treated as a U.S. real property holding corporation. However, if the Company is treated as a U.S. real property holding corporation and the non-U.S. holder owns, directly or indirectly, more than 5% of our common stock, then the gain recognized by the non-U.S. holder on the receipt of cash in the merger would be treated as effectively connected with a U.S. trade or business and would be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates.

Information Reporting and Backup Withholding. Cash proceeds received by a non-U.S. holder pursuant to the exchange of stock for cash in the merger may be subject to information reporting unless an exemption applies. In addition, backup withholding described above may apply, unless the payee certifies under penalties of perjury on the appropriate Form W-8 (or appropriate substitute form) that it is not a U.S. person or otherwise establishes an exemption, provided that the exchange agent does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. Each non-U.S. holder of our common stock should complete and sign the appropriate Form W-8 (or appropriate substitute form) included as part of the letter of transmittal and return it to the exchange agent.

HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Material PRC Tax Consequences

Under the PRC EIT Law, which took effect on January 1, 2008, enterprises established outside of China whose “de facto management bodies” are located in the PRC are considered “resident enterprises”. The implementation rules for the PRC EIT Law define the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. Although there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company does not believe that it should be considered a resident enterprise under the PRC EIT Law or that the gain recognized on the receipt of cash for our common stock should otherwise be subject to PRC tax to stockholders that are not PRC residents. If, however, the PRC tax authorities were to determine that the Company should be considered a resident enterprise or that the receipt of cash for our common stock should otherwise be subject to PRC tax, then gain recognized on the receipt of cash for our common shares pursuant to the merger by our stockholders who are not PRC residents could be treated as PRC-source income that would be subject to PRC income or withholding tax at a rate of up to 10%. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences.

Dissenters’ Rights of Appraisal

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your common stock, as determined by the Court of Chancery of the State of Delaware, which we refer to as the “Chancery Court.” Any of our stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL, which we refer to as “Section 262,” in order to perfect their rights. We will require strict compliance with the statutory procedures. A copy of Section 262 is attached to this proxy statement as Appendix D.

The following is a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder’s appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the text of Section 262. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your right to appraisal under Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix D because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law. Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the merger that dissenters’ appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262.

•	You must deliver to us, as set forth below, a written demand for appraisal of your shares before the stockholder vote is taken on the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger. Voting against (by proxy or otherwise) or failing to vote for the merger itself does not constitute a demand for appraisal under Section 262.

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You must not vote in favor of the merger. A vote in favor of the merger, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

•	You must be a stockholder of record of the Company’s common stock on the date the written demand for appraisal is made and continue to hold the shares of record through the completion of the merger.

If you fail to comply with any of these conditions, and the merger is completed, you will be entitled to receive the cash payment for your shares of the Company’s common stock as provided for in the merger agreement, but will have no appraisal rights with respect to your shares of the Company’s common stock.

All demands for appraisal should be addressed to BMP Sunstone Corporation, Attn: Secretary, 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462, should be delivered before the vote on the merger is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of the Company’s common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of the Company’s common stock.

To be effective, a demand for appraisal by a holder of the Company’s common stock must be made by, or in the name of, such record stockholder, fully and correctly, as the stockholder’s name appears on the stock certificate(s) and cannot be made by the beneficial owner if such beneficial owner does not also hold the shares of record. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of such shares.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner. If you hold your shares of the Company’s common stock in a brokerage or bank account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or bank or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

Within ten days after the effective date of the merger, the Company, as the surviving entity must give written notice of the effective time of the merger to each of the Company’s stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date of the merger, but not thereafter, either the surviving entity or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Chancery Court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal rights. We have no obligation or present intention to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder’s previous written demand for appraisal.

Within 120 days after the effective date of the merger, but not thereafter, any stockholder who has complied with Section 262 will be entitled, upon written request to us, to receive a statement setting forth the aggregate number of shares of the Company’s common stock not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

After determination of the stockholders entitled to appraisal of their shares of the Company’s common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement. You should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under Section 262. Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of the Company’s common stock.

In view of the complexity of Section 262, any of our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors. Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights.

TERMS OF THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Appendix A. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read carefully the merger agreement in its entirety as it is the legal document governing the merger.

The Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL at the effective time of the merger, Merger Sub will be merged with and into the Company and, as a result of the merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation and become a wholly owned subsidiary of Sanofi. The Company will continue to be governed by the DGCL and all of its rights, privileges, immunities, powers and franchises will continue unaffected by the merger.

The closing of the merger will occur on a date specified by the parties no later than the second business day after all of the conditions set forth in the merger agreement and described under “—Conditions to the Merger” are satisfied or waived, or at such other time as agreed to by the parties. The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties.

The Merger Consideration and the Conversion of the Company’s Capital Stock

At the effective time of the merger, by virtue of the merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $10.00 in cash, without interest and less any required withholding taxes, other than the following shares, which will be cancelled and no payment made with respect thereto:

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shares of the Company’s common stock owned directly or indirectly by Sanofi or Merger Sub or held by the Company as treasury stock (in each case, other than any such shares held on behalf of third parties) immediately prior to the effective time of the merger; and

•	shares of the Company’s common stock which have properly exercised their appraisal rights in accordance with Delaware law (see the “Appraisal Rights” section).

The price to be paid for each share of the Company’s common stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of capital stock of the Company by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend with respect to the shares of the Company’s common stock that occurs prior to the effective time of the merger.

Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock of the surviving corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the surviving corporation.

Payment Procedures

Prior to the effective time of the merger, Sanofi will deposit with the paying agent for the merger the aggregate consideration to be paid to holders of shares of the Company’s common stock and the holders of stock options and other stock-based equity awards that have been granted to employees, officers and directors of the Company.

Each holder of shares of the Company’s common stock that are converted into the right to receive the merger consideration will be entitled to receive the per share merger consideration upon (i) surrender to the paying agent of a certificate, together with a duly completed and validly executed letter of transmittal, in the case of certificated shares of the Company’s common stock, or (ii) receipt by the paying agent of an “agent’s message,” in the case of a book-entry transfer of uncertificated shares of the Company’s common stock, together with such other documents as may customarily be required by the paying agent. Until so surrendered, each such certificate or uncertificated share will represent after the effective time of the merger for all purposes only the right to receive the per share merger consideration upon such surrender. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate or uncertificated share.

Treatment of Stock Options, Other Stock-Based Equity Awards, Warrants

Stock Options. Upon the completion of the merger, each outstanding option to acquire the Company’s common stock (and other stock-based equity awards), whether or not vested, that remains outstanding as of the closing of the merger will become vested and be converted into the right to receive a cash payment equal to the number of shares of the Company’s common stock underlying the option (or other stock-based equity awards) multiplied by the amount (if any) by which the per share merger consideration exceeds the applicable exercise price of the option (or other stock-based equity awards), less any applicable withholding taxes.

Warrants. Upon the completion of the merger, each outstanding warrant to acquire the Company’s common stock that remains outstanding as of the closing of the merger will be converted into the right to receive a cash payment equal to the number of shares of the Company’s common stock underlying the warrant multiplied by the amount (if any) by which the per share merger consideration exceeds the applicable exercise price of the warrant.

Stockholders’ Meeting

Pursuant to the terms of the merger agreement, the Company has agreed to, as promptly as practicable after the date of the merger agreement, file a preliminary proxy statement relating to the special meeting of the Company’s stockholders to be held for the purpose of considering the merger agreement and the transactions contemplated by the merger agreement.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company to Sanofi and Merger Sub and representations and warranties made by Sanofi and Merger Sub to the Company. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, these representations and warranties have been qualified by certain disclosures that the Company made to Sanofi and Merger Sub in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. The representations and warranties in the merger agreement and the description of them in this document should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC. This description of the representations and warranties is included to provide the Company’s stockholders with information regarding the terms of the merger agreement.

In the merger agreement, the Company has made customary representations and warranties to Sanofi and Merger Sub with respect to, among other things:

•	the due organization, valid existence, good standing, power and authority of the Company and its subsidiaries;

•	its capitalization, including in particular the number of shares of the Company’s common stock issued and outstanding;

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its authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement, the enforceability of the merger agreement against the Company and the inapplicability of state anti-takeover statutes;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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the absence of conflicts with, creation of liens or defaults under the Company’s or its subsidiaries’ governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	its SEC filings since January 1, 2007, including financial statements contained therein;

•	internal controls and compliance with the Sarbanes-Oxley Act of 2002;

•	the absence of specified undisclosed liabilities;

•	compliance with laws and permits, including environmental laws and regulations;

•	matters related to employee benefit plans;

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conduct of business and absence of certain changes, except as contemplated by the merger agreement, including that there has been no fact, event, change, development or set of circumstances, that has had or would reasonably be expected to have, a material adverse effect on the Company;

•	the absence of certain litigation or investigations;

•	the accuracy and compliance with applicable securities laws of the information supplied by the Company in this proxy statement;

•	tax matters;

•	labor and employment matters;

•	intellectual property matters;

•	receipt by the Company’s board of directors of a fairness opinion from each of Stephens and PBC;

•	the required vote of the Company’s stockholders;

•	matters with respect to the Company’s material contracts;

•	title to properties and the absence of encumbrances;

•	the absence of undisclosed brokers’ fees and expenses;

•	insurance matters;

•	transactions between the Company and interested parties;

•	the Company’s largest customers and suppliers; and

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the lack of facts or circumstances that would result in any governmental entity acting pursuant to the Anti-Monopoly Law of the PRC, which we refer to as the “PRC Merger Regulation,” to request a material divestiture of the assets or business of either Sanofi or the Company.

Many of the representations and warranties in the merger agreement made by the Company are qualified by a “materiality” or “material adverse effect with respect to the Company” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on the Company).

Under the merger agreement, a material adverse effect with respect to the Company is generally defined as a state of facts, circumstances, events or changes that have had a material adverse effect on the assets, liabilities, business, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or the ability of the Company to consummate the merger, but does not include:

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facts, circumstances, events or changes (i) generally affecting the specialty pharmaceutical industry or the segments thereof in which the Company and its subsidiaries operate (including changes to commodity prices) in the PRC or elsewhere, (ii) generally affecting the economy or the financial, debt, credit or securities markets in the United States, the PRC or elsewhere, (iii) resulting from any political conditions or developments in general, (iv) resulting from any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism (other than any of the foregoing to the extent that it causes any direct damage or destruction to or renders physically unusable or inaccessible any material facility or property of the Company or any of its subsidiaries), (v) reflecting or resulting from changes or proposed changes in law (including rules and regulations) or interpretation thereof or accounting principles generally accepted in the U.S., which we refer to as “GAAP,” (or interpretations thereof), or (vi) resulting from actions of the Company or any of its subsidiaries that Sanofi has expressly requested in writing or to which Sanofi has expressly consented in writing; provided that clauses (i) through (v) above may be taken into account if they disproportionately affect the Company relative to other industry participants;

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any decline in the stock price of the Company’s common stock on the NASDAQ – Global Market or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such decline or failure may, to the extent applicable, be considered in determining whether there is a material adverse effect); or

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any facts, circumstances, events or changes resulting from the announcement or the existence of, or compliance (other than the obligation of the Company to comply with its obligations to operate in the ordinary course of business) with, the merger agreement and the transactions contemplated by the merger agreement.

In the merger agreement, Sanofi and Merger Sub made customary representations and warranties to the Company with respect to, among other things:

•	the due organization, valid existence, good standing, power and authority of Sanofi and Merger Sub;

•

the authority of each of Sanofi and Merger Sub to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of Sanofi and Merger Sub;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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the absence of conflicts with, creation of liens or defaults under Sanofi’s or Merger Sub’s governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	Sanofi’s SEC filings since January 1, 2007, including financial statements contained therein;

•	the absence of certain litigation or investigations;

•	the accuracy and compliance with applicable securities laws of the information supplied by Sanofi and Merger Sub contained in this proxy statement;

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the sufficiency of funds to satisfy its obligations under the merger agreement including payment of the aggregate consideration to be paid to holders of shares of the Company’s common stock and the holders of stock options and other stock-based equity awards;

•	the capitalization of Merger Sub;

•	the absence of a requirement that Sanofi’s stockholders or board of directors vote on the merger;

•	the absence of undisclosed brokers’ fees and expenses; and

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the lack of facts or circumstances that would result in any governmental entity acting pursuant to the PRC Merger Regulation to request a material divestiture of the assets or business of either Sanofi or the Company.

The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time of the merger.

Covenants Regarding Conduct of Business by the Company Pending the Closing of the Merger

Except as required by law, set forth in the merger agreement, disclosed prior to execution of the merger agreement or agreed to in writing by Sanofi, from October 28, 2010 until the earlier of the consummation of the merger or the termination of the merger agreement, the Company will, and will cause each of its subsidiaries to:

•	conduct its businesses in the ordinary course of business; and

•

use its commercially reasonable efforts to preserve substantially intact its business organizations, keep available the services of those of their present officers, employees and workforce generally and preserve its present relationships with significant customers and suppliers.

In addition, except as required by law, disclosed prior to the execution of the merger agreement, set forth in the merger agreement or agreed to in writing by Sanofi (which may not be unreasonably withheld, delayed or conditioned), from October 28, 2010 until the earlier of the consummation of the merger or the termination of the merger agreement, with certain exceptions, the Company will not, nor will it permit its subsidiaries to:

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declare, set aside, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock, except dividends and distributions paid or made to the Company on a pro rata basis by subsidiaries in a manner consistent with past practice;

•

split, combine, recapitalize or reclassify, directly or indirectly, any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned subsidiary of the Company which remains a wholly owned subsidiary after consummation of such transaction;

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except as required pursuant to existing written agreements or employee benefit plans in effect as of the date of the merger agreement and subject to certain other exceptions agreed to by the parties, increase the compensation or other benefits payable or to become payable to the Company’s directors, officers or employees (other than pursuant to the normal annual salary review process in the ordinary course of business and consistent in all material respects with past practice); grant any severance or termination pay to, or enter into any severance agreement with any director, officer or employee of the Company or any of its subsidiaries; enter into any employment agreement with any executive officer or senior employee of the Company or any of its subsidiaries; enter into or engage in negotiations with respect to any collective bargaining or other similar agreement; or except as required by a collective bargaining agreement in the ordinary course of business, establish, adopt, enter into or amend any plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees of the Company or any of its subsidiaries, or any of their beneficiaries;

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materially change financial accounting policies or procedures or any of the Company’s methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable law;

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approve, authorize or omit to take any action that is intended or would reasonably be expected to, prevent, impede, interfere with, delay or postpone the merger or other transactions contemplated by the merger agreement;

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except in respect of the merger, any mergers, consolidations or business combinations among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, and as otherwise agreed to by the parties, authorize, propose or announce an intention to authorize or propose, or enter into agreements with respect to, any mergers, consolidations or business combinations or any acquisition or transfer of any business or stock or assets of any person that comprise or constitute a business organization or division thereof;

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(i) adopt any amendments to, or otherwise change, the Company’s certificate of incorporation or bylaws or similar applicable charter documents; or (ii) except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, issue, sell, pledge, deliver, dispose of or encumber, or authorize the issuance, sale, pledge, delivery, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise provided by the express terms of any unexercisable options outstanding on the date hereof), other than issuances of the Company’s common stock in respect of any exercise of the Company’s stock options and other stock-based awards outstanding on the date of the merger agreement, and issuances of Company’s common stock in respect of any conversion of the Company’s outstanding convertible notes, in each case in accordance with their current terms;

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grant, confer or award any compensatory shares, restricted shares, warrants, options, convertible security or other rights to acquire or which otherwise relate to any shares of the Company’s capital stock, or take any action to cause to be exercisable or vested any otherwise unexercisable or unvested award granted under an equity compensation plan of the Company;

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except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares except for acquisitions of the Company’s common stock tendered by holders of options and other stock-based awards in order to satisfy obligations to pay the exercise price and/or tax withholding obligations with respect thereto;

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incur, assume, guarantee, prepay or otherwise become liable for any indebtedness for borrowed money (directly, contingently or otherwise), other than in the ordinary course of business consistent with past practice and except for (i) any indebtedness for borrowed money among the Company and its subsidiaries and joint ventures or among the Company’s subsidiaries and joint ventures, (ii) up to $3 million in aggregate principal amount of indebtedness for borrowed money under commercially reasonable credit facilities or in the commercial paper market incurred to replace, renew, extend, refinance or refund any existing short-term indebtedness for borrowed money, (iii) guarantees by the Company of indebtedness for borrowed money of subsidiaries of the Company, and (iv) indebtedness for borrowed money not to exceed $3 million in aggregate principal amount outstanding at any time incurred by the Company or any of its subsidiaries other than in accordance with clauses (i)—(iii) above;

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except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any lien (other than liens which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used ) or otherwise dispose of any portion of its properties or assets, including the capital stock of subsidiaries, other than in the ordinary course of business and except (i) pursuant to existing agreements in effect prior to the execution of the merger agreement, (ii) in the case of liens, as required in connection with any indebtedness permitted to be incurred by the merger agreement, and (iii) for transactions involving less than $500,000 individually, or $2 million in the aggregate;

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terminate, cancel, renew, or request or agree to any material amendment or material modification to, material change in, or material waiver under, any material contract or permit, or enter into or materially amend any contract, or waive, release or assign any material right or claim under any contract or permit;

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(i) settle any action relating to the merger, the merger agreement or the transactions completed by the merger agreement, or (ii) settle any other action, other than for monetary damages payable by the Company or any subsidiary not in excess of $500,000 individually or $2 million in the aggregate or (iii) commence any material action other than in the ordinary course of business without reasonably consulting with Sanofi prior to such commencement or other than any action against Sanofi or Merger Sub arising out of or relating to the merger, the merger agreement or the transactions contemplated by the merger agreement;

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(i) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any intellectual property or licenses of intellectual property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and taxes, to maintain and protect the Company’s interest in the intellectual property or licenses of intellectual property, (ii) grant to any third person any license with respect to any intellectual property, except non-exclusive licenses in the ordinary course of business consistent with past practice, (iii) develop, create or invent any intellectual property jointly with any third person, except in the ordinary course of business consistent with past practice, (iv) disclose any confidential information or confidential intellectual property to any person, other than employees of the Company or the subsidiaries that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof, or (v) fail to notify Sanofi and Merger Sub promptly of any infringement, misappropriation or other violation of or conflict with any intellectual property of which the Company or any subsidiary becomes aware and to consult with Sanofi and Merger Sub regarding the actions (if any) to take to protect such intellectual property;

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fail to exercise any rights of renewal pursuant to the terms of any of the leases or subleases underlying leased real property which by their terms would otherwise expire; provided that if the terms and conditions of such leases and subleases as so extended would be materially different than the terms and conditions currently in effect, the Company shall not, and shall cause its subsidiaries not to, exercise such rights without Sanofi’s prior written consent;

•	fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

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(i) fail to maintain (with insurance companies substantially as financially responsible as its existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the Company and its subsidiaries’ past practice or (ii) undertake or permit any compromise or settlement of any claim arising under any of its respective insurance policies where the losses claimed are in excess of $500,000;

•	materially alter the terms, business arrangements or other aspects of its relationship with any material customer or supplier;

•

engage or enter into any contract, agreement or understanding with any affiliate of the Company or any of its subsidiaries, other than contracts, agreements or understandings solely with affiliates in the ordinary course of business consistent with past practices;

•	permit any of its subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions; and

•

make or change any tax election, settle or compromise any tax liability of the Company or any of its subsidiaries, make any change in tax accounting methods, file any amended tax return, enter into any closing agreement with respect to any tax or surrender any right to claim a tax refund.

No Solicitation

Subject to the below exception, the Company has agreed to, immediately following its entering into the merger agreement, cease any existing discussions or negotiations with any party or parties with respect to any alternative proposal. Specifically, subject to the below exception, the Company has agreed to not and to cause its representatives (directors, officers, financial and legal advisors, etc.) to not:

•

solicit, initiate or encourage, or take any other action to facilitate, any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes, or may reasonably be expected to constitute, an alternative proposal;

•

enter into, maintain, participate in or continue any discussions or negotiations regarding, or furnish to any person any nonpublic information in furtherance of such inquiries or to obtain or with respect to, any proposal that constitutes, or may reasonably be expected to constitute, an alternative proposal, or in response to any inquiries or proposals that may reasonably be expected to lead to any alternative proposal;

•	enter into any agreement, commitment or letter of intent providing for any alternative proposal; or

•	agree to approve, endorse or recommend any alternative proposal.

If, however, at any time before the stockholders of the Company approve the merger, the Company receives from a third party an alternative proposal that (1) constitutes a superior proposal, (2) which the Company’s board of directors determines in good faith, after consultation with outside legal counsel and financial advisors, could reasonably be expected to result in a superior proposal and (3) did not arise out of a breach of the Company’s obligations under the section of the merger agreement prohibiting solicitations, the Company is permitted to:

•

furnish nonpublic information to the third party making any such alternative proposal, if, and only if, prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement on terms no less favorable to the Company than the terms of the confidentiality agreement between Sanofi and the Company;

•	engage in discussions or negotiations with the third party with respect to the alternative proposal; and

•

if the Company’s board of directors determines in good faith (after consultation with outside legal counsel) that such action is necessary under applicable law in order for the directors to comply with their fiduciary duties, release any third party from, or waive any provision of, a confidentiality or standstill provision to which it is a party.

The Company is required to promptly (and in any event within 24 hours) notify Sanofi if it receives any proposal, inquiry, offer or request relating to or constituting an alternative proposal, any request for discussions or negotiations, or any request for information relating to the Company in connection with an alternative proposal or a potential alternative proposal or for access to the properties or books and records of the Company of which the Company or its representatives becomes aware. The Company is also required to provide Sanofi with the terms of any alternative proposal and copies of any alternative proposals and certain related documents. The Company is also required to promptly (and in any event within 24 hours) keep Sanofi reasonably informed on a current basis of any change to the terms of any alternative proposal.

An “alternative proposal” means a unsolicited, bona fide, written proposal or any bona fide, written offer made by any person (other than a proposal or offer by Sanofi) relating to (i) any merger, amalgamation, consolidation, share exchange, recapitalization, liquidation, dissolution or other business combination transaction, or a “merger of equals,” in each case involving the Company; (ii) the acquisition by any person or “group” of persons, directly or indirectly, of fifteen percent (15%) or more of the consolidated assets of the Company; (iii) the issuance to or acquisition by any person or “group” of persons of fifteen percent (15%) or more of any class of equity securities of the Company or any material subsidiary; or (iv) any tender offer or exchange offer that, if consummated, would result in any person or group of “persons” beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or of any subsidiary.

A “superior proposal” means an alternative proposal that the board of directors of the Company determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel and after taking into account relevant financial, legal, regulatory, estimated timing of consummation and other aspects of such proposal and the person or group making such proposal, would, if consummated in accordance with its terms, result in a transaction more favorable from a financial point of view to the Company and its stockholders than the merger (after taking into account any proposal by Sanofi to amend the terms of the merger or the merger agreement). For purposes of the definition of “superior proposal”, each reference to fifteen percent (15%) in the definition of “alternative proposal” above shall be replaced with “fifty percent (50%).”

Board of Directors’ Recommendation

Subject to the provisions described below, the Company’s board of directors agreed to recommend that the Company’s stockholders vote in favor of the adoption and approval of the merger agreement and approval of the merger in accordance with the applicable provisions of the DGCL. The Company’s board of directors also agreed to include the board recommendation in this proxy statement.

Notwithstanding these restrictions, in response to the receipt of an alternative proposal (that did not arise or result from a breach of the no solicitation provision) that has not been withdrawn, at any time prior to obtaining the approval of the Company’s stockholders, the Company’s board of directors may change, withhold or withdraw its recommendation of the merger but only if the Company’s board of directors has concluded in good faith, after consultation with financial advisors and outside legal counsel, that (1) such alternative proposal constitutes a superior proposal and (2) effecting a change in the Company’s recommendation of the merger is required for the Company’s board of directors to comply with its fiduciary obligations to the Company and its stockholders under applicable law.

The merger agreement does not prohibit the Company’s board of directors, in circumstances not involving or relating to a alternative proposal, from amending, modifying or withdrawing its recommendation of the merger to the extent that the Company’s board of directors determines in good faith (after consultation with outside legal counsel) that such action is necessary under applicable law in order for the directors to comply with their fiduciary duties to the Company’s stockholders.

The merger agreement also does not prohibit the Company’s board of directors from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, if, in the good faith judgment of the Company’s board of directors, after consultation with its outside legal and financial advisors, the disclosure is required in order for the Company’s board of directors to comply with its fiduciary obligations, or is otherwise required, under applicable law.

Employee Benefits

For one year following the closing of the merger, Sanofi has agreed to provide certain of the Company’s employees with benefits and compensation that are no less favorable in the aggregate than the benefits and compensation such employees were receiving prior to the closing of the merger. Separately, Sanofi has agreed to honor and pay bonuses payable to certain employees of the Company for fiscal year 2010 and to honor the terms of severance and change of control provisions included in the employment agreements of certain employees of the Company.

Further, with respect to any benefit plans of Sanofi in which Company employees first become eligible to participate on or after the closing of the merger, Sanofi has agreed to use commercially reasonable efforts to (i) waive any pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company’s employees under any Sanofi benefit plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under the analogous benefit plan of the Company; (ii) provide each applicable Company employee with credit for any co-payments and deductibles paid prior to the closing of the merger during the calendar year of the closing of the merger to the same extent such credit was given under the analogous benefit plan of the Company; and (iii) recognize all service of each applicable employee of the Company prior to the closing of the merger to the Company, its subsidiaries and any predecessor entities of the Company or any of its subsidiaries (as well as service to Sanofi and its affiliates (including the surviving corporation) after the closing of the merger), for purposes of eligibility and vesting, and with respect to severance and vacation benefits only, with respect to benefit accruals, of any Sanofi benefit plans in which any applicable employee of the Company participates after the closing of the merger.

Other Covenants and Agreements

The Company and Sanofi have made certain other covenants to and agreements with each other regarding various other matters including:

•

The indemnification of the Company’s directors, officers and employee for certain acts occurring prior to the merger (See “The Merger—Interests of Directors and Executive Officers—Director and Officer Indemnification”);

•	Sanofi’s access to the Company’s information and Sanofi’s agreement to keep the information provided to it confidential;

•

the Company and Sanofi notifying each other of certain communications from government entities and any actions, suits, investigations, claims or proceedings which purport to materially affect the consummation of the merger; and

•	Section 16 of the Exchange Act.

Further, in the event any of the Company’s convertible notes are still outstanding immediately before the closing of the merger, the Company has agreed to use its reasonable best efforts to procure that the pledge agreement, dated as of January 20, 2009 and amended as of March 12, 2009, among the Company, the noteholders identified on the signature pages thereto, referred to herein as the noteholders, and Les Baledge, as agent for the noteholders, shall be terminated and all liens on the collateral in the pledge agreement shall be released.

The Company further agreed to use its reasonable best efforts to cooperate with Sanofi to permit the surviving corporation to comply with all of its obligations pursuant to the convertible notes, including, but not limited to, providing assistance in connection with the preparation of supplemental indentures, legal opinions and notices. Also, the Company agreed that, prior to the closing of the merger, it will use its reasonable best efforts to procure any necessary waivers or consents in connection with the merger with respect to any outstanding promissory note, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $1,000,000, the absence of which would result in, or be capable of resulting in the declaration of, a default or acceleration of any amount due pursuant to any other outstanding financial instrument or borrowing of the Company or any subsidiary of the Company or the enforcement of any pledge, mortgage, security, guarantee or any similar undertaking given in relation to such financial instrument or borrowing.

Reasonable Best Efforts

Each party has agreed to use its reasonable best efforts to obtain all regulatory clearances and approvals required to consummate the merger. In particular, each party has agreed to:

•	make the required filing under the PRC Merger Regulation as promptly as practicable;

•	determine what other regulatory clearances are necessary in other countries and make the appropriate filings;

•	supply as promptly as practicable additional information and documents requested by regulators; and

•

each take all such further action as may be necessary to resolve regulator objections, if any, as the antitrust enforcement authorities or competition authorities of any nation or jurisdiction may assert with respect to the merger, and to avoid or eliminate, and minimize the impact of, each and every impediment under any law that may be asserted by any governmental entity with respect to the merger in each case so as to enable the closing of the merger to occur as soon as reasonably possible.

Regardless of the agreements above, the Company and Sanofi shall not be required to (i) propose, negotiate, commit to and effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets, businesses, products or product lines of Sanofi or the Company (or any of their respective subsidiaries or affiliates), (ii) create or terminate relationships, ventures, contractual rights or obligations of the Company or Sanofi or their respective subsidiaries or affiliates or (iii) otherwise take or commit to take actions that after the closing of the merger would limit the freedom of Sanofi or its subsidiaries’ (including the surviving corporation’s) or affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its subsidiaries’ (including the surviving corporation’s) or affiliates’ businesses, product lines or assets, in each case as may be required in order to obtain all required actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals and to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing closing of the merger or materially delaying the closing of the merger, unless such divestitures are, in the aggregate, immaterial to each of (i) Sanofi and its business as currently conducted and (ii) the Company and its business as currently conducted; provided, further, that the divestiture of any assets, businesses, products or product lines of Sanofi or the Company the aggregate revenues of which are equal to or in excess of $7 million for the most recent fiscal year shall be deemed to be material for the purposes of the foregoing.

Sanofi is entitled to direct the antitrust defense of the merger in any investigation, litigation or negotiations with any governmental entity or other person relating to the merger. The Company and Sanofi have agreed to:

•	cooperate and consult with one another;

•	furnish necessary information as the other may reasonably request for any notifications and filings;

•	keep each other apprised of the status of regulatory matters, including providing copies of all communications to or from third parties and governmental entities;

•	permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given to a governmental entity; and

•	in the case of Sanofi, not participate in any substantive meeting or telephone call with a governmental entity without giving the Company the opportunity to attend and observe.

Conditions to the Merger

Conditions to Each Party’s Obligations. Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of the following mutual conditions:

•	approval and adoption of the merger agreement and the merger by a majority of the outstanding shares of the Company’s common stock;

•	absence of any injunction, restraint or prohibition by any court or other tribunal of competent jurisdiction which prohibits the consummation of the merger;

•	the PRC’s Ministry of Commerce shall have issued a decision under the PRC Merger Regulation approving the merger; and

•

subject to certain exceptions, all applicable waiting and other time periods under other applicable foreign, federal antitrust, competition or fair trade laws or applicable laws, other than the PRC Merger Regulation, shall have expired, lapsed or been terminated (as appropriate) and all regulatory clearances in any relevant jurisdiction shall have been obtained.

Conditions to the Company’s Obligations. The obligation of the Company to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•

(i) the representations and warranties of Sanofi and Merger Sub that are qualified by a “material adverse effect” qualification shall be true and correct in all respects as so qualified at and as of the date of the merger agreement and at and as of the closing of the merger as though made at and as of the closing and (ii) the representations and warranties of Sanofi and Merger Sub that are not qualified by a “material adverse effect” qualification shall be true and correct at and as of the date of the merger agreement and at and as of the closing of the merger as though made at and as of the closing, except for such failures to be true and correct as would not, in the aggregate, reasonably be expected to have a material adverse effect; provided, however, that, with respect to clauses (i) and (ii) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable), only as of such date or period;

•

Sanofi’s performance in all material respects of and compliance in all material respects with all obligations and covenants required to be performed or complied with by it under the merger agreement; and

•	the receipt by the Company of an officer’s certificate by Sanofi certifying to the effect that the foregoing two conditions have been satisfied.

Conditions to Sanofi’s and Merger Sub’s Obligations. The obligation of Sanofi and Merger Sub to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•

(i) the representations and warranties of the Company that are qualified by a “material adverse effect” qualification shall be true and correct in all respects as so qualified at and as of the date of the merger agreement and at and as of the closing of the merger as though made at and as of the closing and (ii) the representations and warranties of the Company that are not qualified by a “material adverse effect” qualification shall be true and correct at and as of the date of the merger agreement and at and as of the closing of the merger as though made at and as of the closing, except for such failures to be true and correct as would not, in the aggregate, reasonably be expected to have a material adverse effect; provided, however, that, with respect to clauses (i) and (ii) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable), only as of such date or period; and provided further that certain representations and warranties of the Company relating to capital stock of the Company (other than de minimis exceptions) shall be true and correct in all respects;

•

the Company’s performance in all material respects of and compliance in all material respects with all obligations and covenants required to be performed or complied with by it under the merger agreement; and

•	the receipt by Sanofi of an officer’s certificate by the Company certifying to the effect that the foregoing two conditions have been satisfied.

The above conditions may be amended or waived prior to the effective time of the merger if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, subsequent to the adoption of the merger agreement by the Company’s stockholders, no amendment to the merger agreement will be made that requires the approval of the Company’s stockholders under applicable law unless the required further approval is obtained.

Termination of the Merger Agreement

The Company and Sanofi may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either Sanofi or the Company may terminate the merger agreement at any time before the consummation of the merger if:

•

the merger has not been completed on or before the date that is six months from the date of the merger agreement (which we refer to in this proxy statement as the end date) and the party seeking to terminate the merger agreement has not breached in any material respect its obligations under the merger agreement in any manner that has been a principal cause of or resulted in the failure to consummate the merger on or before the end date;

•

a final and non-appealable injunction permanently restraining, enjoining or otherwise prohibiting the consummation of the merger has been entered and the party seeking to terminate the merger agreement has complied with its obligations to obtain the required governmental and other approvals; or

•	the special meeting to be held for the purposed of approving the merger shall have concluded without the approval of the merger by the Company’s stockholders.

The Company may also terminate the merger agreement if:

•

subject to compliance with advance notice provisions, Sanofi has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (1) would cause a condition of the Company’s obligation to close not to be satisfied and (2) cannot be cured by the end date; or

•

at any time prior to the approval of the Company’s stockholders being obtained, in order to enter into any agreement, understanding or arrangement providing for a superior transaction, if the Company has provided Sanofi with the opportunity to match the proposal providing for the superior transaction and concurrently pays the termination fee described below.

Sanofi may also terminate the merger agreement if:

•

subject to compliance with advance notice provisions, the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (1) would cause a condition of Sanofi’s or Merger Sub’s obligation to close not to be satisfied and (2) cannot be cured by the end date; or

•	the Company’s board of directors changes its recommendation of the transaction.

Termination Fees

The Company has agreed to pay Sanofi a termination fee of $20,800,000 if:

•

the Company terminates the merger agreement in order to enter into an agreement, understanding or arrangement providing for a superior transaction (which the Company is permitted to do if it has provided Sanofi with the opportunity to match the proposal providing for the superior transaction and, simultaneously with the termination, pays the termination fee);

•

(1) after the date of the merger agreement, a proposal providing for an alternative transaction has been publicly announced and not withdrawn prior to the meeting of the Company’s stockholders to be held for the purpose of approving the merger; (2) the Company or Sanofi terminates the merger agreement on the grounds that the approval of the Company’s stockholders was not obtained at the Company’s stockholder meeting held for that purpose; and (3) concurrently or within twelve months after such termination, a definitive agreement providing for another merger is entered into or consummated by the Company; or

•

Sanofi terminates the merger agreement on the grounds that the Company’s board of directors has changed its recommendation of the merger, and at the time of the change in recommendation, a proposal providing for an alternative transaction was pending.

In the event that the Company pays the termination fee to Sanofi, the Company will have no further liability to Sanofi.

STOCKHOLDER SUPPORT AGREEMENT

The following description summarizes the material provisions of the stockholder support agreement and is qualified in its entirety by reference to the complete text of the Stockholder Support Agreement. The Stockholder Support Agreement included in this proxy statement as Appendix E contains the complete terms of that agreement and stockholders should read it carefully and in its entirety.

Voting Arrangements and Related Provisions

In connection with the execution of the merger agreement, our directors and executive officers of the Company entered into a Stockholder Support Agreement with Sanofi. These directors and executive officers have agreed to vote (or cause to be voted) shares of our common stock (together representing approximately 22% of the outstanding shares of our common stock as of November 22, 2010 on a fully-diluted basis and 17% on an undiluted basis) in favor of the adoption of the merger agreement and any actions required in furtherance of the merger agreement.

Each of these stockholders also agreed to vote (or cause to be voted) shares of common stock against the following actions:

•	any alternative proposal (as described in “Terms of The Merger Agreement—No Solicitation”);

•

any amendment to the Company’s certificate of incorporation or bylaws or any other proposal or transaction involving the Company, the purpose of which amendment or other proposal or transaction is to delay, prevent or nullify the merger or the transactions contemplated by the merger agreement or change in any manner the voting rights of any capital stock of the Company, and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the merger agreement, which we collectively refer to in this proxy statement as “frustrating transactions.”

In connection with the Stockholder Support Agreement, the stockholders further agreed not to:

•

enter into any agreement directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, such shares of our common stock in respect of the matters described above, the effect of which would be inconsistent with or violate any provision described above;

•	sell, transfer, pledge, hypothecate, encumber, assign or dispose of such shares of our common stock unless the transferee executes a counterpart of the stockholder agreement and proxy; and

•

make any press release or public announcement with respect to the stockholder agreement, the merger agreement or any of the transactions contemplated thereby, directly or indirectly, without the prior written consent of Sanofi, except as may be required by applicable law or as may be permitted by the merger agreement.

Each of the parties to the Stockholder Support Agreement has irrevocably granted to, and appointed Sanofi as that party’s attorney and proxy to vote, or grant a consent or approval in respect of, that party’s shares of our common stock which are subject to the Stockholder Support Agreement in favor of the adoption of the merger agreement and any actions required in furtherance thereof and against any company alternative proposal or frustrating transaction. The proxy granted under the stockholder support agreement is irrevocable.

Termination

The Stockholder Support Agreement generally terminates on the earliest of the effective time of the merger, the termination of the merger agreement or written notice by Sanofi of the termination of the Stockholder Support Agreement.

INTELLECTUAL PROPERTY TRANSFER AGREEMENT

In connection with the execution of the merger agreement, the Company entered into the IP Transfer Agreement with Han Zhiqiang, the former President and Chief Operating Officer of the Company, and Baishan China Limited.

Pursuant to the terms and conditions of the IP Transfer Agreement, Han Zhiqiang and Baishan China Limited transferred ownership of certain identified trademarks and patents, to Sunstone (Tangshan) Pharmaceutical Co., Ltd. Furthermore, Han Zhiqiang and Baishan China Limited both agreed not to, now or at any time in the future apply for or use any trademark or other mark identical or confusingly similar to the trademarks identified in the IP Transfer Agreement or any other mark registered to Sunstone (Tangshan) Pharmaceutical Co., Ltd. and its affiliates. In consideration, the Company agreed to remove certain restrictions from 3.2 million shares of the Company’s common stock held by Han Zhiqiang, making those shares freely tradable. The restrictions on these shares were previously set to lift on February 18, 2011.

PROJECTED FINANCIAL INFORMATION

The Company provided each of Stephens and PBC with various financial projections prepared by the Company’s management that were used by those financial advisors for the purpose of preparing the analyses used in rendering their respective fairness opinions. These financial projections were also provided to our board of directors in connection with its consideration of the merger with Sanofi. The information reviewed and the analyses performed by Stephens and PBC for purposes of their respective opinions are described under “Opinion of Stephens” and “Opinion of Philadelphia Brokerage Corporation.” Although these financial projections, which we refer to as the “management projections,” were prepared in good faith, no assurance can be made regarding future events. The estimates and assumptions underlying the management projections involve judgments with respect to future economic, competitive, regulatory and financial market conditions, and future business decisions that may or may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company and will be beyond the control of the combined company if the merger is consummated. The underlying assumptions may prove to be inaccurate and the projected results may not be realized. Actual results likely will differ, and may differ materially, from those reflected in the management projections, whether or not the mergers are completed. For examples of the risks and uncertainties to which the projections are subject, please refer to the section entitled “CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.”

The inclusion of the management projections in this proxy statement should not be regarded as an indication that our board of directors, or any other recipient of the information then considered, or now considers, them to be a reliable prediction of future results. The management projections summarized in this section were prepared solely for internal use by the Company and not with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or GAAP as established by the Financial Accounting Standards Board and other authoritative organizations. At the time the projections were prepared, the management projections represented the best assumptions, estimates and judgments of the Company’s management.

All of the management projections summarized in this section were prepared by and are the responsibility of the management of the Company. Neither Stephens nor PBC has examined, compiled or otherwise performed any procedures with respect to the financial information contained in these financial projections, and their respective fairness opinions do not extend to the projections and should not be read to do so.

By including in this proxy statement the following summary of the management projections, neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of the Company. Neither the Company or Sanofi nor, after completion of the merger, the surviving corporation, undertakes any obligation, to update or otherwise revise the management projections.

Management Projections ($ in millions)

	For the Projected Fiscal Year Ended December 31,					‘09-‘14 CAGR
	2010E	2011E	2012E	2013E	2014E
Revenue	$191.0	$231.3	$281.8	$343.2	$421.0	23.4%
Growth Rate	30.1%	21.1%	21.9%	21.8%	22.7%

Gross Profit	$94.0	$110.9	$131.8	$156.3	$185.9	20.2%
Margin	49.2%	47.9%	46.8%	45.5%	44.2%

EBITDA	$22.4	$27.9	$33.8	$41.6	$52.4	25.6%
Margin	11.7%	12.1%	12.0%	12.1%	12.5%

Cash Earnings	$11.8	$17.8	$23.7	$29.6	$38.3	73.4%
Margin	6.2%	7.7%	8.4%	8.6%	9.1%

Cash Earnings Per Share	$0.22	$0.34	$0.45	$0.56	$0.72	70.4%

CapEx	$1.7	$4.6	$5.8	$1.9	$2.1	-27.4%
% of Revenue	0.9%	2.0%	2.1%	0.6%	0.5%

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

Except as described under “The Merger—Background of the Merger” beginning on page 16 of this proxy statement, there have not been any negotiations, transactions or material contacts during the past two years concerning any merger, consolidation, acquisition, tender offer or other acquisition of any class of the Company’s securities, election of the Company’s directors or sale or other transfer of a material amount of the Company’s assets (i) between the Company or any of its affiliates, on the one hand, and Sanofi, Merger Sub, their respective executive officers, directors, members or controlling persons, on the other hand, (ii) between any affiliates of the Company or (iii) between the Company and its affiliates, on the one hand, and any person not affiliated with the Company who would have a direct interest in such matters, on the other hand.

MARKETS AND MARKET PRICE

Our common stock trades on the NASDAQ-Global Market under the symbol “BJGP.” As of November     , 2010, there were              shares of common stock outstanding, held by approximately stockholders of record.

The following table sets forth the high and low reported closing sale prices for our common stock for the periods shown as reported on the NASDAQ-Global Market.

	High	Low
2010:
Fourth quarter, (through , 2010)
Third quarter, ended September 30, 2010	$8.35	$5.25
Second quarter, ended June 30, 2010	$5.60	$4.78
First quarter, ended March 31, 2010	$5.86	$4.91

2009:
Fourth quarter, ended December 31, 2009	$5.98	$3.47
Third quarter, ended September 30, 2009	$5.15	$3.92
Second quarter, ended June 30, 2009	$4.93	$3.01
First quarter, ended March 31, 2009	$5.41	$2.44

2008:
Fourth quarter, ended December 31, 2008	$6.74	$4.64
Third quarter, ended September 30, 2008	$7.43	$3.89
Second quarter, ended June 30, 2008	$7.96	$5.61
First quarter, ended March 31, 2008	$10.24	$7.26

On October 27, 2010, the last trading day before the Company publicly announced the execution of the merger agreement, the high and low sale prices for the Company’s common stock as reported on the NASDAQ-Global Market were $7.72 and $7.48 per share, respectively, and the closing sale price on that date was $7.66. On                     , 2010, the last trading day before this proxy statement was printed, the closing price for our common stock on the NASDAQ-Global Market was $            .

Stockholders should obtain a current market quotation for the Company’s common stock before making any decision with respect to the merger.

We currently intend to retain earnings to finance the growth and development of our business and do not anticipate paying cash dividends in the near future. In addition, under the merger agreement, we have agreed not to pay any cash dividends on our common stock before the completion of the merger. After the merger, the Company will be a privately-held company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information known by us with respect to the beneficial ownership of shares of the Company’s common stock as of the record date for each of the following persons and based on information obtained from such persons:

•	each of our named executive officers;

•	each of our current directors,

•	each person known by us to beneficially own more than 5% of our common stock; and

•	all of our directors and executive officers as a group.

The number of shares of the Company’s common stock beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power and includes any shares of common stock that an individual or entity has the right to acquire beneficial ownership of within 60 days of the record date through the exercise of any warrant, stock option or other right. In computing the number of shares of the Company’s common stock beneficially owned by a person and the percentage ownership of that person, shares underlying options, warrants and other rights that are exercisable within 60 days of the record date are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them. The following table is based on 43,385,171 shares outstanding as of November 22, 2010. Unless otherwise indicated, the address of all individuals and entities listed below is BMP Sunstone Corporation, 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Beneficially Owned
Directors and Named Executive Officers:
Les R. Baledge (1)	3,172,854	7.13%
David Gao (2)	1,107,204	2.57%
Martyn D. Greenacre (3)	369,080	*
Daniel P. Harrington (4)	1,992,511	4.57%
Frank J. Hollendoner (5)	172,419	*
Fred M. Powell (6)	232,081	*
John W. Stakes, M.D. (7)	224,915	*
Zhijun Tong (8)	4,052,915	9.47%
Albert Yeung (9)	90,415	*
Yanping Zhao (10)	107,914	*
All Directors and Executives Officers as a Group (10 persons) (11)	11,522,308	24.59%

Holders of More Than 5% of Common Stock:
Artis Capital Management, L.P. (12)	6,882,763	16.60%
One Market Plaza
Spear Street Tower, Suite 1700
San Francisco, CA 94105

Ashford Capital Management, Inc. (13)	5,483,139	12.15%
P.O. Box 4172
Wilmington, DE 19807

Zhiqiang Han (14)	3,200,000	7.38%

(1)

Includes 20,833 shares underlying options that are exercisable within 60 days of the record date and excludes 19,167 shares underlying options that are not exercisable within 60 days of the record date.

Includes 1,347,222 shares issuable on conversion of directly-held 12.5% Secured Convertible Notes due July 1, 2011 (the “January Exchange Notes”), along with accrued but unpaid interest thereon. Also includes 168,402 shares issuable on conversion of those certain January Exchange Notes held by Mr. Baledge’s wife and children, along with accrued but unpaid interest thereon. Includes 30,000 shares held by Mr. Baledge’s wife and children. Includes 192,500 shares underlying warrants held by Mr. Baledge. Mr. Baledge disclaims beneficial ownership in the securities held by his wife and children, except for his pecuniary interest therein.

(2)	Includes 395,831 shares underlying options that are exercisable within 60 days of the record date and excludes 59,169 shares underlying options that are not exercisable within 60 days of the record date. Mr. Gao has pledged 680,000 shares as collateral under certain personal credit facilities.
(3)	Includes 347,080 shares underlying options that are exercisable within 60 days of the record date and excludes 47,920 shares underlying options that are not exercisable within 60 days of the record date.
(4)	Includes 14,583 shares underlying options that are exercisable within 60 days of the record date and excludes 35,417 shares underlying options that are not exercisable within 60 days of the record date. Includes 1,154,602 shares held by TVI Corp. and 10,000 shares held by HTH Limited Partnership. Includes 601,561 shares issuable on conversion of January Exchange Notes and 12.5% March Cash Secured Convertible Notes due July 1, 2011 held by TVI Corp along with accrued but unpaid interest thereon. Includes 17,187 shares issuable on conversion of 12.5% March Cash Secured Convertible Notes due July 1, 2011 held by HTH Limited Partnership. Includes 171,874 shares issuable on conversion of 12.5% March Cash Secured Convertible Notes due July 1, 2011 held by Tinkham Veale II Revocable Trust. Includes 52,538 shares underlying warrants held by TVI Corp. Mr. Harrington has voting and investment control over the securities held by TVI Corp, HTH Limited Partnership and Tinkham Veale II Revocable Trust. Excludes 50,000 shares underlying options that are not exercisable within 60 days of the record date.
(5)	Includes 145,414 shares underlying options that are exercisable within 60 days of the record date and excludes 19,586 shares underlying options that are not exercisable within 60 days of the record date.
(6)	Includes 229,591 shares underlying options that are exercisable within 60 days of the record date and excludes 30,419 shares underlying options that are not exercisable within 60 days of the record date.
(7)	Includes 209,165 shares underlying options that are exercisable within 60 days of the record date and excludes 20,835 shares underlying options that are not exercisable within 60 days of the record date.
(8)	Includes 52,915 shares underlying options that are exercisable within 60 days of the record date and excludes 27,085 options that are not exercisable within 60 days of the record date.
(9)	Comprised of 90,415 shares underlying options that are exercisable within 60 days of the record date and excludes 14,585 options that are not exercisable within 60 days of the record date.
(10)	Comprised of 107,914 shares underlying options that are exercisable within 60 days of the record date and excludes 137,086 options that are not exercisable within 60 days of the record date.
(11)	Includes 1,613,731 shares underlying options that are exercisable within 60 days of the record date.
(12)	Information related to Artis Capital Management, L.P. is based on the Schedule 13G/A filed by Artis Capital Management, L.P., on February 16, 2010. According to Artis Capital Management, L.P. (“Artis”), Artis is a registered investment adviser; Artis Capital Management, Inc. (“Artis Inc.”) is the general partner of Artis. Mr. Stuart L. Peterson is the president of Artis Inc. and the controlling owner of Artis and Artis Inc. Artis is the investment adviser to Artis Partners 2X Ltd., a Cayman Islands exempted limited partnership.
(13)	Information relating to Ashford Capital Management, Inc. is based solely on the Schedule 13G filed by Ashford Capital Management, Inc. on February 16, 2010. According to Ashford Capital Management, Inc., Ashford Capital Management, Inc. is a registered investment advisor and the shares are held in separate individual client accounts, separate limited partnerships and commingled funds.
(14)	Information related to Mr. Han is based on the Company’s knowledge that 3,200,000 previously-restricted shares held by Mr. Han were no longer restricted as of November 5, 2010 pursuant to the terms and conditions of the IP Transfer Agreement.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of the Company’s stockholders. If the merger is not completed, however, stockholders will continue to be entitled to attend and participate in meetings of stockholders. If the merger is not completed, the Company will inform its stockholders, by press release or other means determined reasonable by the Company, of the date by which stockholder proposals must be received by the Company for inclusion in the proxy materials relating to the Company’s 2011 annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other information contain additional information about the Company and will be made available for inspection and copying at the Company’s executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.

Stockholders may read and copy any reports, statements or other information filed by the Company at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The Company’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website located at http://www.sec.gov.

A list of stockholders will be available for inspection by stockholders of record during business hours at the Company’s corporate headquarters at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462, for the ten days prior to the date of the special meeting and will also be available at the special meeting, and continuing to the date of the special meeting and will be available for review at the special meeting or any adjournments thereof. The opinions of Stephens and PBC that the per share merger consideration is fair, from a financial point of view, copies of which is attached to this proxy statement as Appendix B and Appendix C, respectively, will also available for inspection and copying at the same address, upon written request by, and at the expense of, the interested stockholder.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this proxy statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting, except for the documents, or portions thereof, that are “furnished” rather than filed. The Company also incorporates by reference in this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010; and

•	The Company’s Current Reports on Form 8-K filed with the SEC on January 8, 2010, February 1, 2010, March 16, 2010, May 6, 2010, July 13, 2010 and November 12, 2010.

The Company undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

BMP Sunstone Corporation 600 W. Germantown Pike, Suite 400

Plymouth Meeting, Pennsylvania 19462 (610) 940-1675

Sanofi and Merger Sub have supplied, and the Company has not independently verified, the information in this proxy statement relating to Sanofi and Merger Sub.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such a proxy solicitation in such jurisdiction.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. The Company has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated December     , 2010. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

Appendix A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

SANOFI-AVENTIS

STAR 2010, INC.

and

BMP SUNSTONE CORPORATION

Dated as of October 28, 2010

i

(continued)

ii

(continued)

iii

AGREEMENT AND PLAN OF MERGER, dated as of October 28, 2010 (this “Agreement”), by and among sanofi-aventis, a French société anonyme (“Parent”), Star 2010, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and BMP Sunstone Corporation, a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to individually in this Agreement as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the respective boards of directors of Merger Sub and the Company have approved the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, the respective boards of directors of Merger Sub and the Company have approved and declared advisable this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Parent and Merger Sub have approved this Agreement and the consummation of the Merger and all of the covenants and agreements contained in this Agreement;

WHEREAS, as an inducement to Parent’s willingness to enter into this Agreement and incur the obligations set forth herein, Parent and certain stockholders of the Company which beneficially or of record own an aggregate of approximately 23% of the Shares (as defined below) on a fully diluted basis (the “Stockholders”) have entered into a stockholder support agreement (the “Support Agreement”) relating to the Merger and the other transactions contemplated by this Agreement; and

WHEREAS, as an inducement to Parent’s willingness to enter into this Agreement and incur the obligations set forth herein, Les R. Baledge has, contemporaneously herewith, executed a Letter of Undertaking, substantially in the form attached hereto as Appendix 1.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.3), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

1.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania at 10:00 a.m., local time, on a date to be specified by the Parties (the “Closing Date”) which shall be no later than the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law (as defined in Section 3.7(a))) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied by action at the Closing, but subject to the satisfaction or written waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing. As used in this Agreement, “Business Day” shall mean any day on which the principal offices of the Securities and Exchange Commission (the “SEC”) in Washington, D.C. are open to accept filings.

1

1.3 Effective Time. On the Closing Date, immediately after the Closing, the Parties shall (i) cause the Merger to be consummated by executing and filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and (ii) make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as the Parties shall agree and as shall be set forth in the Certificate of Merger (such time as the Merger becomes effective is referred to herein as the “Effective Time”).

1.4 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. Subject to Section 5.10 of this Agreement, at the Effective Time, the restated certificate of incorporation and the bylaws of the Company, in each case, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Company until thereafter amended as provided therein or by applicable Law.

1.6 Officers and Directors.

(a) Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(b) The officers of the Company immediately prior to the Closing Date shall, to the extent they have entered into Retention Agreements (as defined in Section 5.15), be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

ARTICLE 2

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

2.1 Effect on Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a) Conversion of Company Common Stock. Subject to Section 2.1(d) and Section 2.1(e), each issued and outstanding share of common stock, par value $0.001 per share, of the Company outstanding immediately prior to the Effective Time (such shares collectively, “Company Common Stock” or “Shares” and each, a “Share”), other than any Cancelled Shares (as defined, and to the extent provided in, Section 2.1(b)) and any Dissenting Shares (as defined, and to the extent provided in, Section 2.1(e)), shall thereupon be converted into and shall thereafter represent the right to receive the sum of $10.00 in cash, without interest (the “Merger Consideration”). All Shares that have been thus converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist and the holders of certificates that immediately prior to the Effective Time represented such Shares (“Certificates”) or holders of Shares represented by book entry (“Book-Entry Shares”) shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration, upon surrender of such Certificates or Book-Entry Shares, as applicable, in accordance with this Article 2.

2

(b) Parent and Merger Sub-Owned Shares. Each Share that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time or held by the Company as treasury stock (in each case, other than any such Shares held on behalf of third parties) (the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d) Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted to reflect such change.

(e) Dissenting Shares. (i) Notwithstanding anything contained in this Agreement to the contrary, no Shares issued and outstanding immediately prior to the Effective Time, the holder of which (A) has not voted in favor of the Merger or consented thereto in writing, (B) has demanded its rights to appraisal in accordance with Section 262 of the DGCL, and (C) has not effectively withdrawn or lost its rights to appraisal (the “Dissenting Shares”), shall be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.1(a). By virtue of the Merger, all Dissenting Shares shall be cancelled and shall cease to exist and shall represent the right to receive only those rights provided under the DGCL. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a member or equity owner of the Surviving Corporation or of a stockholder of Parent.

(ii) Notwithstanding the provisions of this Section 2.1(e), if any holder of Shares who demands dissenters’ rights shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent or its rights of appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder’s Shares shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive Merger Consideration, without any interest thereon.

(iii) The Company shall give Parent (A) prompt notice of any written demands for dissenters’ rights of any Shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company which relate to any such demand for dissenters’ rights and (B) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenters’ rights under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for dissenters’ rights or offer to settle or settle any such demands.

2.2 Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed to act as a paying agent hereunder and approved in advance by the Company in writing (the “Paying Agent”), in trust for the benefit of holders of the Shares, the Company Stock Options (as defined in Section 5.5(a)(i)) and the Company Stock-Based Awards (as defined in Section 5.5(a)(ii)), cash sufficient to pay (i) the aggregate Merger Consideration in exchange for all of the Shares

3

outstanding immediately prior to the Effective Time (other than the Cancelled Shares and the Dissenting Shares), payable upon due surrender of the Certificates (or effective affidavits of loss in lieu thereof) and Book-Entry Shares pursuant to the provisions of this Article 2 and (ii) the Option and Stock-Based Consideration (as defined in Section 5.5(a)(ii)) payable pursuant to Section 5.5 (such cash referred to in Sections 2.2(a)(i) and 2.2(a)(ii) being hereinafter referred to as the “Exchange Fund”).

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates or Book-Entry Shares shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify), and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration. On the Closing Date, the Paying Agent shall also deliver, or cause to be delivered, to each holder of a Company Stock Option or a Company Stock-Based Award by wire transfer the amount due and payable to such holder pursuant to Section 5.5 hereof in respect of such Company Stock Option or Company Stock-Based Award.

(ii) Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with, in the case of Certificates, such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Shares, receipt by the Paying Agent of an “agent’s message,” and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor a check in an amount equal to the product of (A) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares multiplied by (B) the Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of Certificates or Book-Entry Shares. If the payment equal to the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate or the transferred Book-Entry Shares is registered in the transfer records of the Company, it shall be a condition of payment that (i) the Certificate or Book-Entry Shares formerly representing such Shares is presented to the Paying Agent, accompanied by all proper endorsements or documents required to evidence and effect such transfer and (ii) the person requesting such payment shall pay to the Paying Agent any applicable stock transfer or other Taxes required as a result of such payment to a person other than the registered holder of such Certificate or Book-Entry Share or provide evidence satisfactory to the Paying Agent that any stock transfer Taxes (as defined in Section 3.13(c)) have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Article 2.

(iii) For the avoidance of doubt, the Paying Agent, the Surviving Corporation and Parent shall each be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any former holder of Shares or former holder of Company Stock Options or Company Stock-Based Awards, such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law with respect to the making of such payment, including any applicable transfer, stamp or other Taxes due as a result of the consummation of the Merger. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity (as defined in Section 3.3(b)), such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares or holder of the Company Stock Options or Company Stock-Based Awards, in respect of which such deduction and withholding were made.

4

(c) Closing of Transfer Books. At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to this Article 2.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares, Company Stock Options or Company Stock-Based Awards for six (6) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.

(e) No Liability. Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent (as defined in Section 8.12(a)) or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share shall not have been surrendered prior to such date on which any Merger Consideration payable to the holder of such Certificate or Book-Entry Share pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, and any former holder of Shares who has not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of their claim for Merger Consideration.

(f) Investment of Exchange Fund. The Paying Agent shall invest all cash included in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent.

(g) Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, indemnifying Parent and the Surviving Corporation against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares formerly represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Documents (as defined in Section 3.4(a)) filed with or furnished to the SEC (as defined in Section 3.4(a)) after December 31, 2007 but prior to the date hereof (and then (i) only to the extent reasonably apparent in the Company SEC Documents that such disclosed item is an event, item or occurrence relating to a matter covered by a representation or warranty set forth in this Article 3 and (ii) other than in risk factors or other forward-looking statements or language or any other statements that are similarly non-specific, predictive or forward-looking in nature in such filings) or in the Disclosure Schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”), which identifies items of disclosure by reference to a particular section or subsection of this Agreement (provided, however, that any information set forth in one section of such Company Disclosure

5

Schedule also shall be deemed to apply to each other section and subsection of this Agreement to which its relevance is reasonably apparent on its face without review or other examination of the underlying documents listed therein), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Qualification, Organization, Subsidiaries, etc.

(a) Each of the Company and its Subsidiaries (as defined in Section 8.12(a)) is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below).

(b) The Company has made available to Parent prior to the date of this Agreement true and complete copies of the Company’s certificate of incorporation and bylaws and the equivalent organizational documents of each Subsidiary, each as amended through the date hereof. Such certificate of incorporation and bylaws and the equivalent organizational documents of each Subsidiary are in full force and effect and neither the Company nor any Subsidiary is in violation of any provision of the Company’s certificate of incorporation and bylaws or equivalent organizational documents.

(c) As used in this Agreement, any reference to any state of facts, circumstances, event or change having a “Company Material Adverse Effect” means such state of facts, circumstances, event or change that has had or would reasonably be expected to have a material adverse effect on (i) the assets, liabilities, business, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the Merger, but shall not include (a) facts, circumstances, events or changes (i) generally affecting the specialty pharmaceutical industry or the segments thereof in which the Company and its Subsidiaries operate (including changes to commodity prices) in the People’s Republic of China (the “PRC”) or elsewhere, (ii) generally affecting the economy or the financial, debt, credit or securities markets, in the United States, the PRC or elsewhere, (iii) resulting from any political conditions or developments in general, (iv) resulting from any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism (other than any of the foregoing to the extent that it causes any direct damage or destruction to or renders physically unusable or inaccessible any material facility or property of the Company or any of its Subsidiaries), (v) reflecting or resulting from changes or proposed changes in Law (including rules and regulations) or interpretation thereof or GAAP (as defined in Section 3.4(b)) (or interpretations thereof), or (vi) resulting from actions of the Company or any of its Subsidiaries which Parent has expressly requested in writing or to which Parent has expressly consented in writing; provided that clauses (a)(i) through (a)(v) may be taken into account if they disproportionately affect the Company relative to other industry participants; or (b) any decline in the stock price of the Company Common Stock on the NASDAQ – Global Market or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such decline or failure may, to the extent applicable, be considered in determining whether there is a Company Material Adverse Effect), or (c) any facts, circumstances, events or changes resulting from the announcement or the existence of, or compliance (other than the obligation of the Company to comply with its obligations to operate in the ordinary course of business) with, this Agreement and the transactions contemplated hereby; provided, however, that this clause (c) shall not diminish the effect of, and shall be disregarded for purposes of, the representations and warranties relating to required consents, approvals, change in control provisions or similar rights of acceleration, termination, modification or waiver based upon the entering into of this Agreement and the consummation of the Merger. For purposes of clarification, any actions required by any person to comply with Section 5.6 (and the impact thereof) shall be excluded from the determination of Company Material Adverse Effect.

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3.2 Capital Stock.

(a) The authorized capital stock of the Company consists of 75,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). As of October 27, 2010, (i) 42,281,431 shares of Company Common Stock were issued and outstanding; (ii) 3,219,688 shares of Company Common Stock were reserved for issuance pursuant to currently outstanding Company Stock-Based Awards and Company Stock Options; (iii) 3,438,889 shares of Company Common Stock were reserved for issuance pursuant to the terms and conditions of those certain 12.5% secured convertible notes due July 1, 2011, in the aggregate principal amount of $10,650,000 (the “July Notes”); (iv) 2,175,000 shares of the Company Common Stock were reserved for issuance pursuant to the terms and conditions of those certain 12.5% Subordinated Convertible Notes due July 1, 2011, in the aggregate principal amount of $7,000,000 (the “July Public Notes”); (v) 2,116,667 shares of the Company Common Stock were reserved for issuance pursuant to the terms and conditions of those certain 12.5% March Cash Secured Convertible Notes due July 1, 2011, in the aggregate principal amount of $6,350,000 (the “March Cash Notes”); (vi) 1,829,034 shares of the Company Common Stock were reserved for issuance pursuant to currently outstanding warrants for the purchase of Company Common Stock (“Warrants”); and (vii) no shares of Company Preferred Stock were issued or outstanding. All the outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as noted above shall be, when issued by the Company in accordance with the respective terms thereof, duly authorized, validly issued and are fully paid and non-assessable and free of pre-emptive rights.

(b) Section 3.2(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option and Company Stock-Based Award outstanding as of the date of this Agreement: (i) the name of each holder of the Company Stock Option or Company Stock-Based Award; (ii) the particular Company Stock Plan pursuant to which such Company Stock Option or Company Stock-Based Award was granted; (iii) the number of shares of Company Common Stock subject to or underlying such Company Stock Option or Company Stock-Based Award, and a description of the type of award; (iv) the exercise or purchase price of such Company Stock Option or Company Stock-Based Award (as applicable); (v) the date on which such Company Stock Option or Company Stock-Based Award was granted; (vi) the applicable vesting schedule; and (vii) the expiration date. The Company has made available to Parent accurate and complete copies of all Company Stock Plans pursuant to which Company has granted the Company Stock Options or Company Stock-Based Awards that are currently outstanding and the form of all award agreements evidencing such Company Stock Options and Company Stock-Based Awards. No holder of any Company Stock Option or Company Stock-Based Award is entitled to receive any consideration with respect to any share of Company Common Stock underlying such Company Stock Option or Company Stock-Based Award that is in excess of the Merger Consideration.

(c) Except as set forth in subsection (a) above, as of the date hereof, (i) the Company does not have any shares of its capital stock issued or outstanding other than shares of Company Common Stock that have become outstanding after October 27, 2010, but were reserved for issuance as set forth in subsection (a) above, and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of the Company’s Subsidiaries is a party obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests; (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement, arrangement or commitment to repurchase; (C) repurchase, redeem or otherwise acquire any such shares of capital stock or other equity interests; or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary that is not wholly owned or any other person.

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(d) Except as set forth in subsection (a) above, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(e) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

(f) None of the Subsidiaries of the Company own any shares of Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Company Common Stock.

(g) Except as set forth in Section 3.2(g) of the Company Disclosure Schedule, each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company’s or any of its Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever.

(h) Except as set forth in Section 3.2(h) of the Company Disclosure Schedule, except for interests in other Subsidiaries of the Company, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other interest in any person.

3.3 Corporate Authority Relative to this Agreement; No Violation.

(a) The Company has requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval (as defined in Section 3.17), to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and, except for (i) the Company Stockholder Approval and (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. The board of directors of the Company has taken all necessary action so that none of the restrictions set forth in Section 203 of the DGCL (the “Interested Stockholder Statute”) apply to the Merger, this Agreement, the Support Agreement or the transactions contemplated hereby and thereby. The board of directors of the Company, by resolutions duly adopted at a meeting duly called and held, has duly (i) determined that the Merger, this Agreement and the transactions contemplated by this Agreement are fair to, advisable and in the best interest of the Company and its stockholders; (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger; (iii) recommended to such stockholders that they approve and adopt this Agreement and the Merger; and (iv) directed that this Agreement be submitted to the Company’s stockholders for adoption and approval. This Agreement has been duly and validly executed and delivered by the Company.

(b) Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) any applicable requirements under the Anti-Monopoly Law of the People’s Republic of China (the “PRC Merger Regulation”), (iv) any applicable requirements of Laws in other foreign jurisdictions governing antitrust or merger control matters, and (v) the approvals set forth on Section 3.3(b) of the Company Disclosure Schedule (collectively, the “Company Approvals”), no authorization, permit, consent or approval of, or filing with or notification to, any United States, PRC or other foreign governmental or regulatory agency, national securities exchange, commission, court, body, entity or authority (each, a “Governmental Entity”) is necessary, under applicable Law, for the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings (x) that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company

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Material Adverse Effect or (y) as may arise as a result of facts, circumstances relating to Parent or its affiliates (as defined in Section 8.12(a)) or Laws or contracts binding on Parent or its affiliates.

(c) The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of the Company’s Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) upon any of the properties or assets of the Company or any of the Company’s Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case as amended, of the Company or any of the Company’s Subsidiaries or (iii) conflict with or violate any Laws applicable to the Company or any of the Company’s Subsidiaries or any of their respective properties or assets, other than, (x) in the case of clauses (i), (ii) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, loss or Lien that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (y) as may arise as a result of facts, circumstances relating to Parent or its affiliates or Laws or contracts binding on Parent or its affiliates.

3.4 Reports and Financial Statements.

(a) The Company has filed or furnished, on a timely basis, all forms, documents and reports (including all related notes and schedules) required to be filed or furnished prior to the date hereof by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2007 (the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and in each case, the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents, as of their respective dates, or, if amended, as of the date of the last such amendment, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries are SEC registrants.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with applicable generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein including the notes thereto).

(c) The Company has made available to Parent all comment letters received by the Company from the SEC or the staff thereof since January 1, 2007 and all responses to such comment letters filed by or on behalf of the Company.

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3.5 Internal Controls and Procedures.

(a) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in alerting in a timely manner the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the Exchange Act.

(b) The Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) (“internal controls”). Such internal controls are designed, and are functioning effectively, to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to the Company’s outside auditors and audit committee of the board of directors of the Company (i) significant deficiencies and material weaknesses in the design or operation of internal controls that, individually or in the aggregate, are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company has made available to Parent prior to the date of this Agreement a summary of any such disclosure made by management to the Company’s auditors and audit committee since January 1, 2007.

(c) Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have timely made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(d) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K)), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s consolidated financial statements or Company SEC Documents.

3.6 No Undisclosed Liabilities. Except (i) as disclosed, reflected or reserved against in the Company’s consolidated balance sheets (or the notes thereto) included in the Company SEC Documents filed or furnished on or prior to the date hereof, (ii) for liabilities incurred in the ordinary course of business and consistent with past practices since December 31, 2009, and (iii) for liabilities which have been discharged or paid in full in the ordinary course of business, as of the date hereof, neither the Company nor any Subsidiary of the Company has any liabilities of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or in the notes thereto), other than those which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For the avoidance of doubt, for purposes of this Section 3.6, the term “liabilities” shall not include obligations of the Company or any of its Subsidiaries to perform under or comply with any Law, action, judgment or contract (in each case, other than an obligation to pay money) but would

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include such obligations if there has been a default or failure to perform or comply by the Company or any of its Subsidiaries with any such obligation if such default or failure would, with the giving of notice or passage of time or both, reasonably be expected to result in a monetary obligation.

3.7 Compliance with Law; Permits.

(a) The Company and each of the Company’s Subsidiaries are and since January 1, 2007 have been in compliance with and are not in default under or in violation of (i) any federal, state, local, foreign or international law, statute, directive, ordinance, rule, regulation, judgment, order, injunction, decree, agency requirement, license or permit of any Governmental Entity (collectively, “Laws” and each, a “Law”), applicable to the Company, such Subsidiaries or any of their respective properties or assets, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any Subsidiary is bound, in each case, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Notwithstanding anything contained in this Section 3.7(a), no representation or warranty shall be deemed to be made in this Section 3.7(a) in respect of the matters referenced in Section 3.5 or in respect of environmental matters. Since January 1, 2007, the Company has not received written notice to the effect that a Governmental Entity claimed or charged that the Company, any of its Subsidiaries or any of their respective employees was not in compliance with all applicable Laws.

(b) The Company and the Company’s Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, registrations, approvals and orders of any Governmental Entity necessary for the Company and the Company’s Subsidiaries to own, lease, occupy and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any material Company Permits is pending or, to the knowledge of the Company, threatened.

(c) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees, or other persons acting on behalf of any of the foregoing, directly or indirectly, has (i) violated or is in violation of any applicable anti-corruption Law, including but not limited to the Foreign Corrupt Practices Act of 1977, as amended, and any rules and regulations thereunder, (ii) made, offered to make, promised to make or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, any political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any Law or otherwise for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality (“Prohibited Payments”), or (iii) been subject to any investigation by any Governmental Entity with regard to any actual or alleged Prohibited Payment.

3.8 Environmental Laws and Regulations.

(a) The Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as defined below), and to the knowledge of the Company any past non-compliance by the Company and its

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Subsidiaries with applicable Environmental Laws has been resolved, except for any failure to comply or to resolve past non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has obtained, maintained and been in compliance with all Environmental Permits (as defined below) necessary for the conduct and operation of its business as currently operated, and the Company or any applicable Subsidiary of the Company has not received any notice that any such Environmental Permit is not in full force and effect or that the Company or any applicable Subsidiary has not complied with any such Environmental Permit; and (ii) no such Environmental Permit is or will be subject to review, revision, major modification or prior consent by any Governmental Authority as a result of the consummation of the transactions contemplated by this Agreement.

(c) None of the Company or any of its Subsidiaries has received any notice of, or entered into or assumed by contract or operation of law or otherwise, any obligation, penalty, order, decree, agreement, settlement, judgment, injunction or other liability under Environmental Laws, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) There are no pending or, to the knowledge of the Company, threatened civil, criminal or administrative claims, actions, proceedings, hearings, notices of violation, investigations, arbitrations or demand letters arising in connection with any Environmental Laws or Environmental Permits, or with respect to Hazardous Materials (as defined below) against the Company or any of its Subsidiaries or related to the Owned Real Property, the Leased Real Property or any other facility previously owned or operated by the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) To the knowledge of the Company, there are no other facts, activities, circumstances or conditions that have resulted in or would be reasonably expected to result in, the Company incurring a liability or obligation, pursuant to any applicable Environmental Laws that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The Company has provided Parent with copies of all material environmental assessments, audits, reports, inspections, or other similar studies or analyses relating to the businesses of and real property currently or formerly owned or leased by the Company and its Subsidiaries that have been generated in the past five (5) years.

(g) As used herein, “Environmental Laws” means any and all Laws which (i) regulate or relate to the pollution, protection, investigation, restoration or clean up of the environment; the treatment, storage, transportation, handling, packaging, labeling, disposal, recycling or release of, or exposure to, any pollutant, contaminant or hazardous substances, wastes or similar materials; the protection of human or animal health and safety; or the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or (ii) impose liability or responsibility with respect to any of the foregoing. As used herein, “Environmental Permit” means any permit, approval, consent, variance, identification number, license, registration and other authorization required under any applicable Environmental Law. As used herein, “Hazardous Material” means petroleum and its products and derivatives including gasoline and diesel fuel, radioactive materials, asbestos and asbestos-containing materials, pesticides, radon, urea formaldehyde, lead and lead-containing materials, polychlorinated biphenyls, natural gas, synthetic gas and any mixtures thereof, toxic mold and any other chemicals, materials, substances or wastes in any amount or concentration which are regulated, require investigation, reporting or remedial action pursuant to or are the basis for liability pursuant to any Environmental Law or are defined as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “pollutant,” “regulated substance,” “solid waste,” “contaminant” or words of similar import under any applicable Environmental Law.

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3.9 Employee Benefit Plans.

(a) Section 3.9(a) of the Company Disclosure Schedule lists all Company Benefit Plans. “Company Benefit Plans” means all employee benefit plans, compensation arrangements and other benefit arrangements, whether or not “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), including, without limitation, those providing cash- or equity-based incentives, health, medical, dental, disability, accident or life insurance, fringe benefits or vacation, severance, retention, change in control, retirement, pension or savings benefits, that are sponsored, maintained or contributed to, or required to be contributed to by the Company or any of its Subsidiaries, or with respect to which the Company or any Subsidiary has any liability, for the benefit of employees, directors, consultants, former employees, former consultants and former directors of the Company or its Subsidiaries and all employee agreements or arrangements providing compensation, vacation, severance, retention, change in control or other benefits to any officer, employee, consultant or former employee of the Company or its Subsidiaries.

(b) Correct and complete copies of the following documents with respect to each of the Company Benefit Plans have been made available to Parent by the Company, to the extent applicable: (i) any plans documents and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent actuarial report, if any; (iv) the most recent Internal Revenue Service determination letter; and (v) the most recent summary plan descriptions.

(c) Each Company Benefit Plan that is subject to United States Law (a “U.S. Benefit Plan”) has been maintained and administered in compliance, in all material respects, with its terms and with ERISA and the Code to the extent applicable thereto. Any U.S. Benefit Plan intended to be qualified under Section 401(a) or 401(k) of the Code and each related trust that is intended to be exempt from federal income Tax pursuant to section 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified or exempt, as the case may be, and no fact or event has occurred since the date of such determination letter that would reasonably be expected to adversely affect such qualification or exemption. Neither the Company nor its Subsidiaries maintains or contributes to any plan or arrangement which, and no U.S. Benefit Plan provides, or has any liability to provide, medical benefits to any employee or former employee following his or her retirement, except as required by applicable Law or as provided in individual agreements upon a severance event.

(d) Neither the Company nor any of its Subsidiaries has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other compensation, benefit, fringe benefit or other plan, program, arrangement or agreement or to enter into any contract or agreement to provide compensation or benefits to any individual, in each case other than required by the terms of the Company Benefit Plans as in effect as of the date hereof or (ii) to modify, change or terminate any Company Benefit Plan, other than a modification, change or termination required by applicable Law.

(e) All material contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates. With respect to each Company Benefit Plan, except as would not have a Company Material Adverse Effect, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its Subsidiaries could be subject to any liability under the terms of such Company Benefit Plan or under applicable Law.

(f) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or accrued pension benefit or any other payment, except as expressly provided in this Agreement or as required by applicable Law, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant or

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officer, except as expressly provided in this Agreement or (iii) result in the payment of any amounts that are reasonably expected to, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.

(g) With respect to each Company Benefit Plan that is not subject to United States Law (a “Foreign Benefit Plan”), (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued in accordance with GAAP, except for such contributions or accruals, the failure of which to make or accrue has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except for such failures to register or maintain as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(h) Neither the Company nor any of its Subsidiaries has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course) and no fact or event exists that could result in the incurrence by the Company or any of its Subsidiaries of such liability.

(i) Each Company Benefit Plan that is subject to the requirements of Section 409A of the Code has been operated in good faith compliance with the currently applicable requirements of Section 409A of the Code and the regulations, rulings and notices thereunder and the Company has made or will make a good faith attempt to amend such Company Benefit Plans to the extent necessary to meet the documentary compliance standards thereof in a timely manner.

(j) There are no pending actions, claims or lawsuits arising from or relating to the Company Benefit Plans, (other than routine benefit claims), nor does the Company have any knowledge of facts that could form the basis for any such claim or lawsuit.

(k) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all Company Stock Options and Company Stock-Based Awards have been granted in compliance with the terms of the applicable Company Stock Plans, with applicable Law, and with the applicable provisions of the certificate of incorporation of the Company and the bylaws of the Company as in effect at the applicable time, and all such Company Stock Options and Company Stock-Based Awards are accurately disclosed as required under applicable law in the Company SEC Documents, including the financial statements contained therein or attached thereto (if amended or superseded by a filing with the SEC made prior to the date of this Agreement, as so amended or superseded).

(l) Except as set forth in Section 3.9(l) of the Company Disclosure Schedule, (i) since December 31, 2009, neither the Company nor any Subsidiary has raised the salaries of any employee, director or consultant, of the Company or its Subsidiaries, except where such raise would not exceed $25,000 individually, and (ii) since August 1, 2010, neither the Company nor any Subsidiary has raised the salaries of any employee, director or consultant, of the Company or its Subsidiaries, except where such raise would not exceed $500,000 in the aggregate.

3.10 Absence of Certain Changes or Events. From December 31, 2009 through the date of this Agreement, other than the transactions contemplated by this Agreement, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practices, and none of the Company or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of, or require Parent’s consent pursuant to, Section 5.1(a). Since December 31, 2009, there has not been any event, development or state of circumstances that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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3.11 Investigations; Litigation. (a) There is no litigation, suit, claim, action, proceeding, investigation or review pending (or, to the knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of the Company’s Subsidiaries which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (b) there are no actions, suits, inquiries, investigations or proceedings pending (or, to the knowledge of the Company, threatened) against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective properties at law or in equity, and there are no orders, writs, judgments, injunctions, decrees, determinations or awards of any Governmental Entity or settlement agreements or similar written agreements, in each case, which would have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.12 Proxy Statement; Other Information. None of the information with respect to the Company or its Subsidiaries to be included in the Proxy Statement (as defined below) will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Meeting (as defined in Section 5.4(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The letters to stockholders, notices of meeting, proxy statement and forms of proxies to be distributed to stockholders in connection with the Merger are collectively referred to herein as the “Proxy Statement.”

3.13 Tax Matters.

(a) Except as has not had and as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time validly obtained within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are true, correct and complete; (ii) the Company and each of its Subsidiaries have paid all Taxes that are required to be paid by any of them (whether or not shown on any Tax Return), including any Taxes required to be withheld from amounts owing to any employee, partner, independent contractor, creditor, stockholder or with respect to any payments of royalties, except, in the case of clause (i) or clause (ii) hereof, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP; (iii) there are not pending or, to the knowledge of the Company, threatened, any audits, examinations, investigations or other proceedings or claims in respect of Taxes; (iv) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Liens for Taxes not yet due; (v) all deficiencies asserted or assessed by a Governmental Entity for Taxes payable by or on behalf of the Company or any of its Subsidiaries have been paid in full, settled or adequately provided for in accordance with GAAP unless being contested in good faith or for which adequate reserves have been established in accordance with GAAP; (vi) no claim has been made by any Governmental Entity in a jurisdiction where the Company or any Subsidiary does not file a Tax Return that the Company or any such Subsidiary is or may be subject to Tax by that jurisdiction; and (vii) none of the Company or any of its Subsidiaries (A) has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the last two years that was intended to be governed by Section 355 of the Code, (B) is, or has been, a party to, nor is it bound by or required to make any payment under, any Tax sharing, Tax indemnity, Tax allocation or similar Tax agreement, contract, arrangement, plan, understanding or practice (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Entity) or have any liability for any Taxes of any person other than the Company and its Subsidiaries, as a transferee or successor, by Law or contract or otherwise, (C) waived any statute of limitations with respect to Taxes which has not since expired or agreed to any extension of time with respect to a Tax assessment or deficiency which has not since expired, (D) requested a private letter ruling from the IRS or any comparable Tax ruling from any other Governmental Entity, or entered into any “closing agreement” as described in Section 7121 of the Code (or any agreement under any corresponding or similar provision of non-U.S., state or local Tax law), (E) has been a “United States real property holding corporation” within the meaning of Section 897 of the Code during the applicable period specified therein, or (F) has engaged in any transaction that has given rise to a disclosure

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obligation as a “reportable transaction” or a “listed transaction” under Section 6011 of the Code and the regulations promulgated thereunder.

(b) Except as has not had and as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company’s Subsidiaries has, in accordance with applicable Law, duly registered with the relevant Governmental Entity, obtained and maintained the validity of all national and local tax registration certificates and complied with all requirements imposed by such Governmental Entities; and (ii) no submissions made to any Governmental Entity in connection with obtaining Tax exemptions, Tax holidays, Tax deferrals, Tax incentives or other preferential Tax treatments or Tax rebates contained any misstatement or omission that would have affected the granting of such Tax exemptions, preferential treatments or rebates. No suspension, revocation or cancellation of any such Tax exemptions, preferential treatments or rebates is pending or, to the knowledge of the Company, threatened.

(c) For purposes of this Agreement, (i) “Taxes” means any and all domestic or foreign, federal, state, local or other taxes, levies, duties and tariffs of any kind (including unclaimed property or escheat charges and together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added; and (ii) “Tax Return” means any return, report or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.

3.14 Employees and Labor Matters. Each of the Company and its Subsidiaries is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, unemployment insurance and related matters, except where any such failure to be in compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except to the extent imposed or implied by applicable foreign Law, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement (or similar agreement or arrangement (other than any which is statutorily mandated) in any foreign country) with employees, a labor union or labor organization. Except for such matters which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) as of the date hereof, (i) there are no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries pending, or to the knowledge of the Company, threatened, (ii) there is no union organizing effort initiated by the employees of the Company pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iii) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (iv) there is no slowdown, or work stoppage in effect or, to the knowledge of the Company, threatened with respect to employees of the Company or any of its Subsidiaries and (b) the Company and its Subsidiaries are in compliance with all applicable Laws respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, (iii) unfair labor practices, and (iv) classification of workers.

3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all: (i) patents and patent applications (including provisional or other priority applications); (ii) registered trademarks, registered service marks, registered tradenames, applications to register trademarks, service marks and tradenames, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (iii) registered copyrights and applications for copyright registration; (iv) registered domain names and applications for domain name registrations; (v) any other registered Intellectual Property or applications for

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registration of such Intellectual Property, in each case, for (i) through (v) above, to the extent owned by (or under obligation of assignment to) the Company and its Subsidiaries, and indicating for each such item, as applicable, the application or registration number, date and jurisdiction of filing or issuance, and the current applicant or registrant, and (vi) licenses of Intellectual Property to which the Company or any of its Subsidiaries is a party, but excluding shrink-wrap software agreements that are generally commercially available.

(b) The Company and/or its Subsidiaries owns, or has a valid license to use (in each case, free and clear of any Liens), all material Intellectual Property used in or necessary for the conduct of its business as currently conducted, which ownership interest and license to use shall survive unaffected upon consummation of the Merger.

(c) None of the Intellectual Property owned by the Company, or to the knowledge of the Company, the Intellectual Property licensed to the Company, is subject to any outstanding injunction, decree, order, judgment, agreement or stipulation that adversely affects the Company’s or any of its Subsidiaries’ use thereof or rights thereto or that would impair the validity or enforceability of any such Intellectual Property, in each case in any material respect.

(d) To the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as has been and is currently conducted does not infringe on, misappropriate or otherwise violate the Intellectual Property rights of any person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property. Except as disclosed in Section 3.15(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has brought any action, suit or proceeding or asserted any claim in writing against any person for infringing or misappropriating Intellectual Property, and to the knowledge of the Company, no person is infringing on, misappropriating or otherwise violating, in each case, in any material respect, any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to the Company or its Subsidiaries. There is no claim, suit or action pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to any Intellectual Property used by the Company and its Subsidiaries.

(e) Except as, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries have timely made all filings and payments with the appropriate Governmental Entities required to register and maintain all Intellectual Property owned by the Company or such Subsidiary and to its knowledge no Intellectual Property owned and/or licensed by the Company or its Subsidiaries is being used or enforced or has been used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(f) The Company and its Subsidiaries have taken reasonable steps to protect the confidentiality and value of all Trade Secrets and any other confidential information that are owned, used or held by the Company and its Subsidiaries in confidence, including entering into licenses and Contracts that require employees, licensees, contractors, and other persons with access to Trade Secrets or other confidential information to safeguard and maintain the secrecy and confidentiality of such Trade Secrets. To the knowledge of the Company, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure, license or any other appropriate Contract which has not been breached.

(g) The consummation of the Merger, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any Contract, will not, under any Contract to which the Company or any of its Subsidiaries is bound (i) result in either the Parent or the Surviving Corporation (y) being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses or (z) granting to any third party any new or additional right to or with respect to any Intellectual Property owned by, or licensed to, Parent or the Surviving Corporation which they were not bound by prior to the consummation of Merger, or (ii) result in any third party being granted any rights to any Intellectual Property owned by the Company that are in addition to, or greater than, such third party currently has.

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(h) As used herein, “Intellectual Property” means trademarks, service marks, brand names, domain names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any domestic or foreign jurisdiction of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any domestic or foreign jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any such jurisdiction; nonpublic information, Trade Secrets and confidential information and rights in any domestic or foreign jurisdiction to limit the use or disclosure thereof by any person; copyrights and copyrightable subject matter, computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, and source code and object code, internet and intranet websites, databases, compilations and all documentation (including user manuals and training materials) relating to any of the foregoing, writings and other works, whether copyrightable or not, in any such jurisdiction; and registrations or applications for registration of copyrights in any domestic or foreign jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights. As used herein, “Trade Secrets” means nonpublic information, trade secrets, know-how, confidential information, proprietary processes, formulae, models, and rights in any domestic or foreign jurisdiction to limit the use or disclosure thereof by any person.

3.16 Opinion of Financial Advisor. The board of directors of the Company has received the opinions of each of Stephens Inc. and Philadelphia Brokerage Corporation, each dated the date of this Agreement, substantially to the effect that, as of such date, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view. Correct and complete copies of the opinions have been delivered to Parent and the Company has been authorized to include the opinions in the Proxy Statement.

3.17 Required Vote of the Company Stockholders. The affirmative vote of the holders of outstanding shares of Company Common Stock, voting together as a single class, representing at least a majority of all the votes entitled to be cast thereupon by holders of Company Common Stock, is the only vote of holders of securities of the Company that is required to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger (the “Company Stockholder Approval”).

3.18 Material Contracts.

(a) As of the date hereof, except for this Agreement and except as set forth as an exhibit to the Company SEC Documents and on Section 3.18(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any:

(i) Contract relating to indebtedness for borrowed money or any financial guaranty, other than loans between wholly-owned Subsidiaries of the Company;

(ii) Contract which is likely to involve consideration of more than $1,000,000 in the aggregate, over the remaining term of such contract or agreement;

(iii) joint venture contracts, partnership arrangement, agreements to purchase or any other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by the Company or any Subsidiary with any third party;

(iv) non-competition agreements or any other agreements or arrangements that materially limit or otherwise materially restrict the Company or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that, to the knowledge of the Company, would, after the Effective Time, limit or restrict Parent or any of its Subsidiaries (including the Surviving Corporation) or any successor thereto, in each case from engaging or competing in any line of business or in any geographic area or, in the case of the specialty pharmaceutical business, any therapeutic area, class of drugs or mechanism of action, which agreement or

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arrangements would reasonably be expected to materially limit, materially restrict or materially conflict with the business of Parent and its Subsidiaries, taken as a whole (including for purposes of such determination, the Surviving Corporation and its Subsidiaries), after giving effect to the Merger;

(v) Contract required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(vi) Contract entered into after December 31, 2009 or not yet consummated, in each case for the acquisition or disposition, directly or indirectly (by merger consolidation, combination or amalgamation), of assets (other than assets purchased pursuant to capital expenditures) or capital stock or other equity interests of another person;

(vii) other than inter-company transactions, any Contract or other arrangement pursuant to which the Company may be required to make future payments to acquire additional shares of Subsidiaries or to complete earn-out agreements or make similar contingent payments;

(viii) Contract between or among the Company or any of its Subsidiaries, on the one hand, and any of their respective affiliates (other than the Company or any of its Subsidiaries or non-controlled joint ventures), on the other hand, that involves payments of more than $1,500,000 in any one year;

(ix) any settlement agreement entered into within three years prior to the date of this Agreement, other than releases immaterial in nature or amount entered into with former employees or independent contractors of the Company in the ordinary course of business in connection with the routine cessation of such employee’s or independent contractor’s employment with, or services for, the Company;

(x) any “standstill” or similar agreement that restricts the Company or any Subsidiaries’ right to acquire any security or business;

(xi) any voting, stockholder or other similar Contract or any Contract containing registration rights or assigning such rights or any Contract containing preemptive rights or assigning such rights; and

(xii) any other Contracts, whether or not made in the ordinary course of business, which are material to the Company and the Subsidiaries, taken as a whole, or the conduct of their respective businesses, or the absence of which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) All Contracts of the type described in clause (a) above to which the Company or any of its Subsidiaries is a party to or bound by as of the date of this Agreement, together with the Contracts set forth on Section 3.18(a) of the Company Disclosure Schedule, are referred to herein as the “Company Material Contracts.” Except, in each case, as has not, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Company Material Contracts are valid and binding on the Company and/or the relevant Subsidiary of the Company that is a party thereto and, to the knowledge of the Company, each other party thereto, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (ii) all Company Material Contracts are in full force and effect, (iii) the Company and each of its Subsidiaries has performed all material obligations required to be performed by them under the Company Material Contracts to which they are parties, (iv) to the knowledge of the Company, each other party to a Company Material Contract has performed all material obligations required to be performed by it under such Company Material Contract and (v) no party to any Company Material Contract has given the Company or any of its Subsidiaries notice of its intention to, and to the knowledge of the Company, no such third party intends to, cancel, terminate, change the scope of rights under or fail to renew any Company Material Contract and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to any Company

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Material Contract, has repudiated in writing any material provision thereof. Neither the Company nor any of its Subsidiaries has knowledge of, or has received written notice of, any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under or permit termination, modification or acceleration under) any Company Material Contract or any other Contract to which it is a party or by which it or any of its material properties or assets is bound, except for violations or defaults that are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of all Company Material Contracts, including any amendments thereto. As used herein, “Contracts” means, with respect to any person, any of the agreements, contracts, leases (whether for real or personal property), notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, guarantees, employment agreements, license agreements, instruments to which such person or its Subsidiaries is a party, whether oral or written.

3.19 Properties.

(a) Section 3.19(a) of the Company Disclosure Schedule contains a true, accurate and complete list of all real property owned by the Company and its Subsidiaries (collectively, the “Owned Real Property”).

(b) Section 3.19(b) of the Company Disclosure Schedule contains a true, accurate and complete list of material real property leased, subleased, licensed or otherwise used or occupied by the Company or any of its Subsidiaries (collectively, including the improvements thereon, the “Leased Real Property”).

(c) Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries, as the case may be, (i) holds good, marketable and valid fee simple title to the (A) Owned Real Property and (B) all of the other properties and assets reflected in the December 31, 2009 balance sheet included in the Company SEC Documents as being owned by the Company or one of its Subsidiaries or acquired after the date thereof that are material to the Company’s business on a consolidated basis (except for properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, except for Permitted Liens and other matters described in Section 3.19(c) of the Company Disclosure Schedule; (ii) holds the Owned Real Property, or any portion thereof or interest therein, free of any outstanding options or rights of first refusal or offer to purchase or lease, and the Owned Real Property is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated (or the equivalent) or otherwise taken by any Governmental Entity with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed; and (iii) is in possession of the Leased Real Property, and each such lease is valid and in full force and effect, constitutes a valid and binding obligation of the Company or the applicable Subsidiary of the Company, and, to the knowledge of the Company, of the other party or parties to such lease, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Company has not received any written notice of termination or cancellation of or of a breach or default under any such lease.

(d) As used herein, “Permitted Liens” means (i) Liens for Taxes, assessments, charges or claims of payment not yet past due, being contested in good faith or for which adequate accruals or reserves have been established in accordance with GAAP, (ii) mechanics’ and materialmen’s Liens for construction in progress arising in the ordinary course of business, or for which adequate reserves have been established, (iii) workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of the Company or such Subsidiary, and (iv) Liens and other encumbrances that have not had and would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

3.20 Finders or Brokers. Except for Stephens Inc. and Philadelphia Brokerage Corporation, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with

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the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger. The Company has delivered to Parent true, correct and complete copies of all agreements under which any such fees or commissions are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees or commissions are payable.

3.21 Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the material insurance, reinsurance and captive policies held by the Company or any of its Subsidiaries as of the date of this Agreement (collectively, the “Material Company Insurance Policies”) is in full force and effect on the date of this Agreement; and (ii) to the knowledge of the Company, any material historic, claims or occurrence-based policies of the Company and its Subsidiaries that are potentially responsive to liabilities of the Company and its Subsidiaries are in full force and effect on the date of this Agreement and a true, correct, complete and dated copy of each Material Company Insurance Policy has been made available to Parent prior to the date of this Agreement; and (iii) all premiums payable under the Material Company Insurance Policies prior to the date of this Agreement have been duly paid to date. As of the date of this Agreement, (i) no written notice of cancellation or termination has been received with respect to any Material Company Insurance Policy since December 31, 2009, (ii) there is no claim by the Company or any of its Subsidiaries in excess of $20,000 pending under any Material Company Insurance Policy and no claim in excess of $20,000 made between December 31, 2009 and the date of this Agreement has been denied, and (iii) neither the Company nor any of its Subsidiaries has, since December 31, 2007, been refused any insurance with respect to any of its material assets or operations, nor has its coverage been limited in any material respect by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

3.22 Interested Party Transactions. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or transaction with (i) any direct or indirect beneficial owner of 5% or more of the Company Common Stock with respect to which the Company has knowledge or (ii) any director, officer or other affiliate of the Company or any of its Subsidiaries or any relative of any of the foregoing except for employment or compensation agreements or arrangements with directors and officers and director and officer indemnity agreements, in each case made in the ordinary course of business consistent with past practice.

3.23 Customers and Suppliers. Set forth in Section 3.23 of the Company Disclosure Schedule is a true and correct list of (a) the twenty largest customers of the Company and its Subsidiaries taken as a whole, and (b) the twenty largest suppliers of the Company and its Subsidiaries taken as a whole, in each case, during the year ended December 31, 2009. No customer or supplier that is not listed in Section 3.23 of the Company Disclosure Schedule accounted for in excess of 5% of the revenues or purchases of the Company and its Subsidiaries taken as a whole during the year ended December 31, 2009. To the knowledge of the Company, no customer or supplier listed in Section 3.23 of the Company Disclosure Schedule has cancelled or otherwise terminated its relationship with the Company or its Subsidiaries, or materially decreased or materially limited its purchases from or sales to the Company or its Subsidiaries, or intends to do any of the foregoing.

3.24 Regulatory Matters. As of the date hereof, to the knowledge of the Company, no fact or circumstance exists relating to the qualification of the Company, including, but not limited to, any possible other transaction under consideration by the Company, that would reasonably be expected to cause a Governmental Entity acting pursuant to the PRC Merger Regulation or any foreign antitrust Laws to request a Material Divestiture (as defined in Section 5.6(b)).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the forms, documents and reports required to be filed or furnished with the SEC by Parent after January 1, 2007 but prior to the date hereof (and (i) then only to the extent reasonably apparent

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therein that such disclosed item relates to a matter covered by a representation or warranty set forth in this Article 4 and (ii) other than in risk factors or other forward-looking statements or language or any other statements that are similarly non-specific, predictive or forward-looking in nature in such filings), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

4.1 Qualification; Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement (“Parent Material Adverse Effect”).

4.2 Corporate Authority Relative to this Agreement; No Violation.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Merger Sub and, except for the filing of the Certificate of Merger with the Secretary of State of Delaware, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub.

(b) Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Exchange Act, (iii) any applicable requirements of the PRC Merger Regulation, and (iv) any applicable requirements of Laws in other foreign jurisdictions governing antitrust or merger control matters (collectively, the “Parent Approvals”), no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The execution and delivery by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby, and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case as amended, of Parent or Merger Sub or (iii) conflict with or violate any Laws applicable to Parent, any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, right, loss or Lien that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.3 Reports and Financial Statements.

(a) Parent has filed or furnished, on a timely basis, all forms, documents and reports (including all related notes and schedules) required to be filed or furnished prior to the date hereof by it with the SEC since January 1, 2007 (the “Parent SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the requirements of the

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Securities Act and the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and in each case, the applicable rules and regulations promulgated thereunder, and none of the Parent SEC Documents, as of their respective dates, or, if amended, as of the date of the last such amendment, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

(b) The consolidated financial statements (including all related notes and schedules) of Parent included or incorporated by reference in the Parent SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with International Financial Reporting Standards (except, in the case of the unaudited statements, as permitted under International Financial Reporting Standards and/or applicable rules and regulations of the SEC, if any) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein including the notes thereto).

4.4 Investigations; Litigation. (a) There is no litigation, suit, claim, action, proceeding, investigation or review pending (or, to the knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or any of its Subsidiaries which has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and (b) there are no actions, suits, inquiries, investigations or proceedings pending (or, to Parent’s knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of or before any Governmental Entity, in each case, which have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.5 Proxy Statement; Other Information. None of the information provided by Parent or its Subsidiaries to be included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Available Funds. Parent will have available to it at the Closing all of the funds required to be provided by Parent for the consummation of the transactions contemplated hereby and for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the Merger Consideration and the Option and Stock-Based Consideration.

4.7 Capitalization of Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned subsidiary of Parent. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

4.8 No Vote of Parent Board or Stockholders. No vote of the board of directors or stockholders of Parent or any of its affiliates or the holders of any other securities of Parent or any of its affiliates (equity or otherwise), is required by any applicable Law, the organizational documents of Parent or any of its affiliates or the applicable rules of the any exchange on which securities of Parent or any of its affiliates are traded, in order for Parent or any of its affiliates to consummate the Merger.

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4.9 Finders or Brokers. Except for Morgan Stanley Asia Limited, neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission from the Company or any of its Subsidiaries in connection with or upon consummation of the Merger.

4.10 Regulatory Matters. As of the date hereof, to the knowledge of each of Parent and Merger Sub, no fact or circumstance exists relating to the qualification of Parent or Merger Sub, including, but not limited to, any possible other transaction under consideration by Parent or Merger Sub, that would reasonably be expected to cause a Governmental Entity acting pursuant to the PRC Merger Regulation or any foreign antitrust Laws to request a Material Divestiture (as defined in Section 5.6(b)).

ARTICLE 5

COVENANTS AND AGREEMENTS

5.1 Conduct of Business by the Company; Actions of Parent.

(a) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be set forth in this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule, the business of the Company and its Subsidiaries shall be conducted in the ordinary course of business and consistent with past practice and the Company agrees to use its commercially reasonable efforts to preserve substantially intact its business organizations and those of its Subsidiaries, to keep available the services of those of their present officers, employees and workforce generally and to preserve their present relationships with customers, suppliers and other persons with which the Company or any of its Subsidiaries has significant business relations. By way of amplification and not limitation, the Company agrees with Parent, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time, except (i) as may be required by applicable Law, (ii) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be specifically set forth in this Agreement, or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company:

(i) shall not, and shall not permit any of its Subsidiaries that is not wholly owned to, declare, set aside, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except dividends and distributions paid or made to the Company on a pro rata basis by Subsidiaries in a manner consistent with past practice;

(ii) except as set forth in Section 5.1(a)(vi) below, shall not, and shall not permit any of its Subsidiaries to, split, combine, recapitalize or reclassify, directly or indirectly, any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;

(iii) except as required pursuant to existing written agreements or employee benefit plans in effect as of the date hereof, shall not, and shall not permit any of its Subsidiaries to (A) increase the compensation or other benefits payable or to become payable to its directors, officers or employees (other than pursuant to the normal annual salary review process in the ordinary course of business and consistent in all material respects with past practice), (B) grant any severance or termination pay to, or enter into any severance agreement with any director, officer or employee of the Company or any of its Subsidiaries, (C) enter into any employment agreement with any executive officer or senior employee of the Company or any of its Subsidiaries, (D) enter

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into or engage in negotiations with respect to any collective bargaining or other similar agreement, or (E) except as required by a collective bargaining agreement in the ordinary course of business, establish, adopt, enter into or amend any plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees of the Company or any of its Subsidiaries, or any of their beneficiaries; provided, that the Company may, prior to the Closing Date, take such steps as are necessary to pay each of its directors compensation in the amount set forth across from the name of such director in Section 5.1(a)(iii) of the Company Disclosure Schedule; and honor, fulfill and discharge the Surviving Corporation’s obligations in respect of (i) the CIC Severance Agreements (as defined in Section 5.5(c) below), and (ii) the arrangements described in Section 5.15 and Appendix 1 hereto.

(iv) shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

(v) shall not, and shall not permit any of its Subsidiaries to, take, approve, authorize or omit to take any action that is intended or would reasonably be expected to, prevent, impede, interfere with, delay or postpone the Merger or other transactions contemplated by this Agreement;

(vi) except in respect of the Merger, or any mergers, consolidations or business combinations among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into agreements with respect to, any mergers, consolidations or business combinations or any acquisition or transfer of any business or stock or assets of any person that comprise or constitute a business organization or division thereof; provided, however, that the Company shall, as soon as reasonably practicable after the date hereof, use commercially reasonable efforts to procure the completion of the transactions set forth in Appendix 2 hereto, provided, further, that the Company shall not enter into any binding agreements with respect to such transactions without Parent’s prior written approval;

(vii) shall not, and shall not permit any of its Subsidiaries to, (A) adopt any amendments, or otherwise change, to its certificate of incorporation or bylaws or similar applicable charter documents; (B) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, deliver, dispose of or encumber, or authorize the issuance, sale, pledge, delivery, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise provided by the express terms of any unexercisable options outstanding on the date hereof), other than (x) issuances of Company Common Stock in respect of any exercise of Company Stock Options and vesting and/or settlement of Company Stock-Based Awards outstanding on the date hereof, and (y) issuances of Company Common Stock in respect of any conversion of the July Notes, the July Public Notes and the March Cash Notes, in each case in accordance with their current terms;

(viii) shall not, and shall not permit any of its Subsidiaries to, grant, confer or award any compensatory shares, restricted shares, warrants, options, convertible security or other rights to acquire or which otherwise relate to any shares of its capital stock, or take any action to cause to be exercisable or vested any otherwise unexercisable or unvested award granted under a Company Stock Plan or otherwise;

(ix) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares except for acquisitions of Company Common Stock tendered by holders of Company

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Stock Options and Company Stock-Based Awards in order to satisfy obligations to pay the exercise price and/or tax withholding obligations with respect thereto;

(x) shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee, prepay or otherwise become liable for any indebtedness for borrowed money (directly, contingently or otherwise), other than in the ordinary course of business consistent with past practice and except for (A) any indebtedness for borrowed money among the Company and its Subsidiaries and joint ventures or among the Company’s Subsidiaries and joint ventures, (B) up to $3 million in aggregate principal amount of indebtedness for borrowed money under commercially reasonable credit facilities or in the commercial paper market incurred to replace, renew, extend, refinance or refund any existing short-term indebtedness for borrowed money; (C) guarantees by the Company of indebtedness for borrowed money of Subsidiaries of the Company, which indebtedness is incurred in compliance with this Section 5.1(a), and (D) indebtedness for borrowed money not to exceed $3 million in aggregate principal amount outstanding at any time incurred by the Company or any of its Subsidiaries other than in accordance with subclauses (A) - (C), inclusive;

(xi) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any Lien (other than Liens which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used ) or otherwise dispose of any portion of its properties or assets, including the capital stock of Subsidiaries, other than in the ordinary course of business and except (A) pursuant to existing agreements in effect prior to the execution of this Agreement, (B) in the case of Liens, as required in connection with any indebtedness permitted to be incurred pursuant to clause (xi) hereof, (C) for transactions involving less than $500,000 individually, or $2 million in the aggregate or (D) as may be required in compliance with Section 5.6;

(xii) shall not, and shall not permit any of its Subsidiaries to, terminate, cancel, renew, or request or agree to any material amendment or material modification to, material change in, or material waiver under, any Company Material Contract or Company Permit, or enter into or materially amend any Contract that, if existing on the date hereof, would be a Company Material Contract, or waive, release or assign any material right or claim under any Company Material Contract or Company Permit (in each case, excluding the Company Material Contracts identified in Section 3.18(a)(iv) (except for any amendment that would expand the limitations or restrictions referenced therein)); provided that nothing contained in this Section 5.1 shall grant Parent any right or ability to determine or withhold its consent regarding any provision in a Company Material Contract relating to pricing;

(xiii) shall not, and shall not permit any of its Subsidiaries to (A) settle any action relating to the Merger, this Agreement or the transactions completed hereby, or (B) settle any other action, other than for monetary damages payable by the Company or any Subsidiary not in excess of $500,000 individually or $2 million in the aggregate or (C) commence any material Action other than in the ordinary course of business without reasonably consulting with Parent prior to such commencement or other than any action against Parent or Merger Sub arising out of or relating to the Merger, this Agreement or the transactions contemplated hereby;

(xiv) shall not (i) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any Intellectual Property or licenses of Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in the Intellectual Property or licenses of Intellectual Property, (ii) grant to any third person any license with respect to any Intellectual Property, except non-exclusive licenses in the ordinary course of business consistent with past practice, (iii) develop, create or invent any Intellectual Property jointly with any third person, except in the ordinary course of business consistent with past practice, (iv) disclose any confidential information or confidential Intellectual Property to any person, other than employees of the Company or the Subsidiaries that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof, or (v) fail to notify Parent and Merger Sub promptly of any

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infringement, misappropriation or other violation of or conflict with any Intellectual Property of which the Company or any Subsidiary becomes aware and to consult with Parent and Merger Sub regarding the actions (if any) to take to protect such Intellectual Property;

(xv) shall, and shall cause its Subsidiaries to, exercise any rights of renewal pursuant to the terms of any of the leases or subleases underlying the Leased Real Property which by their terms would otherwise expire; provided that if the terms and conditions of such leases and subleases as so extended would be materially different than the terms and conditions currently in effect, the Company shall not, and shall cause its Subsidiaries not to, exercise such rights without Parent’s prior written consent;

(xvi) shall not fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

(xvii) shall (A) maintain (with insurance companies substantially as financially responsible as its existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the Company and its Subsidiaries’ past practice and (B) not undertake or permit any compromise or settlement of any claim arising under any of its respective insurance policies where the losses claimed are in excess of $500,000;

(xviii) shall not, and shall not permit any of its Subsidiaries to, materially alter the terms, business arrangements or other aspects of its relationship with any material customer or supplier;

(xix) shall not, and shall not permit any of its Subsidiaries to, engage or enter into any contract, agreement or understanding with any affiliate of the Company or any of its Subsidiaries, other than contracts, agreements or understandings solely with affiliates in the ordinary course of business consistent with past practices;

(xx) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions; and

(xxi) shall not, and shall not permit any of its Subsidiaries to, make or change any Tax election, settle or compromise any Tax liability of the Company or any of its Subsidiaries, make any change in Tax accounting methods, file any amended Tax Return, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund.

(b) Parent covenants and agrees with the Company, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time, Parent shall use its reasonable best efforts to consummate the transactions contemplated by this Agreement.

5.2 Investigation. The Company shall afford to Parent and to its officers, employees, accountants, consultants, agents and other representatives (including any investment banker, financial advisor, attorney or accountant retained by it) (collectively, “Representatives”) reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries’ officers, directors, employees, properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and shall use all reasonable efforts to cause its Representatives to furnish promptly to Parent such additional financial and operating data and other information as to its and its Subsidiaries’ respective businesses and properties as Parent or its Representatives may from time to time reasonably request, except that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent that would cause a violation of any agreement to which the Company or any of its Subsidiaries is a party, would cause a loss of privilege to the Company or any of its Subsidiaries, or would constitute a violation of applicable Laws. Parent hereby agrees that it shall treat any such information in accordance with the Confidentiality Agreement, dated as of November 4,

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2009, between the Company and Parent (the “Confidentiality Agreement”). Subject to the exception in the first sentence of this section, to applicable Law and to the immediately preceding sentence, the Company agrees to confer at such times as Parent may reasonably request with one or more directors, officers, employees or agents of Parent, to report material operational matters and the general status of its ongoing operations. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to grant any access or make any disclosure in violation of applicable Laws. No investigation pursuant to this Section 5.2 shall affect any representation or warranty of any Party in this Agreement or any condition to the obligations of the Parties hereto or any condition to the consummation of the Merger.

5.3 No Solicitation.

(a) The Company agrees that neither it nor any Subsidiary of the Company nor any of their respective directors, officers, or employees shall, and that the Company shall cause its and its Subsidiaries’ Representatives not to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes, or may reasonably be expected to constitute, a Company Alternative Proposal (as defined in Section 5.3(f)), (ii) enter into, maintain, participate in or continue any discussions or negotiations regarding, or furnish to any person any nonpublic information in furtherance of such inquiries or to obtain or with respect to, any proposal that constitutes, or may reasonably be expected to constitute, a Company Alternative Proposal, or in response to any inquiries or proposals that may reasonably be expected to lead to any Company Alternative Proposal, except to notify such person as to the existence of the provisions of this Section 5.3, (iii) agree to approve, endorse or recommend any Company Alternative Proposal, (iv) authorize or permit any of its or its Subsidiaries’ Representatives to take any such action or (v) enter into any letter of intent or similar document or any agreement or commitment providing for any Company Alternative Proposal (except as contemplated by Section 7.1(f) and except for confidentiality agreements permitted under Section 5.3(b)). Subject to Section 5.3(b), the Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company shall, and shall cause its and its Subsidiaries’ Representatives to, (i) immediately cease and cause to be terminated any discussions or negotiations with any parties that may have been conducted heretofore with respect to a Company Alternative Proposal, (ii) with respect to third parties with whom discussions or negotiations have been terminated on, prior to or subsequent to the date of this Agreement, use reasonable best efforts to obtain the return or destruction of, in accordance with the terms of the applicable confidentiality agreement, confidential information previously furnished by the Company, its Subsidiaries or its or their Representatives and (iii) cause any virtual or physical data room to no longer be accessible to or by any person other than Parent and its affiliates.

(b) The Company will promptly notify Parent orally (and then in writing within twenty-four (24) hours) after it or any of its Subsidiaries has received any proposal, inquiry, offer or request (or any amendment thereto) relating to or constituting a Company Alternative Proposal, any request for discussions or negotiations, or any request for information relating to the Company or the Subsidiaries in connection with a Company Alternative Proposal or a potential Company Alternative Proposal or for access to the properties or books and records thereof of which the Company or any of the Subsidiaries or any of their respective Representatives is or become aware, or any amendments to the foregoing. Such notice to Parent shall indicate the identity of the person making such proposal, inquiry, offer or request (or any amendment thereto) and the terms and conditions of the foregoing, if any. The Company shall also promptly provide Parent with (i) a copy of any written notice or other written communication from any person informing the Company or any of the Subsidiaries or their respective Representatives that it is considering making, or has made a proposal regarding, a Company Alternative Proposal, (ii) a copy of any Company Alternative Proposal (or any amendment thereof) received by the Company or any of the Subsidiaries, and (iii) such other details of any such Company Alternative Proposal that Parent may reasonably request. Thereafter, the Company shall promptly (and in any event within twenty-four (24) hours) keep Parent reasonably informed on a current basis of any change to the terms of any such Company Alternative Proposal. Notwithstanding the limitations set forth in Section 5.3(a) and subject to compliance with this Section 5.3(b), if the Company receives a Company Alternative Proposal (that did not arise or result from any

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breach of this Section 5.3) (i) which constitutes a Company Superior Proposal (as defined in Section 5.3(g)) or (ii) which the board of directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, could reasonably be expected to result, after the taking of any of the actions referred to in clause (x), (y) or (z) below, in a Company Superior Proposal, the Company may take any or all of the following actions: (x) furnish nonpublic information to the third party (and any persons working in concert with such third party and to their respective potential financing sources and Representatives) making any such Company Alternative Proposal, if, and only if, prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement on terms no less favorable to the Company than the terms of the Confidentiality Agreement, (y) engage in discussions or negotiations with the third party (and such other persons) with respect to the Company Alternative Proposal and (z) release any third party from, or waive any provision of, a confidentiality or standstill provision to which it is a party if, in the case of this clause (z), the board of directors of the Company determines in good faith (after consultation with outside legal counsel) that such action is necessary under applicable Law in order for the directors to comply with their fiduciary duties to the Company’s stockholders.

(c) In response to the receipt of a Company Alternative Proposal (that did not arise or result from a breach of this Section 5.3) that has not been withdrawn, at any time prior to obtaining the Company Stockholder Approval, the board of directors of the Company may change, withhold or withdraw the Company Recommendation (as defined in Section 5.4(c)) (a “Company Change of Recommendation”) but only if the board of directors of the Company has concluded in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that (x) such Company Alternative Proposal constitutes a Company Superior Proposal and (y) effecting a Company Change of Recommendation is required for the board of directors of the Company to comply with its fiduciary obligations under applicable Law. No Company Change of Recommendation shall change the approval of the board of directors of the Company for purposes of causing any state takeover Law (including the Interested Stockholder Statute) or other state Law to be inapplicable to the Merger, this Agreement, the Support Agreement and the other transactions contemplated hereby and thereby.

(d) Nothing in this Agreement shall prohibit or restrict the board of directors of the Company, in circumstances not involving or relating to a Company Alternative Proposal, from amending, modifying or withdrawing the Company Recommendation to the extent that the board of directors of the Company determines in good faith (after consultation with outside legal counsel) that such action is necessary under applicable Law in order for the directors to comply with their fiduciary duties to the Company’s stockholders.

(e) Nothing contained in this Agreement shall prohibit the Company or its board of directors from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, if, in the good faith judgment of the Company’s board of directors, after consultation with its outside legal and financial advisors, such disclosure is required in order for the board of directors to comply with its fiduciary obligations, or is otherwise required, under applicable Law; provided, however, that such disclosure states that no action will be taken by the Company or the board of directors of the Company (or any committee thereof) in violation of this Section 5.3 and that neither the Company or the board of directors of the Company (or any committee thereof) shall make any Company Change of Recommendation, except as permitted by this Section 5.3, or approve or recommend, or propose to approve or recommend, any Company Alternative Proposal.

(f) As used in this Agreement, “Company Alternative Proposal” shall mean any unsolicited, bona fide, written proposal or any unsolicited bona fide, written offer made by any person (other than a proposal or offer by Parent or any of its Subsidiaries) relating to (i) any merger, amalgamation, consolidation, share exchange, recapitalization, liquidation, dissolution or other business combination transaction, or a “merger of equals,” in each case directly or indirectly involving the Company or any material Subsidiary; (ii) the acquisition by any person or “group” of persons, directly or indirectly, of fifteen percent (15%) or more of the consolidated assets of the Company and its Subsidiaries; (iii) the issuance to or acquisition by any person or “group” of persons of fifteen percent (15%) or more of any class of equity securities of the Company or any material Subsidiary; or

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(iv) any tender offer or exchange offer that, if consummated, would result in any person or group of “persons” beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or of any Subsidiary.

(g) As used in this Agreement “Company Superior Proposal”, shall mean a Company Alternative Proposal that the board of directors of the Company determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel and after taking into account relevant financial, legal, regulatory, estimated timing of consummation and other aspects of such proposal and the person or group making such proposal, would, if consummated in accordance with its terms, result in a transaction more favorable from a financial point of view to the Company and its stockholders than the Merger (after taking into account any proposal by Parent to amend the terms of the Merger or this Agreement). For purposes of the definition of “Company Superior Proposal”, each reference to fifteen percent (15%) in the definition of “Company Alternative Proposal” shall be replaced with “fifty percent (50%).”

(h) Notwithstanding anything to the contrary contained herein, the Company may not terminate this Agreement pursuant to Section 7.1(f) unless and until (x) the Company has promptly (and in any event, within forty-eight (48) hours) provided a written notice to Parent (a “Superior Proposal Notice”) advising Parent that the Company has received a Company Alternative Proposal and specifying the information required by Section 5.3(b) and including written notice of the determination of the board of directors of the Company that the Company Alternative Proposal constitutes a Company Superior Proposal promptly upon the board of directors of the Company making such determination, (y) the Company has provided Parent with an opportunity, for a period of five (5) Business Days from the date of delivery to Parent of the Superior Proposal Notice (the “Match Period”), to amend the terms and conditions of this Agreement and the Merger, including an increase in, or modification of, the Merger Consideration (any such proposed transaction, a “Revised Proposal”), such that the Company Superior Proposal no longer constitutes a Company Superior Proposal, and (z)(1) during such Match Period, the Company and its Representatives negotiate in good faith with Parent and its Representatives with respect to such Revised Proposal and (2) at the end of such Match Period, the board of directors of the Company acting in good faith and in accordance with its fiduciary duties, after consultation with the Company’s outside legal and financial advisors, has determined that the Company Superior Proposal continues to be a Company Superior Proposal notwithstanding the Revised Proposal and taking into account all amendments and proposed changes made thereto during the Match Period.

5.4 Filings, Other Actions.

(a) Each of the Company and Parent shall cooperate with each other in the preparation of the Proxy Statement (including the preliminary Proxy Statement) and any amendment or supplement to the preliminary Proxy Statement and, except to the extent provided in Section 5.3(c) or (d), the Proxy Statement shall include the recommendation of the board of directors of the Company that the Company’s stockholders approve and adopt this Agreement. As promptly as practicable after the execution of this Agreement, the Company shall file with the SEC the preliminary Proxy Statement; provided that, subject to applicable Law, the Company shall use its commercially reasonable efforts to file the preliminary Proxy Statement within 30 days following the date of this Agreement, and, thereafter, shall use its commercially reasonable efforts to have the preliminary Proxy Statement cleared by the SEC as promptly as reasonably practicable; provided, however, that the Company shall furnish such preliminary Proxy Statement to Parent and give Parent and its legal counsel a reasonable opportunity to review such preliminary Proxy Statement prior to filing with the SEC and shall consider in good faith all reasonable additions, deletions or changes suggested by Parent in connection therewith. The Company shall notify Parent of the receipt of any comments from the SEC staff with respect to the preliminary Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent as promptly as reasonably practicable, copies of all written correspondence (and summaries of any oral comments) between the Company or any Representative of the Company and the SEC with respect to the Proxy Statement. The Company shall use its reasonable best efforts to respond to any comments of the SEC staff as promptly as practicable; provided, however, the Company shall provide Parent and its legal counsel with

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a reasonable opportunity to review and comment on any proposed response to any comment of the SEC staff and any amendment or supplement to each of the preliminary and the definitive Proxy Statement prior to filing with the SEC and shall consider in good faith all reasonable additions, deletions or changes suggested by Parent in connection therewith. Parent and Merger Sub shall promptly provide the Company with such information as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC staff. After all the comments received from the SEC have been cleared by the SEC staff and all information required to be contained in the Proxy Statement have been included therein by the Company, the Company shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be disseminated (including by electronic delivery if permitted) as promptly as reasonably practicable, to its stockholders of record, as of the record date established by the board of directors of the Company. Each of the Parties shall correct promptly, any information provided by it to be used specifically in the Proxy Statement, if required, that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable Law.

(b) The Company and Parent shall cooperate with each other in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

(c) Subject to Section 7.1(g) of this Agreement, the Company shall take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the date of this Agreement (and subject to the last sentence of this Section 5.4(c), no later than thirty (30) days after the dissemination of the Proxy Statement to the Company’s stockholders) for the purpose of obtaining the Company Stockholder Approval (the “Company Meeting”) and, subject to Section 5.3(c) or (d), shall include in the Proxy Statement the recommendations of its board of directors that its stockholders approve and adopt this Agreement, the Merger and the other transactions contemplated hereby (the “Company Recommendation”). Subject to Section 5.3 of this Agreement, the Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the Company Stockholder Approval. Neither the commencement, disclosure, announcement or submission to the Company of any Company Alternative Proposal (whether or not a Company Superior Proposal), nor any furnishing of information, discussions or negotiations with respect thereto, nor any decision or action by the board of directors of the Company to effect a Company Change of Recommendation shall give the Company any right to delay, defer or adjourn the Company Meeting or to fail to seek the Company Stockholder Approval. For the avoidance of doubt, the preceding sentence is intended to implement DGCL Section 146. Notwithstanding the foregoing, the Company may adjourn or postpone the Company Meeting to the extent reasonably necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders or to permit dissemination of information that is material to stockholders voting at the Company Meeting, or, if as of the time the Company Meeting is scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting or for the adoption and approval of this Agreement and the approval of the Merger.

5.5 Stock Options and Other Stock Based Awards; Warrants; Employee Matters.

(a) Stock Options and Other Stock Based Awards.

(i) Each option to purchase shares of Company Common Stock, as listed in Section 3.2(b) of the Company Disclosure Schedule (each, a “Company Stock Option”) granted under the employee and director stock plans of the Company (the “Company Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, become fully vested and be converted into the right at the Effective Time to receive an amount in cash, equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Stock Option multiplied by (y) the excess, if any, of the

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amount of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option, with the aggregate amount of such payment rounded to the nearest cent (the aggregate amount of such cash hereinafter referred to as the “Option Consideration”).

(ii) At the Effective Time, each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock, granted under the Company Stock Plans or the Company Benefit Plans (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents), other than Company Stock Options, as listed, in each case, in Section 3.2(b) of the Company Disclosure Schedule (each, a “Company Stock-Based Award”), whether vested or unvested, which is outstanding immediately prior to the Effective Time shall cease to represent a right or award with respect to shares of Company Common Stock, shall become fully vested and shall entitle the holder thereof to receive, at the Effective Time, an amount in cash equal to the Merger Consideration in respect of each Share underlying a particular vested Company Stock-Based Award (the aggregate amount of such cash, together with the Option Consideration, hereinafter referred to as the “Option and Stock-Based Consideration”).

(iii) The compensation committee of the board of directors of the Company shall pass such resolutions with respect to the Company Stock Options and Company Stock-Based Awards consistent with the foregoing provisions of this Section 5.5, and shall take all other actions as may be necessary to terminate all Company Stock Plans and all outstanding Company Stock Options and Company Stock-Based Awards thereunder.

(b) Warrants. As soon as practicable following the date of this Agreement, the board of directors of the Company shall adopt such resolutions or take such other actions (if any) as may be required to provide that each Warrant outstanding immediately prior to the Effective Time shall be canceled in exchange for a lump sum cash payment equal to (i) the product of (A) the number of shares of Company Common Stock subject to such Warrant and (B) the Merger Consideration, minus (ii) the product of (A) the number of shares of Company Common Stock subject to such Warrant and (B) the per share exercise price of such Warrant (provided that if such calculation results in a negative number, the lump sum cash payment shall be deemed to be $0). Such payment shall be made promptly following the Effective Time. All amounts payable pursuant to this Section 5.5(b) shall be subject to any required withholding of Taxes and shall be paid without interest. The Company has obtained all consents of the holders of the Warrants necessary to effectuate the foregoing.

(c) Employee Matters.

(i) All employees who were employed by the Company or its Subsidiaries immediately prior to the Effective Time (“Covered Employees”) shall be employed by the Surviving Corporation or a Subsidiary thereof as of the Effective Time.

(ii) From and after the Effective Time until the first anniversary of the Effective Time, Parent shall provide, or shall cause the Surviving Corporation to provide, to each Covered Employee who is listed on Section 5.5(c)(ii) of the Company Disclosure Schedule (each a “Key Employee”) and who remains employed by the Surviving Corporation or any of its Subsidiaries (i) the same annual base salary or wage rates in effect as of the date of this Agreement and the same annual incentive and bonus opportunities provided by the Company in respect of 2009 as set forth under the applicable Company Benefit Plan (and, for the avoidance of doubt, for purposes of annual cash bonus opportunities to be provided to such Covered Employees whose annual cash bonuses in respect of 2009 were discretionary, the amount of such bonuses actually paid to such employees shall be deemed the amount of their “opportunity” for purposes of this provision), and (ii) employee benefits which are substantially comparable, in the aggregate, to those provided to similarly situated Covered Employees (as a group), in each case by the Company and its Subsidiaries immediately prior to the Effective Time; provided, however, that (A) the foregoing covenants shall not take into account any equity-based compensation or any

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change in control- or transaction-based retention, transition, stay or similar bonus arrangements for purposes of defining either annual incentive and bonus opportunities or employee benefits as used in this Section 5.5(c)(ii); (B) with respect to Covered Employees who are subject to collective bargaining agreements, compensation and benefits shall be provided in accordance with the applicable collective bargaining agreements; (C) so long as Parent shall, or shall cause the Surviving Corporation to, honor the provisions of Section 5.5(c)(iii) below with respect to a particular Covered Employee, Parent shall be deemed to have satisfied the portion of the covenant contained in this Section 5.5(c)(ii) with respect to annual cash incentive or bonus opportunities to be provided to such Covered Employee in respect of 2010; (D) so long as Parent shall, or shall cause the Surviving Corporation to, honor the provisions of Section 5.5(c)(vi) (as it relates to the CIC Severance Agreements (as defined below)), as applicable to a given Covered Employee, Parent shall be deemed to have satisfied the portion of the covenant contained in this Section 5.5(c)(ii) with respect to any obligation to provide severance payments and/or benefits to any such Covered Employee as may otherwise be required to be provided hereunder; and (E) with respect to any Covered Employees based outside the United States, Parent’s obligations under this Section 5.5(c)(ii) shall be modified to the extent necessary to comply with applicable Laws of the foreign countries and political subdivisions thereof in which such employees are based.

(iii) Parent shall, or shall cause the Surviving Corporation to, and the Company shall, in each case honor all of the obligations and covenants relating to 2010 Bonuses (as defined and, to the fullest extent, set forth on Section 5.5(c)(iii) of the Company Disclosure Schedule).

(iv) With respect to any benefit plans of Parent in which Covered Employees first become eligible to participate on or after the Effective Time (collectively, “New Benefit Plans”), Parent shall, or shall cause the Surviving Corporation to use commercially reasonable efforts to (A) waive any pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to Covered Employees under any such New Benefit Plans providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under the analogous Company Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time, (B) provide each Covered Employee with credit for any co-payments and deductibles paid prior to the Effective Time during the calendar year in which such Effective Time occurs (or if later, paid in the year in which such Covered Employee is first eligible to participate), to the same extent such credit was given under the analogous Company Benefit Plan prior to the Effective Time, in satisfying any applicable deductible or out-of-pocket requirements under any such New Benefit Plan in which the Covered Employee participates during the calendar year in which such Effective Time occurs (or if later, the year in which such Covered Employee is first eligible to participate) and (C) recognize all service of each Covered Employee prior to the Effective Time to the Company, its Subsidiaries and any predecessor entities of the Company or any of its Subsidiaries (as well as service to Parent and its affiliates (including the Surviving Corporation) after the Effective Time), for purposes of eligibility and vesting, and with respect to severance and vacation benefits only, with respect to benefit accruals, of any New Benefit Plans (including those providing for vacation and paid time-off) in which any Covered Employee participates after the Effective Time; provided, however, that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service.

(v) From and after the Effective Time, Parent shall honor, fulfill and discharge, or shall cause the Surviving Corporation to honor, fulfill and discharge, in accordance with its respective terms as in effect as of the date hereof or as may be amended or terminated after the date hereof with the prior written consent of Parent, each employment, change in control, severance and termination agreement between the Company or any of its Subsidiaries and any director, officer or employee of such company listed on Section 5.5(c) of the Company Disclosure Schedule (the “CIC Severance Agreements”) and the obligations of Company and its Subsidiaries as of the Effective Time under each deferred compensation plan or agreement listed on Section 3.9 of the Company Disclosure Schedule.

(vi) Nothing in this Section 5.5(c) shall be construed to (i) limit the right of Parent or any of its Subsidiaries (including, following the Closing Date, the Surviving Corporation and its Subsidiaries) to amend or

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terminate any Company Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan or applicable Law, or (ii) require Parent or any of its Subsidiaries (including, following the Closing Date, the Surviving Corporation and its Subsidiaries) to retain the employment of any particular Covered Employee for any fixed period of time following the Closing Date.

(vii) Nothing contained in this Section 5.5 express or implied shall create any third-party beneficiary or similar rights in respect of any Covered Employees or other current or former employees of the Company or its Subsidiaries.

5.6 Reasonable Best Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable, including (i) the obtaining of all necessary actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals, including the Company Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) as promptly as practicable make appropriate filings in accordance with the PRC Merger Regulation, (ii) use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents or approvals are required to be obtained from, any other Governmental Entities (including any foreign jurisdiction in which the Company or its Subsidiaries are operating any business) or third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals, (iii) supply as promptly as practicable such information or documentation that may be requested pursuant to any Regulatory Law (as defined in Section 5.6(e)) by any Governmental Entity, and (iv) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby. Without limiting the foregoing, Parent and the Company shall each take all such further action as may be necessary to resolve such objections, if any, as the antitrust enforcement authorities or competition authorities of any nation or jurisdiction may assert under Regulatory Law with respect to the transactions contemplated hereby, and to avoid or eliminate, and minimize the impact of, each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger in each case so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date (as defined in Section 7.1(b))); provided, that that Parent and the Company shall not be required to (x) propose, negotiate, commit to and effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets, businesses, products or product lines of Parent or the Company (or any of their respective Subsidiaries or affiliates), (y) create or terminate relationships, ventures, contractual rights or obligations of the Company or Parent or their respective Subsidiaries or affiliates or (z) otherwise take or commit to take actions that after the Closing Date would limit the freedom of Parent or its Subsidiaries’ (including the Surviving Corporation’s) or affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries’ (including the Surviving Corporation’s) or affiliates’ businesses, product lines or assets, in each case as may be required in order to obtain

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all required actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals and to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing the Closing or delaying the Closing beyond the End Date (each of (x), (y) and (z), a “Divestiture”), unless such Divestitures are in respect of any assets, businesses, products or product lines of Parent or the Company the aggregate revenues of which are equal to or in excess of $7 million for the most recent fiscal year (a “Material Divestiture”).

(c) Parent shall be entitled to direct the antitrust defense of the transaction contemplated by this Agreement in any investigation or litigation by, or negotiations with, any Governmental Entity or other Person relating to the Merger or regulatory filings under applicable Regulatory Law, including any communications with any Governmental Entity relating to any contemplated or proposed Divestiture. Without limiting the foregoing and subject to applicable legal limitations and the instructions of any Governmental Entity, each of the Company and Parent agrees to (i) cooperate and consult with each other, (ii) furnish to the other such necessary information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by such Party from, or given by such Party to, any third party and/or any Governmental Entity with respect to such transactions, (iv) permit the other Party to review and incorporate the other Party’s reasonable comments in any communication to be given by it to any Governmental Entity with respect to obtaining the necessary approvals for the Merger, and (v) in the case of Parent, not to participate in any meeting or discussion expected to address substantive matters related to the transactions contemplated hereby, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless, to the extent not prohibited by such Governmental Entity, it gives the Company the opportunity to attend and observe. Subject to applicable legal limitations and the instructions of any Governmental Entity, the Company agrees it shall consult with Parent in advance of and not to participate in any meeting or discussion expected to address substantive matters related to the transactions contemplated hereby, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless, to the extent not prohibited by such Governmental Entity, it gives Parent the opportunity to attend and observe. The Parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.6 in a manner so as to preserve any applicable privilege.

(d) In furtherance and not in limitation of the covenants of the Parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Company and Parent shall use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(e) For purposes of this Agreement, “Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the PRC Merger Regulation, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including without limitation any antitrust, competition or trade regulation Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.

5.7 Convertible Notes.

(a) In the event any Convertible Notes are still outstanding immediately before the Closing Date, the Company shall use its reasonable best efforts to procure that the pledge agreement, dated as of January 20, 2009

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and amended as of March 12, 2009, among the Company, the noteholders identified on the signature pages thereto (the “Noteholders”), and Les Baledge, as agent for the Noteholders, shall be terminated and all Liens on the Collateral (as therein defined) shall be released.

(b) The Company shall use its reasonable best efforts, after the date hereof, to cooperate with Parent to permit the Surviving Corporation to comply with all of its obligations pursuant to the Convertible Notes, including, but not limited to providing assistance in connection with the preparation of supplemental indentures, legal opinions and notices.

(c) The Company shall, prior to the Effective Time, use its reasonable best efforts to procure any necessary waivers or consents in connection with the Merger with respect to any outstanding promissory note, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary of the Company in an amount exceeding $1,000,000, the absence of which would result in, or be capable of resulting in the declaration of, a default or acceleration of any amount due pursuant to any other outstanding financial instrument or borrowing of the Company or any Subsidiary of the Company or the enforcement of any pledge, mortgage, security, guarantee or any similar undertaking given in relation to such financial instrument or borrowing.

5.8 Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby including by reason of a Company Change of Recommendation, each of the Company and Parent and the members of their respective boards of directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

5.9 Public Announcements. The Company and Parent will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein, shall reasonably consider all additions, deletions or changes suggested by the other Party in connection therewith, and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange. Parent and the Company agree to issue a joint press release announcing this Agreement.

5.10 Indemnification and Insurance.

(a) Parent and Merger Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors, officers or employees, as the case may be (the “Indemnified Parties”), of the Company or its Subsidiaries as provided in their respective certificates of incorporation or bylaws or in any agreement shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from and after the Effective Time, Parent and Surviving Corporation shall maintain in effect (i) the current provisions regarding indemnification of officers and directors contained in the certificate of incorporation and bylaws (or comparable organizational documents) of each of the Company and its Subsidiaries and (ii) any indemnification agreements of the Company and its Subsidiaries with any of their respective directors, officers and employees existing as on the date hereof.

(b) From and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the

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foregoing) each Indemnified Party against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before, at or after the Effective Time in connection with such persons serving as an officer, director, employee or other fiduciary of the Company or any of its Subsidiaries or of any entity if such service was at the request or for the benefit of the Company or any such Subsidiary, including any actions or omissions or alleged actions or omissions in connection with the transactions contemplated by this Agreement.

(c) For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or its Subsidiaries or provide substitute policies or purchase a “tail policy,” in either case, of at least the same coverage and amounts containing terms and conditions and from carriers with comparable credit ratings which are no less advantageous to the insured with respect to claims arising from facts or events, actions or omissions on or before the Effective Time, except that in no event shall the Surviving Corporation be required to pay with respect to such insurance policies in respect of any one policy year more than 300% of the annual premium payable by the Company for such insurance for the year ending December 31, 2009 (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.10, it shall obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. The Company may, in lieu of the foregoing insurance coverage, purchase, prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits, and from a carrier or carriers with comparable credit ratings, as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby.

(d) The provisions of this Section 5.10 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives. Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.10.

(e) The rights of the Indemnified Parties and their heirs and legal representatives under this Section 5.10 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, any agreements between such persons and the Company or any of its Subsidiaries, or any applicable Laws, or under any insurance policies.

(f) In the event that either Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other persons, or (ii) transfers 50% or more of its properties or assets to any person, then and in each case, proper provision shall be made so the applicable successors and assigns or transferees assume the obligations set forth in this Section 5.10.

5.11 Section 16 Matters. Prior to the Effective Time, Parent and the Company shall use all reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act, any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby) with respect to equity securities of the Company.

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5.12 Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

5.13 Notification of Certain Matters. From the date hereof to the Effective Time, the Company shall give prompt notice to Parent, and each of Parent and Merger Sub shall give prompt notice to the Company, of (i) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger or the transactions contemplated thereby or from any person alleging that the consent of such person is or may be required in connection with the Merger if the subject matter of such communication or the failure of such Party to obtain such consent purports to materially affect the consummation of the Merger, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such Party’s knowledge, threatened against such Party or any of its Subsidiaries which purports to materially affect the consummation of the Merger, (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (iv) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.13 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

5.14 Securityholder Litigation. Company and Parent shall reasonably cooperate in connection with the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Merger, and shall not settle or offer to settle any such litigation without Parent’s prior consent.

5.15 Retention Agreements. Retention Agreements. As soon as practicable after the date hereof, each of Parent and the Company shall, in consultation and cooperation with each other, use its reasonable best efforts to negotiate and enter into retention agreements (the “Retention Agreements”) with the individuals listed in Section 5.15 of the Company Disclosure Schedule (the “Retention Executives”), incorporating the understandings set forth in Appendix 3 hereto, and otherwise on terms mutually acceptable to the Retention Executives and Parent, for the purpose of incentivizing such individuals and inducing their continued employment with the Successor Corporation following the Closing Date in accordance with their Retention Agreements. Pursuant to each Retention Agreement, upon the effective date of such Retention Agreement, any existing employment agreements with the corresponding Retention Executive shall be terminated (except with respect any restrictive covenants applicable to such Retention Executives under such employment agreements).

ARTICLE 6

CONDITIONS TO THE MERGER

6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment (or written waiver by all Parties) at or prior to the Effective Time of the following conditions:

(a) The Company Stockholder Approval shall have been obtained.

(b) No injunction, restraint or prohibition by any Governmental Entity or other tribunal of competent jurisdiction which prohibits the consummation of the Merger shall have been entered and shall continue to be in effect.

(c) (i) The PRC’s Ministry of Commerce shall have issued a decision under the PRC Merger Regulation approving the Merger, and (ii) all applicable waiting and other time periods under other applicable foreign, federal antitrust, competition or fair trade Laws or applicable Laws, other than the PRC Merger

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Regulation, shall have expired, lapsed or been terminated (as appropriate) and all regulatory clearances in any relevant jurisdiction shall have been obtained, in each case, in respect of the Merger unless otherwise waived by Parent (the “Foreign Antitrust Condition”); provided, however, that with respect to the Foreign Antitrust Condition, the failure of such condition shall not relieve either Parent or Merger Sub of its obligation to consummate the Merger unless consummation of the Merger without obtaining any of the regulatory clearances referred to in this subclause (iii) would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment (or written waiver by the Company) of the following conditions:

(a) (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified by a “Parent Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement that are not qualified by a “Parent Material Adverse Effect” qualification shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct as would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable), only as of such date or period;

(b) Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time; and

(c) Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

6.3 Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment (or written waiver by Parent and Merger Sub) of the following conditions:

(a) (i) The representations and warranties of the Company set forth in this Agreement that are qualified by a “Company Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of the Company set forth in this Agreement that are not qualified by a “Company Material Adverse Effect” qualification shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct as would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable), only as of such date or period; and provided further that the representations and warranties of the Company set forth in Section 3.2(a) and (b) (in each case to the extent relating to capital stock of the Company) (other than de minimis exceptions) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than such specified representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct except for de minimis exceptions to the extent applicable as of such other date);

(b) The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time; and

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(c) The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE 7

TERMINATION

7.1 Termination or Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent if (i) the Effective Time shall not have occurred on or before the date that is six months following the date hereof (the “End Date”) and (ii) the Party seeking to terminate this Agreement pursuant to this clause 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that has been a principal cause of or resulted in the failure to consummate the Merger on or before the End Date;

(c) by either the Company or Parent if an injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction shall have become final and non-appealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall have complied with its obligations under Section 5.6 of this Agreement;

(d) by either the Company or Parent if the Company Meeting (after any permitted postponement or adjournments thereof) shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained;

(e) by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (ii) cannot be cured by the End Date, provided that the Company shall have given Parent written notice, delivered at least 60 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination;

(f) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (ii) cannot be cured by the End Date, provided that Parent shall have given the Company written notice, delivered at least 60 days prior to such termination, stating Parent’s intention to terminate the Agreement pursuant to this Section 7.1(f) and the basis for such termination;

(g) by the Company, at any time prior to obtaining the Company Stockholder Approval, in order to enter into any agreement, understanding or arrangement providing for a Company Superior Proposal, if the Company has complied with its obligations under Section 5.3(h), provided, that any such purported termination by the Company pursuant to this Section 7.1(g) shall be void and of no force or effect unless the Company concurrently with such termination pays to Parent the Termination Fee (as defined below) in accordance with Section 7.2; and

(h) by Parent or Merger Sub, in the event of a Company Change of Recommendation, it being agreed that the taking of any of the actions contemplated by Section 5.3(a) or (b) shall not constitute a Company Change of Recommendation.

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In the event of termination of this Agreement pursuant to this Section 7.1 above, this Agreement shall terminate (except for the Confidentiality Agreement and the provisions of Section 7.2 (and any other provision herein related to payment of the Termination Fee), and Article 8, which all shall survive termination), and there shall be no other liability on the part of the Company or Parent to the other except liability arising out of fraud or any intentional breach of any covenant of this Agreement (subject to the limitation in Section 7.2) or as provided for in the Confidentiality Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.

7.2 Termination Fee.

Notwithstanding any provision in this Agreement to the contrary, if:

(a) this Agreement is terminated by the Company pursuant to Section 7.1(g), then the Company shall pay to Parent an amount in cash equal to $20.8 million (the “Termination Fee”) concurrently with and as a condition to the effectiveness of the termination of this Agreement by the Company pursuant to Section 7.1(g);

(b) (i) after the date of this Agreement, any bona fide Company Alternative Proposal (with each reference to “15%” in the definition thereof replaced with “50%”) shall have been publicly announced and not withdrawn prior to the Company Meeting and this Agreement is terminated by Parent or the Company pursuant to Section 7.1(d) and (ii) concurrently with or within twelve (12) months after such termination, any definitive agreement providing for a Company Alternative Proposal (with each reference to “15%” in the definition thereof replaced with “50%”) shall have been entered into by the Company or a Company Alternative Proposal (with each reference to “15%” in the definition thereof replaced with “50%”) shall have been consummated, whether or not such Company Alternative Proposal is the same as the original Company Alternative Proposal made, communicated or publicly announced, then the Company shall pay to Parent the Termination Fee in cash (it being understood by the Parties that in no event shall Parent be entitled to receive an amount exceeding the Termination Fee or to receive the Termination Fee on more than one occasion), upon the consummation of such Company Alternative Proposal; or

(c) this Agreement is terminated by Parent pursuant to Section 7.1(h) and, at the time of the Company Change of Recommendation, a Company Alternative Proposal (with each reference to “15%” in the definition thereof replaced with “50%”) had been made and not withdrawn, then the Company shall pay to Parent the Termination Fee in cash within two (2) Business Days of the date of such termination; provided that, in the event the Company pays the Termination Fee to Parent pursuant to this Section 7.2, the Company shall have no further liability to Parent or Merger Sub arising out of a termination of this Agreement.

7.3 Amendment or Supplement. At any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and prior to the Effective Time, this Agreement may be amended or supplemented in writing by the Company and Parent with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of the Company there shall be no amendment or change to the provisions hereof which by Law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval nor any amendment or change not permitted under applicable Law. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto.

7.4 Extension of Time, Waiver, etc. At any time prior to the Effective Time, the Company and Parent may:

(a) extend the time for the performance of any of the obligations or acts of the other Party;

(b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; or

(c) subject to requirements of applicable Law, waive compliance with any of the agreements or conditions of the other Party contained herein.

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Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

ARTICLE 8

MISCELLANEOUS

8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

8.2 Expenses. Except as set forth in Section 7.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses, except expenses incurred in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be shared equally by the Company and Parent.

8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.5 Jurisdiction; Enforcement.

(a) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the Parties would not have any adequate remedy at law. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. The foregoing is in addition to any other remedy to which any Party is entitled at law, in equity or otherwise. In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this

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Section 8.5, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) Each of the Parties irrevocably consents to the service of any summons and complaint and any other process in any other action relating to this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such Party or by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.6. Nothing in this Section 8.5(b) shall affect the right of any Party to serve legal process in any other manner permitted by Law.

8.6 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission, by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

To Parent or Merger Sub:

sanofi-aventis

174 Avenue de France

75635 Paris Cedex 13

France

Attention: General Counsel

Facsimile: +33 1 53 77 43 03

with copies to:

Shearman & Sterling LLP

12th Floor East Tower, Twin Towers

B-12 Jianguomenwai Dajie

Beijing, 100022

China

Attention: Lee Edwards, Esq.

Facsimile: +8610 6563 6001

To the Company:

600 W. Germantown Pike, Suite 400

Plymouth Meeting

PA 19462

Attention: Chief Financial Officer

Facsimile: +1 610 940 1676

with copies to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Facsimile: +1 215 963 5001

Attention: Richard B. Aldridge, Esq.

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered upon receipt of an appropriate electronic answerback or confirmation when so delivered by facsimile, and as of the date so personally delivered or as of the date so received in the case of overnight

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delivery. Any Party may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

8.7 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

8.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

8.9 Entire Agreement; Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof is not intended to and shall not confer upon any person other than the Parties hereto any rights or remedies hereunder except for the provisions of Section 5.9 hereof. Nothing contained in this Agreement shall be deemed to amend any Company Benefit Plan or to confer on any employee the right to enforce the covenants included in Section 5.5.

8.10 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only, and shall be given no substantive or interpretive effect whatsoever.

8.11 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

8.12 Definitions.

(a) References in this Agreement to “Subsidiaries” of any Party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) 50% or more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such Party, or (ii) such Party or any Subsidiary of such Party is a general partner (excluding partnerships in which such Party or any Subsidiary of

44

such Party does not have a majority of the voting interests in such partnership). References in this Agreement (except as specifically otherwise defined) to “affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in the prior sentence, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement to “person” shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity or the media. As used in this Agreement, “knowledge” of any person means the actual knowledge of the executive officers of such person after due inquiry.

(b) Each of the following terms is defined in the section set forth opposite such term:

affiliates	8.12(a)
Agreement	Preamble
Book-Entry Shares	2.1(a)
Business Day	1.2
Cancelled Shares	2.1(b)
Certificate of Merger	1.3
Certificates	2.1(a)
CIC Severance Agreement	5.5(c)(v)
Closing	1.2
Closing Date	1.2
Code	2.2(b)(iii)
Company	Preamble
Company Alternative Proposal	5.3(f)
Company Approvals	3.3(b)
Company Benefit Plans	3.9(a)
Company Change of Recommendation	5.3(c)
Company Common Stock	2.1(a)
Company Disclosure Schedule	ARTICLE 3
Company Material Adverse Effect	3.1(c)
Company Material Contracts	3.18(b)
Company Meeting	5.4(c)
Company Permits	3.7(a)
Company Preferred Stock	3.2(a)
Company Recommendation	5.4(c)
Company SEC Documents	3.4(a)
Company Stock Option	5.5(a)(i)
Company Stock Plans	5.5(a)(i)
Company Stock-Based Award	5.5(a)(ii)
Company Stockholder Approval	3.17
Company Superior Proposal	5.3(g)
Confidentiality Agreement	5.2
Contracts	3.18(b)
control	8.12(a)
controlled by	8.12(a)
Convertible Notes	5.7
Covered Employees	5.5(c)(i)
DGCL	Recitals
Dissenting Shares	2.1(e)

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Divestiture	5.6(b)
Effective Time	1.3
End Date	7.1(b)
Environmental Laws	3.8(f)
Environmental Permit	3.8(f)
ERISA	3.9(a)
Exchange Act	3.3(b)
Exchange Fund	2.2(a)
Financial Contract	3.18(a)(i)
Foreign Antitrust Condition	6.1(c)
Foreign Benefit Plan	3.9(g)
GAAP	3.4(b)
Governmental Entity	3.3(b)
Hazardous Material	3.8(f)
Indemnified Parties	5.10(a)
Intellectual Property	3.15(g)
Interested Stockholder Statute	3.3(a)
internal controls	3.5(b)
July Notes	3.2(a)
July Public Notes	3.2(a)
Key Employee	5.5(c)(ii)
knowledge	8.12(a)
Law	3.7(a)
Laws	3.7(a)
Leased Real Property	3.19(b)
Lien	3.3(c)
March Cash Notes	3.2(a)
Match Period	5.3(h)
Material Company Insurance Policies	3.21
Material Divestiture	5.6(b)
Maximum Amount	5.10(c)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
New Benefit Plans	5.5(c)(iv)
Non-Core Divestitures	5.1(a)(vi)
Noteholders	5.7(a)
Option and Stock-Based Consideration	5.5(a)(ii)
Option Consideration	5.1(a)(i)
Owned Real Property	3.19(a)
Parent	Preamble
Parent Material Adverse Effect	4.1
Parent SEC Documents	4.3(a)
Parties	Preamble
Party	Preamble
Paying Agent	2.2(a)
Permitted Liens	3.19(d)
person	8.12(a)
PRC	3.1(c)
PRC Merger Regulation	3.3(b)
Prohibited Payments	3.7(c)
Proxy Statement	3.12

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Regulatory Law	5.6(e)
Representatives	5.2
Retention Agreements	5.15
Retention Executives	5.15
Revised Proposal	5.3(h)
Rongheng Acquisition	5.1(a)(vi)
Sarbanes-Oxley Act	3.5(c)
SEC	3.4(a)
Securities Act	3.4(a)
Share	2.1(a)
Shares	2.1(a)
Stockholders	Recitals
Subsidiaries	8.12(a)
Superior Proposal Notice	5.3(h)
Support Agreement	Recitals
Surviving Corporation	1.1
Tax Return	3.13(b)
Taxes	3.13(b)
Termination Date	5.1(a)
Termination Fee	7.2(a)
Trade Secrets	3.15(g)
under common control with	8.12(a)
U.S. Benefit Plan	3.9(c)
Warrants	3.2(a)

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

SANOFI-AVENTIS

By:	/S/ ALEXANDRE LEMOALLE
Name:	Alexandre Lemoalle
Title:

STAR 2010, INC.

By:	/S/ ALEXANDRE LEMOALLE
Name:	Alexandre Lemoalle
Title:

BMP SUNSTONE CORPORATION

By:	/S/ XIAO YING GAO
Name:	Xiao Ying Gao
Title:

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FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of November 22, 2010, amends that certain Agreement and Plan of Merger, dated as of October 28, 2010 (the “Agreement”), by and among sanofi-aventis, a French société anonyme (“Parent”), Star 2010, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and BMP Sunstone Corporation, a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to herein individually in this Agreement as a “Party” and collectively as the “Parties.” Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, the Parties have previously executed and delivered the Agreement;

WHEREAS, Section 7.3 of the Agreement provides that the Agreement may be amended by an instrument in writing signed by the Parties; and

WHEREAS, the Parties wish to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in connection with the Agreement, the transactions contemplated thereunder and the terms hereof, and in accordance with Section 7.3 of the Agreement, the Parties agree as follows:

1. Amendment to Section 5.6(b). The last sentence of Section 5.6(b) of the Agreement is hereby amended and restated in its entirety as follows:

“Without limiting the foregoing, Parent and the Company shall each take all such further action as may be necessary to resolve such objections, if any, as the antitrust enforcement authorities or competition authorities of any nation or jurisdiction may assert under Regulatory Law with respect to the transactions contemplated hereby, and to avoid or eliminate, and minimize the impact of, each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger in each case so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date (as defined in Section 7.1(b))); provided, that that Parent and the Company shall not be required to (x) propose, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets, businesses, products or product lines of Parent or the Company (or any of their respective Subsidiaries or affiliates), (y) create or terminate relationships, ventures, contractual rights or obligations of the Company or Parent or their respective Subsidiaries or affiliates or (z) otherwise take or commit to take actions that after the Closing Date would limit the freedom of Parent or its Subsidiaries’ (including the Surviving Corporation’s) or affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries’ (including the Surviving Corporation’s) or affiliates’ businesses, product lines or assets, in each case as may be required in order to obtain all required actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals and to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing the Closing or delaying the Closing beyond the End Date (each of (x), (y) and (z), a “Divestiture”), unless such Divestitures are, in the aggregate, immaterial to each of (i) Parent and its business as currently conducted and (ii) the Company and its business as currently conducted; provided, further, that the Divestiture of any assets, businesses, products or product lines of Parent or the Company the aggregate revenues of which are equal to or in excess of $7 million for the most recent fiscal year shall be deemed to be material for the purposes of the foregoing (a “Material Divestiture”).”

2. Effect of the Amendment. Each Party acknowledges that this Amendment constitutes an amendment to the Agreement as contemplated by Section 7.3 of the Agreement. On or after the date hereof, any reference to the Agreement shall constitute a reference to the Agreement as amended hereby. Except as expressly modified or amended hereby, all terms and provisions of the Agreement shall continue in full force and effect.

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3. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4. Counterparts; Effectiveness. This Amendment may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first above written.

SANOFI-AVENTIS

By:	/S/ ALEXANDRE LEMOALLE
Name:	Alexandre Lemoalle
Title:

STAR 2010, INC.

By:	/S/ ALEXANDRE LEMOALLE
Name:	Alexandre Lemoalle
Title:

BMP SUNSTONE CORPORATION

By:	/S/ XIAO YING GAO
Name:	Xiao Ying Gao
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

Appendix B

October 28, 2010

The Board of Directors of

BMP Sunstone Corporation

600 West Germantown Pike, Suite 400

Plymouth Meeting, PA 19462

Gentlemen:

We have acted as your financial advisor in connection with the proposed merger of Star 2010, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of sanofi-aventis (“Parent”), a French société anonyme, with and into BMP Sunstone Corporation (the “Company”), a Delaware corporation (collectively, the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Agreement and Plan of Merger, dated as of October 28, 2010. As a result of all such terms and conditions, we understand that the consideration will consist of Ten Dollars and Zero Cents ($10.00 USD) cash paid for each share and share equivalent of Company stock outstanding at the time of the Transaction.

You have requested our opinion as to whether the Transaction is fair to the Company’s public shareholders from a financial point of view. For purposes of this letter, the ‘public shareholders’ of the Company means the holders of outstanding shares of the Company’s common stock, other than the Parent and its directors, officers and affiliates and the directors, officers, managers and affiliates of the Company.

In connection with rendering our opinion we have:

(i)	analyzed certain publicly available financial statements and reports regarding the Company;

(ii)	analyzed certain internal financial statements and other financial and operating data (including financial projections for fiscal years 2010 - 2014) concerning the Company prepared by the management of the Company;

(iii)	reviewed the reported prices and trading activity for the common stock of the Company;

(iv)	compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

(v)	reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

(vi)	reviewed the forecasted potential future cash flows of the Company;

(vii)	reviewed the most recent draft provided to us of the Agreement and Plan of Merger and related documents;

(viii)	discussed with management of the Company the operations of and future business prospects for the Company;

(ix)	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Parent; and

(x)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and of the other information reviewed by us in connection with the preparation of our opinion, and our opinion is based upon such information. We have not independently verified the accuracy or completeness of the information and financial data on which our opinion is based. The management of the Company has assured us

Stephens Inc.	111 Center Street	501-377-2000 t	www.stephens.com
	Little Rock, AR 72201	501-377-2666 f
800-643-9691

October 28, 2010

that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecasts prepared by the management of the Company, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the financial results reflected by such projections will be realized as predicted. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our fairness opinion to the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this opinion letter. Stephens expects to pursue future investment banking services assignments from participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Transaction.

We are not legal, accounting, regulatory or tax experts and have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the public shareholders of the Company. We are not expressing any opinion herein as to the price at which the common stock or any other securities of the Company will trade following the announcement of the Transaction.

This opinion is for the use and benefit of the Board of Directors of the Company for the purposes of its evaluation of the Transaction. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. This opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to

October 28, 2010

other shareholders of the Company. Our fairness opinion committee has approved the opinion set forth in this letter. Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that we approve of the content of such disclosures prior to any filing or publication of such shareholder communications.

Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the consideration to be received by the public shareholders of the Company in the Transaction is fair to them from a financial point of view.

Very truly yours,

STEPHENS INC.

Appendix C

October 28, 2010

The Board of Directors

BMP Sunstone Corporation

600 W. Germantown Pike, Suite 400

Plymouth Meeting, PA 19462

Members of the Board of Directors:

We understand that BMP Sunstone Corporation (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Sanofi-Aventis SA (“Parent”) pursuant to which StarCo Inc., a wholly owned subsidiary of Parent (“Merger Sub”), will be merged with and into the Company. As more fully described in the Agreement (as defined below), each outstanding share of the common stock of BMP, with a par value of $0.001 per share (“Company Common Stock”), will be converted into the right to receive $10.00 per share in cash (the “Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in an Agreement and Plan of Merger, dated as of October 28, 2010 (the “Agreement”), among the Company, Merger Sub and Parent. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

You have requested that Philadelphia Brokerage Corporation (“PBC”) provide an opinion (the “Opinion”) to the Board of Directors (the “Board”) of the Company as to whether, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Proposed Transaction is fair to such holders from a financial point of view. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Consideration to be paid in the Proposed Transaction or otherwise.

In connection with this opinion, we have, among other things:

(i) reviewed certain publicly available business and financial information relating to the Company, including its audited and unaudited financial statements for the past five years;

(ii) reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with us by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (such forecasts, the “Financial Forecasts”);

2 Radnor Corporate Center — 100 Matsonford Road, Suite 111 — Radnor, PA 19087

610 975 9990 — Fax 610 975 9993 — www.philabrokerage.com

The Board of Directors	October 28, 2010
BMP Sunstone Corporation	Page 2 of 3

(iii) discussed the past and current business, operations, financial condition and prospects of the Company with members of the Company’s senior management;

(iv) reviewed the trading histories of the Company Common Stock and certain comparable companies and indices we deemed relevant, and a comparison of such trading histories with each other;

(v) compared certain financial market information of the Company with similar information of other companies we deemed relevant;

(vi) conducted an analysis of the value of the Company Common Stock on both a fair market value basis and a strategic value basis with respect to the Proposed Transaction with Parent, with such analysis based upon the Company’s past operating results and forecasts and upon valuation metrics of other public companies that we deemed relevant;

(vii) compared certain financial terms of the Proposed Transaction to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(viii) reviewed the Agreement; and

(ix) performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information and have further relied upon the assurances of the Company’s management that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Financial Forecasts, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We assume no responsibility for and we express no view as to any projections or estimates reviewed by us or the assumptions on which they are based. In arriving at our opinion, we were not requested to and have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities (contingent or otherwise) of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to the price at which shares of the Company Common Stock will trade at any time following the announcement of the Proposed Transaction.

We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on the Proposed Transaction. Our opinion does not in any manner address the form or structure of the Proposed Transaction. We also do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Our services in connection with the proposed Merger have consisted solely of providing an Opinion. We will receive a fee contingent upon delivery of this opinion and the execution by the Company of one or more definitive agreements with respect to consummation of the Proposed Transaction or a subsequent transaction entered into by the Company in lieu of the Proposed Transaction, although the fee is not contingent upon the completion of the Proposed Transaction or any such subsequent transaction. In addition, the Company has agreed

The Board of Directors	October 28, 2010
BMP Sunstone Corporation	Page 3 of 3

to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. In the past, we have provided investment banking and financial advisory services to the Company. Specifically, in the past two years, PBC was the placement agent in the issuance by the Company in October 2008 of shares of Company Common Stock resulting in aggregate proceeds to the Company of $2.2 million, served as a retained financial advisor to the Company for a one-year term commencing in January 2009, was a co-placement agent in the issuance by the Company in February 2009 of units comprising shares of Company Common Stock and warrants to purchase shares of Company Common Stock resulting in aggregate proceeds to the Company of $3.6 million, and was the placement agent in the issuance by the Company in March 2009 of secured convertible notes in the aggregate principal amount of $13,350,000. PBC and its affiliates comprise a full service securities firm engaged in securities trading, other brokerage activities and asset management, as well as financing and financial advisory services to a range of companies and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Parent and certain of their respective affiliates.

Our engagement and the opinion expressed herein are for the benefit of the Board, and our opinion is rendered to the Board in connection with its consideration of the Proposed Transaction. This opinion does not address the merits of the underlying decision by the Company to engage in the Proposed Transaction and is not intended to and does not constitute a recommendation to any holder of the Company’s Common Stock as to how such holder should vote with respect to the Proposed Transaction or any matter relating thereto. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Company may include in a proxy statement required to be filed by the Company with the Securities and Exchange Commission and delivered to the Company’s security holders in connection with the Proposed Transaction the text of this Opinion, in its entirety, and a description hereof in a form reasonably acceptable to PBC and its counsel. This opinion has been approved by our fairness committee.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the Company’s Common Stock in the Proposed Transaction is fair to such holders from a financial point of view.

Very truly yours,

PHILADELPHIA BROKERAGE CORPORATION

Appendix D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix E

STOCKHOLDER SUPPORT AGREEMENT

STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of October 28, 2010, by and among sanofi-aventis, a French société anonyme, (“Parent”), and the undersigned stockholders (each, a “Stockholder”) of BMP Sunstone Corporation, a Delaware corporation (the “Company”), identified on the signature pages hereto.

R E C I T A L S:

WHEREAS, the Company, Parent and StarCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of the date hereof, providing for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company and wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of shares of common stock (the “Company Shares”) of the Company set forth opposite such Stockholder’s name on Schedule A hereto; and

WHEREAS, concurrently with the entry by the Company, Parent and Merger Sub into the Merger Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement and incur the obligations set forth therein, Parent has required that the Stockholders enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

“Affiliate” means, with respect to any specified person, a person who, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. For purposes of this Agreement, with respect to a Stockholder, “Affiliate” shall not include the Company and the persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the avoidance of doubt, no officer or director of the Company shall be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as an officer or director of the Company.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a person shall include securities Beneficially Owned by (i) all Affiliates of such person, and (ii) all other persons with whom such person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Beneficial Owner” with respect to any securities means a person that has Beneficial Ownership of such securities.

“Person” shall have the meaning ascribed thereto in the Merger Agreement.

“Subject Shares” means, with respect to each Stockholder, without duplication, (i) the Company Shares owned by such Stockholder on the date hereof as described on Schedule A, and (ii) any additional Company Shares acquired by such Stockholder or over which such Stockholder acquires Beneficial Ownership from and after the date hereof, whether pursuant to existing stock option agreements or otherwise.

“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

ARTICLE II

COVENANTS OF STOCKHOLDERS

Section 2.1 Irrevocable Proxy. Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the extent provided in Section 212 of the General Corporation Law of the State of Delaware, with respect to the Subject Shares referred to therein.

Section 2.2 Agreement to Vote.

(a) At any meeting of the stockholders of the Company held prior to the Expiration Date (as defined in Section 5.13), however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with any written consent of, or any other action by, the stockholders of the Company given or solicited prior to the Expiration Date, each Stockholder shall vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (i) in favor of the adoption of the Merger Agreement, and any actions required in furtherance thereof and (ii) against any Company Alternative Proposal, against any amendment of the Company’s certificate of incorporation or bylaws or any other proposal or transaction involving the Company, the purpose of which amendment or other proposal or transaction is to delay, prevent or nullify the Merger or the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any capital stock of the Company, and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement.

(b) No Stockholder shall enter into any agreement with any person (other than Parent) prior to the Expiration Date (with respect to periods prior to or after the Expiration Date) directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares in respect of the matters described in this Section 2.2, or the effect of which would be inconsistent with or violate any provision contained in this Section 2.2. Any vote or consent (or withholding of consent) by a Stockholder that is not in accordance with this Section 2.2 shall be considered null and void, and the provisions of the Proxy shall be deemed to take immediate effect.

Section 2.3 Revocation of Proxies; Cooperation. Each Stockholder agrees as follows:

(a) Such Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares with respect to the matters described in Section 2.2 hereof are not irrevocable, and such Stockholder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters. Prior to the Expiration Date, such Stockholder shall not directly or indirectly grant any proxies

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or powers of attorney with respect to the matters set forth in Section 2.2 hereof (other than to Parent), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 2.2.

(b) Such Stockholder will (i) use all reasonable efforts to cooperate with the Company, Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement, and (ii) provide any information reasonably requested by the Company, Parent or Merger Sub for any regulatory application or filing sought for such transactions.

Section 2.4 No Solicitation.

(a) Each Stockholder acknowledges that the Company is subject to the non-solicitation prohibitions set forth in Section 5.3 of the Merger Agreement and that such Stockholder has read and understands the terms thereof.

(b) Notwithstanding anything to the contrary contained in this Agreement, (i) the provisions of this Section 2.4 apply solely to each Stockholder when acting in his, her or its capacity as a stockholder of the Company and not when acting as an officer or director of the Company (it being understood that the Company has separate and independent obligations to Parent and Merger Sub under the Merger Agreement, including, without limitation, Section 5.3 thereof); and (ii) none of the provisions of this Section 2.4 shall be construed to prohibit, limit or restrict such Stockholder from exercising such Stockholder’s fiduciary duties to the Company and/or its stockholders by voting as a director or taking any other action whatsoever in such Stockholder’s capacity as a director or officer of the Company.

Section 2.5 No Transfer of Subject Shares; Publicity. Each Stockholder agrees that:

(a) Such Stockholder (i) shall not Transfer or agree to Transfer any of the Subject Shares or, with respect to any matter described in Section 2.2, grant any proxy or power-of-attorney with respect to any of the Subject Shares, and (ii) shall take all action reasonably necessary to prevent creditors in respect of any pledge of the Subject Shares from exercising their rights under such pledge. Notwithstanding the foregoing, such Stockholder may Transfer and agree to Transfer any of the Subject Shares provided that each person to which any such Subject Shares are Transferred shall have (x) executed a counterpart of this Agreement and a Proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request), and (y) agreed in writing to hold such Subject Shares subject to all of the terms and conditions set forth in this Agreement.

(b) Unless required by applicable Law or permitted by the Merger Agreement, such Stockholder shall not, and shall not authorize or direct any of its Affiliates, accountants, consultants, agents or other representatives to, make any press release or public announcement with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Parent in each instance.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF

STOCKHOLDERS

Each Stockholder represents, warrants and covenants to Parent that:

Section 3.1 Ownership. Such Stockholder is the sole Beneficial Owner and the record and legal owner of the Subject Shares identified on Schedule A and such shares constitute all of the capital stock of the Company Beneficially Owned by such Stockholder. Such Stockholder has good and valid title to all of such shares, free and clear of all Liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares and there are no restrictions on rights of disposition or other Liens pertaining to such Subject Shares. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

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Section 3.2 Authority and Non-Contravention.

(a) Such Stockholder is an individual, and not a corporation, limited liability company, partnership, trust or other such entity. Such Stockholder has all necessary legal capacity to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2.2 hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights.

(b) Assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

(c) Such Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any person in connection with the execution, delivery or performance of this Agreement or obtain any permit or approval from any Governmental Entity for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder.

(d) Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by such Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder is a party or by which it or any of the Subject Shares are bound, or violate any permit of any Governmental Entity, or any Law to which such Stockholder, or any of the Subject Shares, may be subject, or (ii) result in the imposition or creation of any Lien upon or with respect to any of the Subject Shares.

Section 3.3 Total Shares. Except as set forth on Schedule A, such Stockholder is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Company Shares or any securities convertible into or exchangeable or exercisable for Company Shares.

Section 3.4 Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

Parent represents, warrants and covenants to each Stockholder that, assuming due authorization, execution and delivery of this Agreement by such Stockholder and the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

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ARTICLE V

GENERAL PROVISIONS

Section 5.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain and belong to the Stockholders, and neither Parent nor any of its Affiliates shall have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

Section 5.2 Further Actions. Upon the request of Parent, each Stockholder will (a) furnish to Parent any additional information, (b) execute and deliver, at his or her own expense, any other documents and (c) take any other actions as Parent may reasonably require to more effectively carry out the intent of this Agreement.

Section 5.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses or required to incur such expenses.

Section 5.4 Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile or otherwise) to the other parties.

Section 5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.6 Jurisdiction; Enforcement.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the parties would not have any adequate remedy at law. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. The foregoing is in addition to any other remedy to which any party is entitled at law, in equity or otherwise. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this

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Section 5.6, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) Each of the parties irrevocably consents to the service of any summons and complaint and any other process in any other action relating to this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party or by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.7. Nothing in this Section 5.6(b) shall affect the right of any party to serve legal process in any other manner permitted by Law.

Section 5.7 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission, by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

If to Parent:

sanofi-aventis

174 Avenue de France

75635 Paris Cedex 13

France

Attn: General Counsel

Facsimile: +33 1 53 77 43 03

with copies to:

Shearman & Sterling LLP

12th Floor East Tower, Twin Towers

B-12 Jianguomenwai Dajie

Beijing, 100022

China

Attention: Lee Edwards, Esq.

Facsimile: +8610 6563 6001

If to a Stockholder, to such Stockholder’s address set forth on Schedule A.

with copies to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Telecopy: (215) 963-5001

Attention: Richard B. Aldridge, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered upon receipt of an appropriate electronic answerback or confirmation when so delivered by facsimile, and as of the date so personally delivered or as of the date so received in the case of overnight delivery. Either party may notify the other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

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Section 5.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 5.10 Entire Agreement; Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto) and the Proxy constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 5.11 Modification. This Agreement shall not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate. The parties shall not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Proxy, or that addresses any of the subject matters addressed in this Agreement and the Proxy.

Section 5.12 Waiver. The rights and remedies of the parties to this agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, the Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, nor single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement, the Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Proxy or the documents referred to in this Agreement.

Section 5.13 Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Article VII thereof, or (c) written notice by Parent to the Stockholders of the termination of this Agreement (the date of the earliest of the events described in clauses (a), (b) and (c), the “Expiration Date”).

Section 5.14 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 5.15 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred

7

to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Support Agreement to be duly executed as of the day and year first above written.

PARENT:	SANOFI-AVENTIS

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Support Agreement to be duly executed as of the day and year first above written.

STOCKHOLDERS:	[NAME]

Name:

[Signature Page to Stockholder Support Agreement]

SCHEDULE A

NAME AND ADDRESS OF STOCKHOLDER	COMPANY SHARES BENEFICIALLY OWNED

Les R. Baledge	3,202,021
David Gao	1,166,373
Martyn D. Greenacre	417,000
Daniel J Harrington	2,043,900
Frank Hollendoner	192,005
Fred M Powell	262,500
John W Stakes, MD	245,750
Zhijun Tong	4,080,000
Albert Yeung	105,000
Yanping Zhao	245,000

EXHIBIT A

IRREVOCABLE PROXY

From and after the date hereof and until the Expiration Date (as defined below), the undersigned stockholder (“Stockholder”) of BMP Sunstone Corporation, a Delaware corporation (the “Company”), hereby irrevocably (to the full extent permitted by Section 212 of the General Corporation Law of the State of Delaware) grants to, and appoints, sanofi-aventis, a French société anonyme (“Parent”), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote the Subject Shares of Stockholder, or grant a consent or approval in respect of the Subject Shares of Stockholder, in a manner consistent with Section 2.2 of the Stockholder Support Agreement (as defined below). Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares relating to the voting rights expressly provided herein are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares relating to such voting rights at any time prior to the Expiration Date.

This Proxy is granted pursuant to that certain Stockholder Support Agreement (as amended from time to time, the “Stockholder Support Agreement”) of even date herewith, by and between Parent and Stockholder, and is granted in consideration of Parent and Star 2010, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, entering into the Merger Agreement (as defined in the Stockholder Support Agreement). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Stockholder Support Agreement.

Stockholder agrees that this proxy is coupled with an interest sufficient at law to support an irrevocable proxy and given to Parent as an inducement to enter into the Merger Agreement and, to the extent permitted under applicable law, shall be valid and binding on any person to whom Stockholder may transfer any of his, her or its Subject Shares in breach of the Stockholder Support Agreement. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

The attorney and proxy named above is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Subject Shares, and to exercise all voting and other rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the General Corporation Law of the State of Delaware), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in a manner consistent with Section 2.2 of the Stockholder Support Agreement.

This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Subject Shares), and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of Stockholder.

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

Dated:             , 2010

(Signature of Stockholder)

(Print Name of Stockholder)

Number of Subject Shares Beneficially Owned by Stockholder as of the date of this Proxy:

2

BMP SUNSTONE CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                  , 2010

The undersigned hereby appoints              and              as Proxies, each with the power to appoint such stockholder’s substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated on the reverse side, all of the shares of common stock of BMP Sunstone Corporation, held of record by the undersigned on                  , 2010, at the special meeting of stockholders to be held on                  , 2010 at at the offices of Morgan, Lewis & Bockius LLP at 1701 Market Street, Philadelphia, Pennsylvania 19103, at 9:00 a.m., local time, and any and all adjournments or postponements thereof.

The shares represented by this Proxy will be voted as specified, or if no choice is specified, this proxy will be voted “FOR” the proposals, and, as said Proxies deem advisable, on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BMP SUNSTONE CORPORATION

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOLLOWING PROPOSALS.

Vote On Proposals		For	Against	Abstain

PROPOSAL 1	PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 28, 2010, AS AMENDED BY THE FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 22, 2010, BY AND AMONG SANOFI-AVENTIS, STAR 2010, INC. AND BMP SUNSTONE CORPORATION AND TO APPROVE THE MERGER.	☐	☐	☐

PROPOSAL 2	PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE AGREEMENT AND PLAN OF MERGER AND APPROVE THE MERGER.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting and at any postponement or adjournment thereof, including without limitation any proposal to adjourn the Special Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. IF ANY OTHER MATTER COMES BEFORE THE SPECIAL MEETING, THE PROXIES WILL VOTE THIS PROXY IN THEIR DISCRETION ON SUCH MATTER.

Please sign exactly as your name appears herein. If shares are held by joint owners, both must sign. When signing as an attorney, executor, administrator, trustee, or guardian, give your full title as such. If shares are held by a corporation, the corporation’s president or other authorized officer must sign using the corporation’s full name. If shares are held by a partnership, an authorized person must sign using the partnership’s full name.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date